As filed with the U.S. Securities and Exchange Commission on August 14, 2025.

Registration No. 333-[_]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OFA Group
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	8711	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification number)

609 Deep Valley Drive, Suite 200

Rolling Hills, CA 90274

Tel: (800) 418-5160
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Thomas Gaffney

Chief Operating Officer

609 Deep Valley Drive, Suite 200

Rolling Hills, CA 90274

Tel: (571) 246-1145

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq.
Lijia Sanchez, Esq.
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Tel: (212) 370-1300

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholders named in this prospectus may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the selling shareholders are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, DATED AUGUST 14, 2025

Up to 23,000,000 Ordinary Shares

OFA Group

This prospectus relates to the resale, from time to time, of up to 23,000,000 of our ordinary shares, par value $0.001 per share (the “ordinary shares”), by the selling shareholders, Atsion Opportunity Fund LLC – Series 1 (“Atsion”) and IB Capital LLC (“IBC”, and collectively with Atsion, the “selling shareholders”).

The ordinary shares being offered by the selling shareholders consist of ordinary shares that we may, in our discretion, elect to issue and sell to the selling shareholders, from time to time, in connection with that certain purchase agreement between us and Atsion, dated as of July 14, 2025 (the “Purchase Agreement”). See “The Atsion Transaction” for a description of the Purchase Agreement and “Selling Shareholders” for additional information regarding the selling shareholders. The prices at which the selling shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

We may receive gross proceeds of up to $100,000,000 from the sale of our ordinary shares to Atsion under the Purchase Agreement, from time to time, in our discretion after the date of the registration statement of which this prospectus is a part is declared effective (the “Effective Date”) and after satisfaction of other conditions in the Purchase Agreement. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares by the selling shareholders.

Atsion may sell the ordinary shares described in this prospectus in a number of different ways and at varying prices. The price that Atsion will pay for the shares to be resold pursuant to this prospectus will depend upon the timing of sales and will fluctuate based on the trading price of our ordinary shares. Atsion is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay the expenses incurred in registering the ordinary shares offered by this prospectus, but all selling expenses incurred by the selling shareholders will be paid by the selling shareholders. See “Plan of Distribution” on page 51 for more information about how the selling shareholders may sell the ordinary shares being registered pursuant to this prospectus from time to time on terms to be determined at the time of sale through.

Our ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “OFAL.” On August 7, 2025, the closing price of our ordinary shares was $1.40 per share.

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of its own, we conduct our operations in Hong Kong, a Special Administrative region of the People’s Republic of China (“PRC”), through our subsidiary, Office for Fine Architecture Limited, incorporated in Hong Kong. The ordinary shares offered in this offering are shares of the Company, a Cayman Islands holding company and not shares of our operating subsidiary. Conducting business in Hong Kong involves risks of uncertainty about any actions the Chinese government or authorities in Hong Kong.

There are significant legal and operational risks associated with being based in or having the majority of operations in Hong Kong, including changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or U.S. regulations may materially and adversely affect our business, financial condition and results of operations. Further, the Chinese government may disallow our current corporate structure, which would likely result in a material change in our operations and/or a material change in the value of the ordinary shares being registered in this offering and it could cause the value of such securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. No effective laws or regulations in the PRC explicitly require the Company to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for the Company’s overseas listing plan, nor has the Company received any inquiry, notice, warning or sanctions regarding the planned overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the Company’s daily business operation, the ability to accept foreign investments and list on an U.S. exchange. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, and could cause the value of our securities to significantly decline or become worthless. See “Prospectus Summary - Recent Regulatory Development in the PRC” beginning on page 10 and “Risk Factors – Risks Relating to Doing Business in Hong Kong - We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer ordinary shares to investors and cause the value of our ordinary shares to significantly decline or be worthless.” beginning on page 29.

Investing in our securities involves a high degree of risk. Before buying any ordinary shares, you should carefully read the discussion of the material risks of investing in our ordinary shares under the heading “Risk Factors” beginning on page 16 of this prospectus for more information.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, effective as of March 31, 2023. Pursuant to the Trial Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. In such circumstances, where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

Based on the above mentioned, given that (i) the Company currently does not have, nor do it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in the PRC; (ii) it is not controlled by any PRC entity or individual; (iii) it does not have any operation in the PRC, nor does it have any partnership or cooperation with any PRC entity or individual; (iv) it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in the PRC; (v) none of the senior managers in charge of the business operations and management are citizens of the PRC or domiciled in mainland China; and (vi) no revenue of the Company is generated from the PRC , this offering shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires filing or approvals from the CSRC.

Further, as of the date of this prospectus, the Company believes that the Company is not considered a domestic enterprise under the Trial Measures and the Trial Measures do not apply to the Company, and its listing on Nasdaq does not require fulfilling the filing procedure to the CSRC. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If we or our subsidiaries inadvertently conclude that such approvals are not required, we may be required to make corrections, be given a warning, be fined between RMB 1 million and RMB 10 million, warn the responsible person and impose a fine of not less than RMB 500,000 but not more than RMB 5 million, fine the controlling shareholder not less than RMB 1 million but not more than RMB 10 million, prevent the Company from entering the securities market and our ability to offer or continue to offer our ordinary shares to investors could be significantly limited or completed hindered, which could cause the value of our ordinary shares to significantly decline or become worthless. We may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our ability to pay dividends outside of China, limit our operations in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

The Holding Foreign Companies Accountable Act (“HFCA Act”) was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board of the United States (the “PCAOB”) for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 29, 2022, the United States enacted the Consolidated Appropriations Act, 2023, which amended the HFCA Act to require the SEC to prohibit an issuer’s securities from trading in the United States if its auditor is not subject to PCAOB inspections for two consecutive “non-inspection” years instead of three. Our auditor, M&K CPAS, PLLC, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess M&K CPAS, PLLC’s compliance with applicable professional standards. M&K CPAS, PLLC is headquartered in The Woodlands, Texas and has been inspected by the PCAOB on a regular basis, with the last inspection in December 2022. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations (as defined below). See “Risk Factors — Risks Related to Doing Business in Hong Kong — The PCAOB determinations provides that if the PCAOB board is unable to inspect or investigate completely registered public accounting firms headquartered in China or Hong Kong, a Special Administrative Region, because of a position taken by one or more authorities in China or Hong Kong it could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors.” on page 27. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S. law. It includes three provisions that, if abided by, would grant the PCAOB complete access for the first time: (1) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates – without consultation with, nor input from, Chinese authorities; (2) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; and (3) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act. There can be no assurance that China will abide by the Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China and that on-site inspections and investigations of firms headquartered in mainland China and Hong Kong will occur and allows for full and timely access to information.

The Company holds all of the equity interests in its Hong Kong subsidiary directly. As we have a direct equity ownership structure, we do not have any agreement or contract between our Company and any of its subsidiaries that are typically seen in a variable interest entity structure. Within our direct equity ownership structure, funds from foreign investors can be directly transferred to our Hong Kong subsidiary by way of capital injection or in the form of a shareholder loan from the Company following this offering. As a holding company, we may rely on dividends and other distributions on equity paid by our operating subsidiary for our cash and financing requirements. We are permitted under the laws of the Cayman Islands and our memorandum and articles of association (as amended from time to time) to provide funding to our operating subsidiary incorporated in Hong Kong through loans and/or capital contributions. Subject to applicable companies law in Hong Kong, our operating subsidiary is permitted under the laws of Hong Kong to issue declare and distribute cash dividends out of distributable projects to us without limitation on the size of such dividends. However, if our operating subsidiary incurs debt or other means of financing on its own behalf, the instruments governing such debt or relevant financing may restrict its ability to pay dividends. As of the date of this prospectus, no transfers of cash were made from the Company to its operating subsidiary and from its operating subsidiary to the Company. As of the date of this prospectus, our operating subsidiary does not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. See “Dividend Policy” on page 47 of this Prospectus and “Prospectus Summary - Transfers of Cash to and from Our Operating Subsidiary” beginning on page 8 of this Prospectus. While no capital or foreign exchange control policies are applied in Hong Kong at present, there can be no assurance that the PRC government will not restrict or prohibit the flow of cash in or out of Hong Kong in the future. Any restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong. For additional information, see the Company’s consolidated financial statements for the years ended March 31, 2025 and 2024 and notes thereto on page F-1.

As of the date of this prospectus, the Company and its operating subsidiary have not distributed any earnings, nor do they have any plan to distribute earnings in the foreseeable future. As of the date of this prospectus, the operating subsidiary has not made any dividends or distributions to the Company and the Company has not made any dividends or distributions to the Company’s shareholders or U.S. investors. The Company intends to keep any future earnings to finance business operations, and does not anticipate that any cash dividends will be paid in the foreseeable future.

There is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States. As such, judgments obtained from a court in the United States cannot be directly registered for enforcement in the courts of Hong Kong. However, an action can be brought upon a foreign judgment in Hong Kong courts under Hong Kong common law. That is to say, a foreign judgment obtained against the Company may itself form the basis of a cause of action against the Company in the courts of Hong Kong, since such a foreign judgment may be regarded as creating a debt between the relevant parties. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement will be subject to acceptance of Hong Kong courts of jurisdiction and various conditions, in particular, the proceeding pursuant to which judgment was obtained must be commenced within six years of the date of judgment and the judgment creditor has to prove that, inter alia, (a) the judgment is in personam; (b) the judgment is in the nature of a monetary award in respect of a definite or fixed sum of money (i.e. not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or another penalty); (c) the judgment is final and conclusive on the merits of the claim and has not been stayed or satisfied in full; and (d) the judgement is from a superior court of competent jurisdiction (as determined by the private international law rules applied by the Hong Kong courts). The defenses available to the defendant in a common law action for enforcement of a foreign judgment include, inter alia, breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgement at common law, new proceedings may need to be initiated in Hong Kong by the judgment creditor issuing and serving a writ of summons on the judgment debtor, attaching the foreign judgment as proof of the debt. Due to the lack of reciprocal enforcement arrangements as well as the foregoing conditions and defenses available, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state or territory in the United States.

We operate in a competitive industry and a competitive market. We may be subject to a variety of laws and other obligations regarding competition laws in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. We face competition in the market due to the presence of a number of service providers. We may be subject to the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into force on December 14, 2015, laying down three forms of behaviors and imposing three rules intended to prevent and discourage anti-competitive conducts: (i) the first conduct rule prohibits (a) the making of agreements by any entity, regardless of its legal status or the way in which it is financed, engaged in economic activity, and includes a natural person engaged in economic activity (“Undertakings”); (b) the engagement in concerted practice by Undertakings; or (c) the making or giving effect of decisions by members of an association of Undertakings, that have the object or effect of preventing, restricting distorting competition in Hong Kong; (ii) the second conduct rule prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong; and (iii) the merger rule prohibits Undertakings from directly or indirectly carrying out mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. Currently, the merger rule only applies where an Undertaking that holds or, directly or indirectly controls an Undertaking that holds a “carrier license” within the meaning of the Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong) is involved in a merger, and therefore, we do not anticipate that the merger rule will be applicable to our business.

The Competition Commission is an independent statutory body in Hong Kong established under the Competition Ordinance to investigate any contravention against the competition rules and enforce the provisions of the Competition Ordinance, and the Competition Tribunal is a superior court of record set up by the Competition Ordinance, as part of the Hong Kong judiciary, to hear and decide cases relating to competition law in Hong Kong. Under the guidelines and policies published by the Competition Commission, possible outcomes of the investigation of a contravention of the Competition Ordinance may include the acceptance by the Competition Commission of a commitment given by the infringer to take any action or refrain from taking any action, the issuance of a warning notice or infringement notice, the commencement of proceedings in the Competition Tribunal, the application for a consent order, the referral of the complaint to a government agency and the conduct of a market study. The Competition Tribunal may order remedies including to impose a pecuniary penalty as well as make disqualification order or other orders under the Competition Ordinance. The guidelines and policies published by the Competition Commission in Hong Kong did not mention any remedies which may affect an entity’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the Competition Ordinance. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — Failure to comply with Hong Kong Competition Law may result in material and adverse effect on our business, financial condition and results of operations.” beginning on page 32.

Operating our business in Hong Kong, we are subject to the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) which sets out the principles that a person who, either alone, jointly or in common with other persons, controls the collection, holding, processing or use of personal data (“Data User”) must follow in any acts concerning information, existing in a form which access to or processing of is practicable, which relates to a living individual and can be used to identify that individual. Alleged failure to comply with applicable laws and regulations regarding data security or failure to protect user privacy, regardless of their validity, may result in negative news or media coverage of our business which may in turn damage our reputation, erosion of customer faith in us and material negative impact on our business, results of operations, and financial condition. Contravention with the PDPO may entitle the Privacy Commissioner for Personal Data to issue a written enforcement notice directing such Data User to take prescribed steps within a specified timeframe to remedy and prevent recurrence of contravention. Contravention with the above enforcement notice issued by the Privacy Commissioner for Personal Data is an offence and on first conviction, the offender is liable to a maximum fine of HK$50,000 and imprisonment for 2 years, with a daily penalty of HK$1,000. Subsequent convictions can result in a maximum fine of HK$100,000 and imprisonment for 2 years, with a daily penalty of HK$2,000. The PDPO does not prescribe any express remedies regarding an entity’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the PDPO. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — Failure to comply with PDPO may result in material and adverse effect on our business, financial condition and results of operations.” beginning on page 33.

Additionally, under the principle of “one country, two systems” and based on fact that neither the Company nor its operating subsidiary has directly or indirectly transferred equity or other assets of Chinese resident enterprises, nor has operations in mainland China, in the opinion of our PRC counsel, Beijing Yingke Law Firm Shenzhen Office, from the perspective of PRC law, the Company is not subject to the PRC Enterprise Tax Law.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. We are also a “controlled company” under the Nasdaq Rules. See “Prospectus Summary — Implications of Being an Emerging Growth Company,” = “Prospectus Summary — Implications of Being a Foreign Private Issuer,” and “Prospectus Summary— Implications of Being a Controlled Company.”

Our officers and directors will have significant influence over the Company due to their significant shareholding in the Company. Our three main shareholders, including our Chief Executive Officer and our Chief Technology Officer, collectively beneficially own approximately 55.38% of our issued and outstanding ordinary shares and are able to exercise approximately 55.38% of the total voting power of our issued and outstanding ordinary shares. For more information regarding our main shareholders’ beneficial ownerships, see “Principal Shareholders” and “Risk Factors — Risks Related to Offering and Ownership of Ordinary Shares — Our three main shareholders, including our Chief Executive Officer and our Chief Technology Officer, beneficially own an aggregate of 7,711,111 ordinary shares, representing approximately 55.38% of the voting power of our outstanding share capital, and will have significant influence over all corporate matters for which shareholder approval is required.” on page 35. As a result of our main shareholders’ significant ownership, we may be deemed a “controlled company” under Nasdaq Rules. However, we do not intend to avail ourselves of the corporate governance exemptions offered to a “controlled company” under the Nasdaq Rules. See “Prospectus Summary — Implications of Being a Controlled Company.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is [     ], 2025.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). Under this prospectus, the selling shareholders may, from time to time, sell our ordinary shares described in this prospectus in one or more transactions, as described herein. This prospectus provides you with a general description of the securities offered by the selling shareholders. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below. You should carefully read this prospectus before deciding to invest in our securities. This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

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ABOUT THIS PROSPECTUS

Unless otherwise indicated, in this prospectus, the following terms shall have the meaning set out below:

“AI”	Artificial Intelligence

“Atsion”	Atsion Opportunity Fund LLC – Series 1

“China” or the “PRC”

The People’s Republic of China, including Taiwan, Hong Kong and Macau, and the term “Chinese” has a correlative meaning for the purposes of this prospectus only, unless the context otherwise indicates. The references to laws and regulations of “China” or the “PRC” are only to such laws and regulations of mainland China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong and Macau.

“Code”	The Internal Revenue Code of 1986, as amended.

“Company” or “we”	OFA Group, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act.

“Companies Act”	The Companies Act (2022 Revision) of the Cayman Islands.

“Exchange Act”	Securities Exchange Act of 1934, as amended.

“Hong Kong”	The Hong Kong Special Administrative Region of the People’s Republic of China.

“HK$” or “HKD”	The legal currency of Hong Kong.

“IPO”	The initial public offering that OFA Group consummated on May 22, 2025.

“IT”	Information Technology

“Macau”	The Macao Special Administrative Region of the People’s Republic of China.

“mainland China”	The People’s Republic of Mainland China, excluding Taiwan, Hong Kong and Macau for the purpose of this prospectus.

“Nasdaq”	Nasdaq Capital Market.

“operating subsidiary” or “Office for Fine Architecture Limited”	OFFICE FOR FINE ARCHITECTURE LIMITED, a company incorporated in Hong Kong with limited liability and a wholly-owned subsidiary of OFA Group.

“ordinary shares”	Ordinary shares, par value $0.001 per share, of OFA Group.

“PCAOB”	Public Company Accounting Oversight Board.

“SEC”	The United States Securities and Exchange Commission.

“Securities Act”	The Securities Act of 1933, as amended.

“US”, “U.S.” or “USA”	The United States of America.

“US$,” “U.S. dollars,” “$,” or “dollars”	The legal currency of the United States.

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Our reporting currency is the US$. The functional currency of our subsidiaries is HKD. This prospectus contains conversion of certain HKD amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. The conversion of HKD into U.S. dollars in this prospectus is based on the exchange rate set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from HKD to U.S. dollars and from U.S. dollars to HKD in this prospectus are made at the rate of HK$7.82 to US$1.00, the rate in effect as of March 31, 2024. Notwithstanding the foregoing, we make no representation that any HKD or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or HKD, as the case may be, at any particular rate, or at all.

Numerical figures included in this registration statement may be subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

Our fiscal year end is March 31. References to a particular “fiscal year” are to our fiscal year ended March 31 of that calendar year. References to a particular “year” are also to our fiscal year ended March 31 of that calendar year unless the text indicates otherwise. Our audited consolidated financial statements have been prepared in accordance with the generally accepted accounting principles in the United States (the “U.S. GAAP”).

Except where indicated or where the context otherwise requires, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

We obtained the industry, market and competitive position data in this prospectus from our own internal estimates, surveys, and research as well as from publicly available information, industry and general publications and research, surveys and studies conducted by third parties. The information disclosed in this prospectus reflects estimates of market conditions based on publicly available sources, and is prepared primarily as a market research tool. Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

This prospectus contains trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other person.

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before buying shares in this offering. You should read the entire prospectus carefully, including our financial statements and related notes and the risks described under “Risk Factors.” This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Through our wholly owned operating subsidiary, Office for Fine Architecture Limited, we provide comprehensive architectural services, including design and fit out services for commercial and residential buildings. The design service includes both the consultation with our staff and the actual design work and the Company provides a specific conceptualized design with layout plans, detailed design drawings, advice relating to, among other things, budgetary consideration, optimal use of space, the materials, fittings, furniture, appliances and other items to be used with an aim to produce a preliminary design plan and quotation for clients’ considerations. Fit out works include installing protective materials to cover floors or walls, installing or constructing partition walls, windows and window frames and decorative fittings, furniture or fixtures, installing plumbing systems as well as installing switches, power outlets, telephone wiring, computer outlet covers and other electrical and wiring works.

Our mission is to leverage our expertise in architectural design to maximize the potential of every property, ensuring that its unique attributes are highlighted and enhanced through thoughtful innovations. We are focused on innovation, efficiency, and scalability in our business model and service offerings. While we currently operate on a traditional project-based model, we utilize various technological tools to enhance our design process, including Houzz, a commercially available software platform that includes automated visualization capabilities. Through Houzz’s platform, we convert two-dimensional building plans into three-dimensional models and efficiently generate various design alternatives by applying different materials and equipment options. This functionality helps expedite our design process and facilitates client decision-making by providing rapid visualization of different design options. Based on our market research, we believe the use of such visualization tools is not yet widespread among architectural firms in Hong Kong, which we believe provides us with certain operational efficiencies compared to traditional design methods.

We currently utilize Houzz’s standard commercially available features as a regular platform user, which includes basic listing and networking capabilities. As part of our growth strategy, we continuously monitor developments in architectural design and visualization technologies, and may explore potential collaborations or partnerships with various technology providers to enhance our service offerings in Asian markets. However, we have not initiated any discussions regarding such partnerships, and there can be no assurance that any such agreements will be reached in the future.

We have developed extensive industry relationships through our operating subsidiary’s 10-year membership in the Hong Kong Institute of Architects (“HKIA”) and maintain an active network of approximately 100 clients and numerous industry relationships throughout Hong Kong. As we continue to grow, we plan to leverage these relationships and our local market expertise to explore potential technological partnerships and enhanced service offerings for the Asian market. However, our ability to implement such enhancements would depend on reaching formal agreements with technology providers, and there can be no assurance that such agreements will be reached or that enhanced services will be developed.

Our current service enhancement initiatives focus on utilizing existing visualization tools to improve design efficiency, exploring potential development of specialized software tools for building code compliance, and continuing to evaluate and implement commercially available technology solutions that could benefit our clients. We believe these initiatives can help us deliver more efficient services to our clients, though the implementation and success of these initiatives involve various risks and uncertainties as described in “Risk Factors – Risks Related to Our Business and Industry – Our utilization of artificial intelligence and machine learning technologies may materially impact our business operations and financial result.”

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In addition, under a co-development agreement signed with Alan to AI Consultancy Co. Limited (“Alan To AI”) on August 30, 2024, the Company is building the “OFA TransBIM” platform—an AI-enabled system designed to automate the generation of construction drawings and perform code compliance reviews. The platform will integrate with industry-standard tools like AutoCAD and Revit, and aims to output structural, mechanical, electrical, plumbing, and drainage plans in accordance with U.S. regulatory standards. The development is divided into three phases, with a minimum viable product (MVP) expected within 6–9 months of May 2025. The initial business model is B2B, targeting architecture firms and developers, with future expansion into a consumer-facing version under consideration. Upon completion, the Company will hold exclusive operating rights to the platform in North America and Hong Kong for five years, with an option to acquire the system’s IP or equity interest in the development partner.

While the project is advancing as planned with promising early results, there can be no assurance that future phases will be successfully completed or that the system will achieve its intended commercial objectives. The project is being developed with the intention of creating a subscription-based service following an initial trial period. The system is being designed for use by architects and designers, with potential future inclusion of building authorities. While we believe this tool could enhance efficiency in the architectural review process, the development is in its early stages and there can be no assurance that the tool will be successfully developed or implemented as planned.

Commencing in July 2025, the Company accepts cryptocurrency payments for its traditional architectural services and AI-driven architectural tools.

Commencing in August 2025, the Company launches digital asset strategy that it plans to apply to senior housing projects and mortgage transactions.

Our Corporate History and Structure

The Company is a Cayman Islands exempted company incorporated on August 27, 2024. Effective on August 29, 2024, the Company and its operating subsidiary completed a reorganization to consolidate its business operations in Hong Kong into an offshore corporate holding structure in anticipation of listing on a recognized securities market.

Our operating subsidiary, Office for Fine Architecture Limited, is a private company limited by shares company incorporated under the laws of Hong Kong on January 31, 2013 under the name of “Panesian Engineering Limited.” On May 29, 2013, Panesian Engineering Limited changed its name by way of special resolution to Office for Fine Architecture Limited. Our operating subsidiary’s executive offices are based in Hong Kong. Our operating subsidiary has not had any bankruptcies or mergers and acquisitions during the time of its business lifetime.

The chart below shows our corporate structure as of the date of this prospectus:

Recent Developments

On July 14, 2025, we entered into the Purchase Agreement with Atsion pursuant to which we have the right, but not the obligation, to sell up to $100,000,000 (which may be increased to $200,000,000 upon mutual agreement by us and Atsion) of our ordinary shares, to Atsion, subject to the terms and conditions set forth therein (the “Equity Facility”). In furtherance of the Equity Facility, we and Atsion also entered into a related registration rights agreement (the “RRA”) pursuant to which we have agreed to register for resale on a registration statement on Form F-1 the ordinary shares issuable to Atsion pursuant to the Equity Facility.

We may begin selling ordinary shares to Atsion under the Equity Facility beginning on the effective date of the registration statement of which this prospectus is a part and may continue to sell such ordinary shares until the 36 month anniversary of the effectiveness of this registration statement. If we elect to sell ordinary shares to Atsion under the Equity Facility, we may require Atsion to purchase, on any given trading day, a maximum of $100,000 of ordinary shares, subject to increases up to $250,000 and $500,000 of ordinary shares, subject to certain stock price and volume requirements as described in the Purchase Agreement (each such purchase, a “Regular Purchase”). If we sell the maximum number of shares permitted in a Regular Purchase on a trading day, we may sell additional shares to Atsion subject to certain additional stock price and volume considerations.

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The purchase price that Atsion is required to pay per ordinary share is equal to the lower of: (i) 95% of the arithmetic average of the last traded price of a round-lot trade of the ordinary shares recorded at regular 30 minute intervals during regular trading hours on a Purchase Date (as such term is defined in the Purchase Agreement) of the ordinary shares on the Purchase Date from the time of purchase submission to and including market closing on such date, or (ii) 96% of the lowest single day volume weighted average price for the four consecutive business days ending on the purchase date. Notwithstanding the foregoing, under no circumstances is the Company permitted to deliver a purchase notice to Atsion if the ordinary shares are trading below $1 per share.

We have agreed to use 80% of the net proceeds from the Equity Facility toward the purchase of cryptocurrency assets in connection with our cryptocurrency treasure strategy. The initial crypto assets will only consist of Bitcoin (BTC), Solana (SOL) and SUI, but may consist of other crypto assets at our sole discretion. We will use the remaining 20% of the net proceeds from the Equity Facility for general corporate purposes and working capital at our sole discretion.

In consideration for entering into the Purchase Agreement, we have agreed to issue Atsion 250,000 ordinary shares (the “Commitment Shares”). If the aggregate value of the Commitment Shares, as determined pursuant to the Purchase Agreement, is less than $1,000,000, then we have agreed to pay Atsion the difference in cash. We have also agreed to reimburse Atsion for certain expenses.

Concurrently with the Purchase Agreement, we and Atsion entered into the RRA pursuant to which we have agreed to file a resale registration statement within 30 days following the execution of the Purchase Agreement and agreed to have the resale registration statement declared effective within 45 days of execution of the Purchase Agreement, subject to an extension if the Securities and Exchange Commission determines to review the resale registration statement.

In connection with the Equity Facility, the Company engaged R.F. Lafferty & Co., Inc. and IB Capital LLC, an affiliate of I-Bankers Securities Inc. (collectively, the “Agents”), to act as placement agents. The Company has agreed to pay the Agents an upfront fee of $500,000 in cash or in ordinary shares at the Company’s discretion and has also agreed to pay the Agents a fee of 1.25% of the gross proceeds of sales pursuant to the Equity Facility.

Summary of Significant Risks Affecting Our Company

Our business is subject to multiple risks and uncertainties, as more fully described in “Risk Factors” and elsewhere in this prospectus. We urge you to read “Risk Factors” beginning on page 16 and this prospectus in full. Our significant risks may be summarized as follows:

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	Our industry is highly competitive, and we may be unable to compete effectively, which could result in reduced revenue, profitability and market share. See “Risk Factors - Our industry is highly competitive, and we may be unable to compete effectively, which could result in reduced revenue, profitability and market share.” beginning on page 16.

●	Our ability to compete in our industry will be harmed if we do not retain the continued services of our senior management and key technical personnel. See “Risk Factors - Our ability to compete in our industry will be harmed if we do not retain the continued services of our senior management and key technical personnel.” beginning on page 16.

●	Demand for our services is impacted by economic downturns, reductions in government or private spending and times of political uncertainty. See “Risk Factors - Demand for our services is impacted by economic downturns, reductions in government or private spending and times of political uncertainty.” beginning on page 16.

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●	Our operating history may not be indicative of our future growth or financial results, and we may not be able to sustain our historical growth rates. See “Risk Factors - Our operating history may not be indicative of our future growth or financial results, and we may not be able to sustain our historical growth rates.” beginning on page 17.

●	We may encounter difficulties expanding into new businesses or industries, which may affect adversely our results of operations and financial condition. See “Risk Factors - We may encounter difficulties expanding into new businesses or industries, which may affect adversely our results of operations and financial condition.” beginning on page 18.

●	Continuing inflation, rising or continued high interest rates, and/or construction costs could reduce the demand for our services as well as decrease our profit on our existing contracts, in particular with respect to our fixed-price contracts. See “Risk Factors - Continuing inflation, rising or continued high interest rates, and/or construction costs could reduce the demand for our services as well as decrease our profit on our existing contracts, in particular with respect to our fixed-price contracts.” beginning on page 19.

●	The nature of our contracts, particularly any fixed-price contracts, subjects us to risks of cost overruns. We may experience reduced profits or losses if costs increase above budgets or estimates or the project experiences delays. See “Risk Factors - The nature of our contracts, particularly any fixed-price contracts, subjects us to risks of cost overruns. We may experience reduced profits or losses if costs increase above budgets or estimates or the project experiences delays.” beginning on page 19.

●	Our failure to meet performance requirements or contractual schedules could adversely affect our business, financial condition and results of operations. See “Risk Factors - Our failure to meet performance requirements or contractual schedules could adversely affect our business, financial condition and results of operations.” beginning on page 20.

Risks Related to Doing Business in Hong Kong

Risks and uncertainties related to doing business in Hong Kong include, but are not limited to, the following:

●	A downturn in the Hong Kong or global economy, or a change in economic, social and/or political conditions in Hong Kong, could materially and adversely affect our Hong Kong operating subsidiary’s business and financial condition. See “Risk Factors - A downturn in the Hong Kong or global economy, or a change in economic, social and/or political conditions in Hong Kong, could materially and adversely affect our Hong Kong operating subsidiary’s business and financial condition.” beginning on page 23.

●	The majority of our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares. The enforcement of laws and rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our operating subsidiary’s operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in our operating subsidiary’s operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of the ordinary shares to significantly decline or be worthless. See “Risk Factors – The majority of our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares. The enforcement of laws and rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our operating subsidiary’s operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in our operating subsidiary’s operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of the ordinary shares to significantly decline or be worthless.” beginning on page 24.

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●	As a holding company incorporated in the Cayman Islands, we rely on dividends and other distributions on equity paid by our operating subsidiary in Hong Kong (through which we conduct our business) for our cash and financing requirements. However, any restrictions, prohibitions, interventions or limitations imposed by the PRC government on the ability of our operating subsidiary in Hong Kong to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund our operations or for other uses outside of Hong Kong, which may restrict our ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our ordinary shares. See “Risk Factors – Our Hong Kong operating subsidiary may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our ordinary shares.” beginning on page 25.

●	We may be negatively affected by adverse political or geopolitical developments that affects the conducting of business in Hong Kong. See “Risk Factors - We may be negatively affected by adverse political or geopolitical developments that affects the conducting of business in Hong Kong.” beginning on page 25.

●	Changes in international trade policies, trade disputes, barriers to trade or the emergence of a trade war may dampen growth in markets where the majority of our customers reside. See “Risk Factors - Changes in international trade policies, trade disputes, barriers to trade or the emergence of a trade war may dampen growth in markets where the majority of our customers reside.” beginning on page 26.

●	We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer ordinary shares to investors and cause the value of our ordinary shares to significantly decline or be worthless. See “Risk Factors – We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer ordinary shares to investors and cause the value of our ordinary shares to significantly decline or be worthless.” beginning on page 29.

Risks Related to Offering and Ownership of Ordinary Shares

Risks and uncertainties related to this offering and ownership of ordinary shares include, but are not limited to, the following:

●	It is not possible to predict the actual number of ordinary shares, if any, we will sell under the Purchase Agreement or the actual gross proceeds resulting from those sales. See “Risk Factors - It is not possible to predict the actual number of ordinary shares, if any, we will sell under the Purchase Agreement or the actual gross proceeds resulting from those sales.” beginning on page 33.

●	The sale and issuance of ordinary shares to the selling shareholders will cause dilution to our existing securityholders, and the resale of the ordinary shares by the selling shareholders, or the perception that such resales may occur, could cause the price of our shares to fall. See “Risk Factors - The sale and issuance of ordinary shares to Atsion will cause dilution to our existing securityholders, and the resale of the ordinary shares by Atsion, or the perception that such resales may occur, could cause the price of our shares to fall.” beginning on page 34.

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●	Investors who buy ordinary shares from Atsion at different times will likely pay different prices. See “Risk Factors - Investors who buy ordinary shares from Atsion at different times will likely pay different prices.” beginning on page 35.

●	Sales of a substantial number of our ordinary shares in the public market by the selling shareholders or by our other existing securityholders could cause the price of our ordinary share to fall. See “Risk Factors - Sales of a substantial number of our ordinary shares in the public market by the selling shareholders or by our other existing securityholders could cause the price of our ordinary share to fall.” beginning on page 35.

●	Nasdaq may apply additional and more stringent criteria for our continued listing because we plan to have a small public offering and insiders will hold a large portion of our listed securities. See “Risk Factors - Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of our listed securities.” beginning on page 35.

Risks Related to Our Bitcoin Treasure Strategy

●	We may use the net proceeds from this offering to purchase bitcoin, the price of which has been, and will likely continue to be, highly volatile. See “Risk Factors - We may use the net proceeds from this offering to purchase bitcoin, the price of which has been, and will likely continue to be, highly volatile.” beginning on page 43.

●	Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of bitcoin and the market price of our ordinary shares. See “Risk Factors - Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of bitcoin and the market price of our ordinary shares.” beginning on page 44.

●	We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations. See “Risk Factors - We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.” beginning on page 44.

Holding Foreign Companies Accountable Act

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over the counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibitions described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years. On December 29, 2022, the United States enacted the Consolidated Appropriations Act, 2023, which amended the HFCA Act to require the SEC to prohibit an issuer’s securities from trading in the United States if its auditor is not subject to PCAOB inspections for two consecutive “non-inspection” years instead of three.

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On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region, because of a position taken by one or more authorities in the PRC or Hong Kong. The PCAOB determinations provide that if the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in China or Hong Kong, a Special Administrative Region, because of a position taken by one or more authorities in China or Hong Kong, it could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors.

Our auditor, M&K CPAS, PLLC, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess M&K CPAS, PLLC’s compliance with applicable professional standards. M&K CPAS, PLLC is headquartered in The Woodlands, Texas and has been inspected by the PCAOB on a regular basis, with the last inspection in November 2024. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. See “Risk Factors — Risks Related to Offering and Ownership of Ordinary Shares — Nasdaq may apply additional and more stringent criteria for our continued listing because we plan to have a small public offering and insiders will hold a large portion of our listed securities.” on page 35. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our ordinary shares to be materially and adversely affected.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S. law. It includes three provisions that, if abided by, would grant the PCAOB complete access for the first time: (1) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates – without consultation with, nor input from, Chinese authorities; (2) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; and (3) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

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Transfers of Cash to and from Our Operating Subsidiary

As a holding company, we will rely on dividends and other distributions on equity paid by our operating subsidiary for our cash and financing requirements. We are permitted under the laws of the Cayman Islands and our memorandum and articles of association (as amended from time to time) to provide funding to our operating subsidiary incorporated in Hong Kong, through loans or capital contributions. Our operating subsidiary is permitted under the respective laws of Hong Kong to provide funding to us through dividends without restrictions on the amount of the funds, other than as limited by the amount of their distributable earnings. However, to the extent that cash is in our operating subsidiary, there is a possibility that the funds may not be available to fund our operations or for other uses outside of Hong Kong due to interventions or the imposition of restrictions and limitations by the PRC or the Hong Kong government on the ability to transfer cash. If our operating subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. As of the date of this prospectus, our subsidiary has not experienced any difficulties or limitations on its ability to transfer cash to us; nor does it maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. Our operating subsidiary has not paid any dividends, other distributions or transferred assets to us as of the date of this prospectus. In the future, cash proceeds raised from financing activities, including this offering, may be transferred by us to our Hong Kong operating subsidiary via capital contribution or shareholder loans, as the case may be. As of the date of this prospectus, no cash transfers, dividends or distributions have been made to U.S. investors by us or our operating subsidiary. See “Risk Factors – Risk Related to Doing Business in Hong Kong - The Company may rely on dividends and other distributions on equity paid by our operating subsidiary to fund its cash and financing requirements it may have, and our operating subsidiary may rely on capital injections or transfers from the Company in relation to the same. Any restrictions, prohibitions, interventions or limitations on the ability of the Company or our operating subsidiaries to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund relevant operations or capital requirements which may have a material and adverse effect on our business.” on page 26. See also our consolidated financial statements starting from page F-1.

As of the date of this prospectus, no transfers of cash were made from the Company to its operating subsidiary and from its operating subsidiary to the Company. There can be no assurance that the PRC government will not restrict or prohibit the flow of cash in or out of Hong Kong. Any restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong.

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue during our last fiscal year. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares in the IPO. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period.

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Implications of Being a Foreign Private Issuer

We report under the Exchange Act, as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;

●	the sections of the Exchange Act that require insiders to file public reports of their share ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We will file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

As a Cayman Islands company listed on the Nasdaq Capital Market, we are subject to the Nasdaq Stock Market Rules corporate governance listing standards. However, Nasdaq Stock Market Rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in Cayman Islands, which is our home country, may differ significantly from the Nasdaq Stock Market Rules. While we voluntarily follow most Nasdaq corporate governance rules, we may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	exemption from the requirement to obtain shareholder approval for certain issuances of securities, including shareholder approval of stock option plans; and

●	exemption from the requirement that our board of directors shall have regularly scheduled meetings at which only independent directors are present as set forth in Nasdaq Rule 5605(b)(2).

We intend to follow our home country practices in lieu of the foregoing requirements. Although we may rely on home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), we must comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii), and Rule 5000 series. We have relied on home country practice in lieu of the requirement of Nasdaq Rule 5635(d). Although we currently intend to comply with the Nasdaq corporate governance rules applicable other than as noted above, we may in the future decide to use the foreign private issuer exemption with respect to some or all the other Nasdaq corporate governance rules. As a result, our shareholders may be afforded less protection than they otherwise would under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

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Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Implications of Being a Controlled Company

Under the Nasdaq Rules, a controlled company is a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. Our three main shareholders, including our Chief Executive Officer and our Chief Technology Officer, currently collectively own more than 50% of our voting power. For so long as we remain a controlled company, we will be exempt from the obligation to comply with certain Nasdaq corporate governance requirements, including:

●	our board of directors is not required to be comprised of a majority of independent directors;

●	our board of directors is not subject to the compensation committee requirement; and

●	we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors.

The controlled company exemptions do not apply to the audit committee requirement or the requirement for executive sessions of independent directors. We are required to disclose in our annual report that we are a controlled company and the basis for that determination. Although we do not plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemptions.

Recent Regulatory Development in the PRC

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on certain activities in the securities market, enhancing supervision over Chinese-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Chinese-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (i) such processing is for the purpose of providing products or services for natural persons within China, (ii) such processing is to analyze or evaluate the behavior of natural persons within China, or (iii) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”) jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, replacing the former Measures for Cybersecurity Review (2020) issued on April 13, 2020. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must undergo a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

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The PRC government recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. However, since these statements and regulatory actions by the PRC government are newly published, their interpretation, application and enforcement are unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital market activities, or future changes in this regulatory regime. We cannot be certain that the competent PRC authority will not take a view that is contrary to ours.

Our operating subsidiary may collect and store certain data (including certain personal information) from our clients, who may be PRC individuals, in connection with their business and operations and for “Know Your Customers” purposes (to combat money laundering). Given that: (i) our operating subsidiary is incorporated in Hong Kong and is located in Hong Kong, (ii) we or our operating subsidiary has no subsidiary, VIE structure or any direct operations in mainland China, and (iii) pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, safeguarding the national security, as well as other matters outside the autonomy of Hong Kong), we do not currently expect the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Trial Measures to have an impact on our business, operations or this offering, as we do not believe that we or our operating subsidiary would be deemed to be an “Operator” that is required to file for cybersecurity review before listing in the United States, because (i) our operating subsidiary is incorporated in Hong Kong and operate in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Trial Measures remains unclear whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, we or our operating subsidiary has in aggregate collected and stored personal information of less than one million users; (iii) all of the data we have collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, we or our operating subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. In such circumstances, where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

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Based on the above mentioned, given that (i) the Company currently does not have, nor do it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in the PRC; (ii) it is not controlled by any PRC entity or individual; (iii) it does not have any operation in the PRC, nor does it have any partnership or cooperation with any PRC entity or individual; (iv) it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in the PRC; (v) none of the senior managers in charge of the business operations and management are citizens of the PRC or domiciled in mainland China; and (vi) no revenue of the Company is generated from the PRC, this offering shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires filing or approvals from the CSRC.

Further, as of the date of this prospectus, in the opinion of the Company’s PRC counsel, Beijing Yingke Law Firm Shenzhen Office, the Company is not considered a domestic enterprise under the Trial Measures and the Trial Measures do not apply to the Company, and its listing on Nasdaq does not require fulfilling the filing procedure to the CSRC. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If we or our subsidiaries inadvertently conclude that such approvals are not required, we may be required to make corrections, be given a warning, be fined between RMB 1 million and RMB 10 million, warn the responsible person and impose a fine of not less than RMB 500,000 but not more than RMB 5 million, fine the controlling shareholder not less than RMB 1 million but not more than RMB 10 million, prevent the Company from entering the securities market and our ability to offer or continue to offer our ordinary shares to investors could be significantly limited or completed hindered, which could cause the value of our ordinary shares to significantly decline or become worthless. We may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of the PRC, limit our operations in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

Moreover, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of the Company, its abilities to accept foreign investments and the listing of our ordinary shares on U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Trial Measures are applied to the Company, if the Company is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to the Company, the business operation of the Company and the listing of our ordinary shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and the Company becomes subject to the CAC or CSRC review, we cannot assure you that the Company will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. The Company may be required to incur substantial costs and expenses in order to ensure compliance with the rules and regulations of the CAC or CSRC reviews. If the Company fails to receive or maintain such permissions or if the required approvals are denied, the Company may be required to cease its business operations until such permissions or approvals are obtained and may, if it continues to operate without such permissions or approvals, become subject to fines and other penalties which may have a material adverse effect on our business, operations and financial condition and may hinder our ability to offer or continue to offer ordinary shares to investors and cause the value of our ordinary shares to significantly decline or be worthless.

Additionally, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions the Chinese government or authorities in Hong Kong may take in this regard.

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Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our operating subsidiary’s business, it may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations;

●	could hinder our ability to continue to offer securities to investors; and

●	may cause the value of our ordinary shares to significantly decline in value or become worthless.

As of the date of this prospectus, it is the opinion of our Hong Kong legal counsel, David Fong & Co., that neither we, as an exempted company incorporated under the laws of Cayman Islands, or our operating subsidiary, is required under any Hong Kong statutory or legal requirements to obtain permissions or pre-approvals from any Hong Kong authorities in connection with our proposed issuance of our ordinary shares to foreign investors or listing on Nasdaq.

In the opinion of our PRC counsel, Beijing Yingke Law Firm Shenzhen Office, neither we or our operating subsidiary is subject to permission requirements from the PRC authorities, including the CSRC and the CAC to approve the operations of us and offer our securities being registered to foreign investors. We have not received or been denied such permissions by any PRC authorities, and we are also currently not required to obtain any pre-approval from Chinese authorities to list on a U.S. stock exchange, including Nasdaq. Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. As of the date of this prospectus, neither we or our operating subsidiary has received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. Because we do not conduct operating activities in the PRC, as of the date of this prospectus, in the opinion of our PRC counsel, Beijing Yingke Law Firm Shenzhen Office, neither we or our operating subsidiary is required to seek approval from the CSRC, CAC or any other governmental agency to offer the ordinary shares for sale in the offering herein.

In the event that we inadvertently conclude that permissions or approvals from the PRC or Hong Kong authorities are not required, or in the event that applicable laws, regulations or interpretations change, we may be required to obtain such permissions or approvals in the future. Further, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to list on a U.S. exchange, which would materially affect the interest of our investors. Further, if we were required to obtain additional approvals to conduct our operations and if we failed to receive or maintain such permissions or if the required approvals are denied, we may be required to cease their business operations until such permissions or approvals are obtained and may, if they continue to operate without such permissions or approvals, become subject to fines and other penalties which may have a material adverse effect on our business, operations and financial condition and may hinder our ability to offer or continue to offer ordinary shares to investors and cause the value of our ordinary shares to significantly decline or be worthless. Further, if we were to become subject to PRC laws and/or authorities we could incur material costs to ensure compliance and experience devaluation of our ordinary shares or possibly delisting. See “Risk Factors – Risks Related to Doing Business in Hong Kong - We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer ordinary shares to investors and cause the value of our ordinary shares to significantly decline or be worthless.” on page 29 of this prospectus.

Regulatory Permissions

In the opinion of our Hong Kong counsel, David Fong & Co., as of the date of this prospectus, our operating subsidiary has received from Hong Kong authorities all requisite licenses, permissions or approvals needed to conduct its existing business activities described in this prospectus (excluding, for the avoidance of doubt, those licenses, permits, registrations, authorizations and other qualifications that may be held by its employees and/or for the undertaking of specific projects), as summarized in the following table, and, as of the date of this prospectus, such registration is effective and has not been revoked.

Company	Name of License/Permission/ Registration	Issuing Authority	Validity

Office for Fine Architecture Limited	Business registration certificate (60952948-000-01-25-3)	Inland Revenue Department of Hong Kong	January 31, 2025 to January 30, 2026

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OFA Group, as a holding company incorporated in the Cayman Islands that does not carry on any business operations by itself, is not required to obtain any permission or approval from Hong Kong authorities in connection with its holding of shares in our operating subsidiary in Hong Kong, being an architectural design business.

Corporate Information

Our principal executive offices are located at 609 Deep Valley Drive, Suite 200, Rolling Hills, California 90274, and our telephone number is (800) 418-5160. Our website is https://www.ofacorp.com/. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus.

Summary Financial Information Related to The Company

The following summary of our financial data should be read in conjunction with, and is qualified in its entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements as of and for the year ended March 31, 2025 and 2024, appearing elsewhere in this prospectus.

The following tables set forth our summary financial information for the periods as of the dates indicated. Our financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of our future results.

Consolidating Schedule — Statement of Operations

	For the Years Ended
	March 31,
	2025	2024	2023
Revenues	202,007	530,606	1,099,225
Cost of revenues	(113,376)	(355,664)	(750,740)
Total operating expenses	(775,846)	(262,281)	(186,500)
Total other income (expense)	(27,465)	(5,858)	12,283
Net income (loss)	(714,680)	(93,197)	174,268

Consolidating Schedule — Balance Sheet

	As of	As of
	March 31,	March 31,
	2025	2024
Cash and cash equivalents	31,950	268,160
Total current assets	313,924	313,615
Total non-current assets	54,003	40,305
Total assets	367,927	353,920
Total current liabilities	220,695	158,486
Total non-current liabilities	473,188	463,645
Total liabilities	693,883	622,131

Consolidating Schedule — Statement of Cash Flows

	For the Years Ended
	March 31,
	2025	2024	2023
Net cash used in operating activities	(256,215)	(239,111)	(184,692)
Net cash (used in) provided by financing activities	(1,497)	472,477	-

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THE OFFERING

Ordinary shares being offered by the selling shareholders:	Up to 23,000,000 ordinary shares, consisting of (i) up to 22,694,445 ordinary shares which we may sell to Atsion from time to time over the next 36 months beginning on the Effective Date, at our sole discretion, in accordance with the Purchase Agreement; (ii) 250,000 ordinary shares we agreed to issue to Atsion as consideration for its commitment to purchase our ordinary shares under the Purchase Agreement; and (iii) up to 55,555 ordinary shares we may issue to IBC in connection with the Equity Facility. We did not receive any cash proceeds from the issuance of these Commitment Shares.

Number of ordinary shares outstanding before the offering:	13,923,611 ordinary shares.

Number of ordinary shares outstanding after the offering:	36,923,611 ordinary shares, assuming the issuance of all 23,000,000 shares offered for resale by the selling shareholders pursuant to this prospectus, which includes the 250,000 we agreed to issue to Atsion as Commitment Shares. The actual number of shares issued will vary depending on the number of shares sold to Atsion pursuant to the Purchase Agreement.

Use of Proceeds	We will not receive any proceeds from the resale or other disposition of the ordinary shares by the selling shareholders. However, we may receive up to $100,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales of the ordinary shares from time to time after the date that the registration statement of which this prospectus is a part is declared effective and after satisfaction of other conditions in the Purchase Agreement. We agreed to use 80% of the net proceeds that we receive from the sale of ordinary shares to Atsion under the Purchase Agreement toward the purchase of cryptocurrency assets in connection with our cryptocurrency treasure strategy. The initial crypto assets will only consist of Bitcoin (BTC), Solana (SOL) and SUI, but may consist of other crypto assets at our sole discretion. We intend to use the remaining 20% of the net proceeds for general corporate purposes and working capital at our sole discretion.

Nasdaq symbol:	“OFAL”

Transfer agent and registrar	ClearTrust, LLC

Risk factors:	Investing in our ordinary shares involves a significant degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 16 and the other information in this prospectus for a discussion of the factors you should consider carefully before you decide to invest in our ordinary shares.

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RISK FACTORS

Investing in our ordinary shares is highly speculative and involves a significant degree of risk. You should carefully consider the risk factors set forth in the following risk factors and other information contained in this prospectus, before making an investment in our company. The risks discussed below or incorporated by reference in this prospectus could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our ordinary shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

In the following discussion of risks related to our business and industry, unless otherwise provided, “we,” “us,” “our,” or “ourselves” refer to our operating subsidiary or OFA Group.

Our industry is highly competitive, and we may be unable to compete effectively, which could result in reduced revenue, profitability and market share.

We are engaged in a dynamic and evolving business. The markets we serve are highly competitive and we compete with a wide range of regional, national and international companies. These competitors may have greater financial and other resources than we do. Others are smaller and more specialized and concentrate their resources in particular areas of expertise. The extent of our competition varies by the markets and geographic area. In addition, the technical and professional aspects of some of our services generally do not require large upfront capital expenditures and provide limited barriers against new competitors. If we are unable to compete effectively, we may experience a loss of market share or reduced profitability or both, which could have a material adverse impact on our business, financial condition and results of operations.

The degree and type of competition we face is also influenced by the type and scope of a particular project. Our clients make competitive determinations based upon qualifications, experience, performance, reputation, technology, customer relationships, price and ability to provide the relevant services in a timely, safe and cost-efficient manner.

We may be adversely affected if we do not retain the continued services of our senior management and key technical personnel.

Our business depends on the continued service of our senior management and key technical personnel, including designers, architects, and project managers. The loss of one or more members of senior management or technical staff could disrupt ongoing projects, delay new project execution, or result in the loss of institutional knowledge.

The markets in which we operate are highly competitive for qualified professionals. We may encounter difficulties in recruiting or retaining experienced personnel, or in replacing them within the timeframes required to meet client or project needs. If we are unable to retain or timely replace key personnel, our operations, project delivery capability, and competitive position may be adversely affected.

Demand for our services is impacted by economic downturns, reductions in government or private spending and times of political uncertainty.

We provide full spectrum technical and professional solutions to clients operating in a number of sectors and industries, including programs for office buildings, retail spaces, restaurants, schools, hospitals, government agencies, charity organizations and other general industrial and consumer businesses and sectors. These sectors and industries and the resulting demand for our services have been, and we expect will continue to be, subject to significant fluctuations due to a variety of factors beyond our control, including economic conditions and changes in client spending, particularly during periods of economic or political uncertainty. Consequently, our results have varied, and may continue to vary, depending upon the demand for future projects in the markets and the locations in which we operate.

Uncertain global economic, socioeconomic and political conditions may negatively impact our clients’ ability and willingness to fund their projects, including their ability to raise capital and pay, or timely pay, our invoices. These factors may also cause our clients to reduce their capital expenditures, alter the mix of services purchased, seek more favorable pricing and other contract terms and otherwise slow their spending on our services. For example, in the public sector, declines in local tax revenues as well as other economic declines may result in lower local government spending. In addition, under such conditions, many of our competitors may be more inclined to take greater or unusual risks or accept terms and conditions in contracts that we might not deem acceptable. These conditions may reduce the demand for our services, which may have a material adverse impact on our business, financial condition and results of operations.

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Additionally, uncertain economic, socioeconomic and political conditions may make it difficult for our clients, our vendors, and us to accurately forecast and plan future business activities. Changes in trade policies, regulatory frameworks, or other external developments may create uncertainty in the markets where we operate. In addition, our business has traditionally lagged recoveries in the general economy and, therefore, may not recover as quickly as the economy at large. Weak economic conditions could have a material adverse impact on our business, financial condition and results of operations. Furthermore, if a significant portion of our clients or projects are concentrated in a specific geographic area or industry, our business may be disproportionately affected by regional conflicts, negative trends or economic downturns in those specific geographic areas or industries.

Our operating history may not be indicative of our future growth or financial results, and we may not be able to sustain our historical growth rates.

Our operating history may not be indicative of our future growth or financial results. We incurred continuing losses from our operations and have an accumulated deficit of $1,027,068 as of March 31, 2025. We had revenue of $202,007 and $530,606 in the years ended March 31, 2025 and 2024, respectively. In addition, we had net loss of $714,680 in the year ended March 31, 2025 and net loss of $93,197 in the year ended March 31, 2024. There is no assurance that we will be profitable or if we will able to grow our revenues in future periods. Our growth rates may decline for any number of possible reasons, and some of them are beyond our control, including decreasing customer demand, increasing competition, declining growth of our industry in general, or changes in government policies or general economic conditions. We plan to continue to expand our business, and upgrade, update, renovate our services. However, the execution of our expansion plan is subject to uncertainty and the our business may not grow at the rate we expect for the reasons stated above. If our growth rates decline, investors’ perceptions of our business and prospects may be adversely affected and the market price of our ordinary shares could decline.

Our utilization of artificial intelligence and machine learning technologies may expose us to operational, legal, and financial risks that could materially impact our business operations and financial results.

We incorporate AI and machine learning technologies, including third-party solutions such as Houzz and Adobe 3D Studio Max, into our service offerings and operational processes. Our continued growth and competitive position depend in part on our ability to effectively utilize and integrate these technologies. We utilize third-party AI platforms and tools to deliver our services, and any interruption, degradation, termination or price increases in these services could significantly disrupt our operations. While alternative solutions exist in the market, migrating to such systems could require material time and resources and may not be free from transitional risks.

The use of AI systems introduces risks relating to accuracy, consistency, and appropriateness of outputs. Inaccurate, biased, or otherwise unsuitable results may adversely affect client satisfaction, lead to reputational harm, or give rise to contractual or legal claims. As AI technologies are integrated more deeply into our service delivery, the potential consequences of system errors or misjudgments may increase.

Furthermore, our use of AI technologies involves processing large amounts of data, including client information. Any security breaches or privacy incidents related to our AI systems could result in reputational damage, legal liability, and loss of client trust. As we continue to expand our use of AI technologies, we may become increasingly susceptible to these risks. Rapid changes in AI technology may also require us to make significant investments to maintain and upgrade our technological capabilities, and we may be unsuccessful in implementing these developments in a timely or cost-effective manner. As part of our growth strategy, we continuously monitor developments in architectural design and visualization technologies, and may explore potential collaborations or partnerships with various technology providers to enhance our service offerings in Asian markets. Our flagship compliance automation platform is advancing toward deployment. However, there can be no assurance that we will be able to develop such platform according to our schedule, or at all, or if developed, that such platform will sufficiently meet our business needs.

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If there is any disruption in our operations due to any interruption, degradation, termination or price increases in the AI services, or new laws or regulation governing AI or if we are not successful in implementing developments in AI technologies, our results of operations and financial condition may be materially adversely affected.

We may encounter difficulties expanding into new businesses or industries, which may affect adversely our results of operations and financial condition.

We may pursue expansion into new businesses, industries, or service areas in which we have limited or no operating experience. These efforts may expose us to a range of risks, including unfamiliar regulatory requirements, unproven demand, operational inefficiencies, and execution challenges.

There is no assurance that such expansion initiatives will be successful or that they will generate revenue or profitability sufficient to offset related investments and expenses. Any such new business or industry entry may require significant capital outlays, research and development resources, and diversion of management time and attention. If these initiatives do not proceed as planned or fail to achieve commercial viability, our results of operations and financial condition may be adversely affected.

We may be subject to legal or other proceedings in the ordinary course of our business. If the outcome of these proceedings are adverse to us, they could have a material adverse effect on our business, financial condition and results of operations. In addition, we are subject to government regulations. If we fail to comply with the relevant requirements and obligations, our ability to conduct our business and our brand which may adversely affect our business, financial condition and results of operations.

During the ordinary course of our business operations, we may be involved in legal disputes or regulatory and other proceedings relating to, including but not limited to, contractual disputes, product liability claims and employees’ claims. Especially, for contractual disputes, we cannot assure you that the venue and governing law agreed in relevant contracts are always favorable to us. Any such legal disputes or proceedings may subject us to substantial liabilities and may have a material and adverse effect on our reputation, business, financial condition and results of operations. Among those proceedings, some of them may be relating to our products or services or complaints from third parties.

If we become involved in material or protracted legal proceedings or other legal disputes in the future, we may incur substantial legal expenses and our management may need to devote significant time and attention to handle such proceedings and disputes, thereby diverting their attention from our business operations. In addition, the outcome of such proceedings or disputes may be uncertain and could result in settlement or outcomes which may adversely affect our business, financial condition and results of operations.

Certain of our business activities in Hong Kong are subject to government regulation. For example, our registered architect is bound by statutory obligations including those set out under the Architects Registration Ordinance (Cap. 408 of the Laws of Hong Kong) which provide for the registration of architects (including, inter alia, requirements concerning their prerequisite qualifications, professional experience and fit and properness etc.) and disciplinary control of professional activities of registered architects. The continued registration of our registered architect is also subject to his continued compliance with relevant code of professional conduct and rules prescribed by relevant professional bodies. The failure of our operating subsidiary in Hong Kong to comply with relevant requirements and obligations may impair our ability to conduct our business and could harm our brand, which may adversely affect our business, financial condition and results of operations.

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Continuing inflation, rising or continued high interest rates, and/or construction costs could reduce the demand for our services as well as decrease our profit on our existing contracts, in particular with respect to our fixed-price contracts.

Rising inflation, interest rates, and/or construction costs could reduce the demand for our services. The rising costs of materials, particularly for essential construction inputs such as steel and concrete, have introduced challenges for fixed-price contracts. Furthermore, the rise in wages and subcontractor rates has resulted in a general increase in project costs, which could potentially impact demand and negatively affect overall revenues. In addition, we bear all of the risk of high inflation with respect to those contracts that are fixed-price. Because a significant portion of our revenues are earned from cost-reimbursable type contracts (approximately 90% during fiscal years ended March 31, 2025 and 2024), the effects of inflation on our financial condition and results of operations over the past few years have been material. We may continue to experience inflationary pressures, inflation may have a larger impact on our results of operations in the future, particularly if we expand our business into markets and geographic areas where fixed-price and lump-sum work is more prevalent. Therefore, continued inflation, rising or continued high interest rates and/or construction costs could have a material adverse impact on our business, financial condition and results of operations. To address these challenges, we have implemented several measures, including incorporating price adjustment clauses in contracts where possible, bulk purchasing to lock in costs for key materials, and optimizing resource allocation to improve operational efficiency. However, there is no assurance that we will be successful in implementing these measures or that the measures will effectively lower the inflationary pressures, in which event our business, financial condition and results of operations will be materially adversely affected.

Project sites are inherently dangerous workplaces. Failure to maintain safe work sites by us, the owner or others working at the project site can lead to our employees, contractors or others becoming injured, disabled or even losing their lives, and exposes us to significant financial losses and reputational harm, as well as civil and criminal liabilities.

Project sites often put our employees, contractors and others in close proximity with large pieces of mechanized equipment, moving vehicles, chemical and manufacturing processes and hazardous and highly regulated materials, in a challenging environment and often in geographically remote locations. We may be responsible for safety on some project sites, and, accordingly, we have an obligation to implement effective safety procedures. The failure by us or others working at such sites to implement safety procedures or the implementation of ineffective procedures, or the failure to implement and follow appropriate safety procedures, subjects our employees, contractors and others to the risk of injury, disability or loss of life, and subjects us to risk that the completion or commencement of our projects may be delayed and we may be exposed to litigation or investigations. Unsafe work sites also have the potential to increase employee turnover, increase the cost of a project to our clients and raise our operating and insurance costs. If we fail to maintain adequate safety standards, we could suffer harm to our reputation, reduced profitability or the loss of projects or clients, which could have a material adverse impact on our business, financial condition and results of operation.

The nature of our contracts, particularly any fixed-price contracts, subjects us to risks of cost overruns. We may experience reduced profits or losses if costs increase above budgets or estimates or the project experiences delays.

For fiscal years ended March 31, 2025 and 2024, 100% of our revenues were earned under fixed-price contracts. Both fixed-price and many cost-reimbursable contracts require us to estimate the total cost of the project in advance of our performance. For fixed-price contracts, we may benefit from any cost-savings, but we bear greater risk of paying some, if not all, of any cost overruns. Fixed-price contracts are established in part on proposed designs, which may be partial or incomplete, cost and scheduling estimates that are based on a number of assumptions, including those about future economic conditions, commodity and other materials pricing and cost and availability of labor (including the cost of any related benefits or entitlements), equipment and materials and other exigencies. Cost overruns can occur, leading to reduced profits or, in some cases, a loss for that project for a variety of reasons, including if the design or the estimates prove inaccurate or if circumstances change due to, among other things, unanticipated technical problems, difficulties in obtaining permits or approvals, changes in local laws or labor conditions, weather or other delays beyond our control, changes in the costs of equipment or raw materials, our vendors’ or subcontractors’ inability or failure to perform, or changes in general economic conditions and inflationary pressures. We may present change orders and claims to our clients, subcontractors and vendors for, among other things, additional costs exceeding the original contract price. If we fail to properly document the nature of our claims and change orders or are otherwise unsuccessful in negotiating reasonable settlements with our clients, subcontractors and vendors, we will likely incur cost overruns, reduced profits or, in some cases, result in a loss for a project. These risks are exacerbated for projects with long-term durations because there is an increased risk that the circumstances on which we based our original estimates will change in a manner that increases costs. The occurrence of significant costs overruns could have a material adverse impact on our business, financial condition and results of operations.

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Our failure to meet performance requirements or contractual schedules could adversely affect our business, financial condition and results of operations.

Many of our contracts require us to satisfy specific progress or performance milestones in order to receive payment from the customer. As a result, we often incur significant costs for engineering, materials, components, equipment, labor or subcontractors prior to receipt of payment from a customer, which may impact our liquidity. In some circumstances, we may incur penalties if we do not achieve project completion by a scheduled date. In some cases, the occurrence of delays may be due to factors outside of our control, such as due to supply chain shortages.

Our contracts that are fundamentally cost reimbursable in nature may also present a risk to the extent the final cost on a project exceeds the amount the customer expected or budgeted. Like fixed-price contracts, the expected cost of cost-reimbursable projects is based in part on partial design and our estimates of the resources and time necessary to perform such contracts. A portion of the fee is often linked to these estimates and the related final cost and schedule objectives, and if for whatever reason these objectives are not met, the project may be less profitable than we expect or even result in losses.

The contracts in our backlog may be adjusted, canceled or suspended by our clients and, therefore, our backlog is not necessarily indicative of our future revenues or earnings.

Backlog represents estimates of the total dollar amount of revenues we expect to record in the future as a result of performing work under contracts that have been awarded to us. As of the end of fiscal years ended March 31, 2025 and 2024, our backlog totaled approximately $491,279 and $204,014, respectively. There is no assurance that backlog will actually be realized as revenues in the amounts reported or, if realized, will result in profits. In accordance with industry practice, substantially all of our contracts are subject to cancellation, termination, or suspension at the discretion of the client, and may be subject to changes in the scope of services to be provided, as well as adjustments to the costs relating to the contracts. In the event of a project cancellation, we would generally have no contractual right to the total revenue reflected in our backlog. Projects can remain in backlog for extended periods of time because of the nature of the project and the timing of the particular services required by the project. The risk of contracts in backlog being canceled or suspended generally increases during periods of widespread economic slowdowns or in response to changes in commodity prices.

Our business and operating results could be adversely affected by losses under fixed-price contracts.

Fixed-price contracts require us to either perform all work under the contract for a specified lump-sum or to perform an estimated number of units of work at an agreed price per unit, with the total payment determined by the actual number of units performed. In fiscal years ended March 31, 2025 and 2024, approximately $202,007 and $530,606, representing 100% of our revenue, respectively, was recognized under fixed-price contracts. Fixed-price contracts expose us to a number of risks not inherent in cost-plus and time and material contracts, including underestimation of costs, ambiguities in specifications, unforeseen costs or difficulties, problems with new technologies, delays beyond our control, failures of subcontractors to perform and economic or other changes that may occur during the contract period. Losses under fixed-price construction contracts could be substantial and harm our results of operations.

Our services expose us to significant risks of liability and our insurance policies may not provide adequate coverage.

Our services involve significant risks of professional and other liabilities that may substantially exceed the fees that we derive from our services. We maintain an office insurance that covers our office contents, business interruption, money, employees’ compensation and public liability. We do not carry professional liability policies. Even if we purchase these kinds of insurance, the insurance may not fully protect the Company from the financial impact of defending against professional liability claims. Our management has determined that the costs of insuring for related risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical. Uninsured claims, if successful and of significant magnitude, could have a material adverse effect on our business.

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In conducting our business, we depend on other contractors and subcontractors. If these parties fail to satisfy their obligations to us or other parties, or if we are unable to maintain these relationships, our revenue, profitability and growth prospects could be adversely affected.

We depend on contractors and subcontractors in conducting our business. There is a risk that we may have disputes with our subcontractors arising from, among other things, the quality and timeliness of work performed by the subcontractor, customer concerns about the subcontractor, or our failure to extend existing task orders or issue new task orders under a subcontract. In addition, if any of our subcontractors fail to deliver on a timely basis the agreed-upon supplies and/or perform the agreed-upon services, our ability to fulfill our obligations as a prime contractor may be jeopardized.

We also rely on relationships with other contractors when we act as their subcontractor or joint venture partner. Our future revenue and growth prospects could be adversely affected if other contractors eliminate or reduce their subcontracts or joint venture relationships with us, or if a government agency terminates or reduces these other contractors’ programs, does not award them new contracts or refuses to pay under a contract.

We depend on a few major customers with which we do not enter into long-term contracts, the loss of any of which could cause a significant decline in our revenues.

Two major customers, each accounting for more than 10% of our total revenue individually, contributed to an aggregate of approximately 36.36% of our revenue for the fiscal year ended March 31, 2025. Three major customers, each accounting for more than 10% of our total revenue individually, contributed to an aggregate of approximately 49.13% of our revenue for the fiscal year ended March 31, 2024. Set out below is a list of customers that individually account for more than 10% of our total revenue during the fiscal years ended March 31, 2025 and 2024:

Period	Project Name	Revenue Type	Property Type	Percentage of Total Revenue
For the year ended March 31, 2024	Kwong Yin House Unit 211	Design and fit-out	Residential	23.63%
	St. Louis Mansion Staircase Works	Design and fit-out	Residential	14.76%
	Kam Chun Court	Design and fit-out	Residential	10.74%

For the year ended March 31, 2025	Batard Pedder Building	Project management	Commercial	19.56%
	Hang Cheong Factory Lobby Works	Design and fit-out	Industrial	16.80%

We do not enter into long-term contracts with our customers but enter contracts based upon projects and therefore cannot be certain that services to our customers, including our major customers, will continue, because a customer (i) may not require interior design or fit-out services at all; (ii) may not have the budget for conducting interior design or fit-out work; (iii) may require interior design or fit-out services but choose to engage another contractor instead of us; or (iv) any other reasons. The loss of any of our major customers, or a significant reduction in sales to any such customers, would adversely affect our profitability.

Our ability to maintain close and satisfactory relationships with our customers is important to the ongoing success and profitability of our business. Our ability to attract potential customers is also critical to the success of our business. If any of our significant customers delays or cancels its contracts for any reason, or the financial condition of our key customers deteriorates, our business could be seriously harmed. Similarly, a failure to provide services to meet the demands of these customers may cause us to lose customers, which may affect adversely the profitability of our business as a result. Furthermore, if we experience difficulties in the collection of our accounts receivables from our major customers, our results of operation may be materially and adversely affected.

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Systems and information technology interruption could adversely impact our operations and financial results.

We rely heavily on computer, information and communications technology and related systems in order to properly operate. From time to time, we experience occasional system interruptions and delays. If we are unable to continually add software and hardware, effectively upgrade our systems and network infrastructure and take other steps to improve the efficiency of and protect our systems, systems operation could be interrupted or delayed. In addition, our computer and communications systems and operations could be damaged or interrupted by natural disasters, telecommunications failures, acts of war or terrorism, computer viruses, physical or electronic security breaches and similar events or disruptions. Any of these or other events could cause system interruption, delays and loss of critical data, could delay or prevent operations, and could adversely affect our operating results.

Cybersecurity or privacy breaches, or systems and information technology interruption or failure could adversely impact our ability to operate or expose us to significant financial losses and reputational harm.

We are subject to certain risks related to interruptions, errors and delays in our information technology systems. In the event we are unable to maintain or improve the efficiency and efficacy of our systems, the operation of such systems could result in the material loss, corruption, or release of data. In addition, our computer and communication systems and operations could be damaged or interrupted by natural disasters, force majeure events, telecommunications failures, power loss, acts of war or terrorism, computer viruses, malicious code, physical or electronic security breaches, intentional or inadvertent user misuse or error or similar events or disruptions. Any of these or other events could have a material adverse impact on our business, financial condition, protection of intellectual property and results of operations, as well as those of our clients.

Our information technology systems may experience threats, including unauthorized access, computer hackers, computer viruses, malicious code, ransomware, phishing, organized cyber-attacks and other security problems and system disruptions, including unauthorized access to and disclosure of our and our clients’ proprietary or classified information. Such tactics may seek to cause in the future, payments due to or from the Company to be misdirected to fraudulent accounts, which may not be recoverable by the Company.

While we have security measures and technology in place designed to protect our and our clients’ proprietary or classified information, there can be no assurance that our efforts will prevent all threats to our computer systems. In addition, the rapid evolution and increased adoption of artificial intelligence technologies may intensify our cybersecurity risks. Because the techniques used to obtain unauthorized access or sabotage systems change frequently, become more sophisticated and generally are not identified until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. As a result, we may be required to expend significant resources to protect against the threat of system disruptions and security breaches or to alleviate problems caused by these disruptions and breaches. Any of these events could damage our reputation, cause us to incur significant liability and have a material adverse effect on our business, financial condition and results of operations.

We continuously evaluate the need to upgrade and/or replace our systems and network infrastructure to protect our computing environment, to stay current on vendor supported products and to improve the efficiency of our systems and for other business reasons, including due to the rapid evolution and increased adoption of artificial intelligence and machine learning technologies and especially as we continue to operate under a hybrid working model under which employees can work and access the Company’s technology infrastructure remotely. The implementation of new systems and information technology could adversely impact our operations by imposing substantial capital expenditures, demands on management time and risks of delays or difficulties in transitioning to new systems. In addition, our systems implementations may not result in productivity improvements at the levels anticipated. Systems implementation disruption and any other information technology disruption, if not anticipated and appropriately mitigated, could have a material adverse effect on our business.

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We may need additional capital but may not be able to obtain it on favorable terms or at all.

We may require additional cash resources due to future growth and development of our business, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain new or expanded credit facilities. Our ability to obtain external financing in the future is subject to a variety of uncertainties, including our future financial condition, results of operations, cash flows, share price performance, liquidity of international capital and lending markets and governmental regulations. In addition, incurring indebtedness would subject us to increased debt service obligations and could result in operating and financing covenants that would restrict our operations. There can be no assurance that financing will be available in a timely manner or in amounts or on terms acceptable to us, or at all. Any failure to raise needed funds on terms favorable to us, or at all, could severely restrict our liquidity as well as have a material adverse effect on our business, financial condition and results of operations. Moreover, any issuance of equity or equity-linked securities could result in significant dilution to our existing shareholders.

We have identified material weaknesses in our internal control over financial reporting. If we do not adequately remediate the material weaknesses, or if we experience additional material weakness in the future or otherwise fail to maintain effective internal controls, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in us and the market price of our ordinary shares.

To implement Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on our internal control over financial reporting. Prior to our IPO, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements as of March 31, 2025, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting in accordance with the standards established by the PCAOB. The material weaknesses identified related to: (1) inadequate segregation of duties consistent with control objectives; and (2) lack of well-established procedures to identify approve and report related party transactions.

Since that time, we have implemented several measures to remediate the identified material weaknesses. As the effectiveness of the registration statement on Form F-1 for our IPO on May 15, 2025, we have established an audit committee comprised entirely of independent directors and appointed a full-time Chief Financial Officer. We have also enhanced our internal control environment by improving segregation of duties within the accounting department and by implementing written policies and procedures related to related party transactions. Furthermore, our board of directors now includes a majority of independent members. These efforts have significantly strengthened our internal control over financial reporting.

In addition, we will adopt and implement written policies and checklists which the management believes will remedy the material weakness of lack of well-established procedures to identify, approve and report related party transactions. Further, management believes that the hiring of additional personnel who have the technical expertise and knowledge will result proper segregation of duties and provide more checks and balances within the accounting department. Additional personnel will also provide the cross training needed to support the Company if personnel turn over issues within the department occur. These measures, coupled with the appointment of additional independent directors, the establishment of an audit committee, and the appointment of a full-time CFO, have significantly improved our internal control environment. As a result, we believe that the previously identified material weaknesses will be remediated.

Risks Related to Doing Business in Hong Kong

A downturn in the Hong Kong or global economy, or a change in economic, social and/or political conditions in Hong Kong, could materially and adversely affect our Hong Kong operating subsidiary’s business and financial condition.

Our operations are based in Hong Kong and conducted through our Hong Kong operating subsidiary. As such, our business, prospects, financial condition and results of operations may be influenced and affected by political, economic, social and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, significant outbreak, exacerbation, continuance or reoccurrence of epidemics and disease (including but not limited to viral atypical pneumonia) and other natural disasters, any material adverse change in market conditions, taxation or exchange control or a combination of circumstances in Hong Kong, or may adversely affect our business operations. Additionally, a lack of customer confidence or negative perception in the economic outlook of Hong Kong due to the foregoing circumstances or otherwise could materially and adversely affect our business; in particular where customers are reluctant to invest in developing or renovating their business premises and/or are pessimistic concerning the real estate or property market in general.

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Hong Kong is widely considered to be connector and gateway between the East and the West, in particular from the perspectives of onshore and offshore investments to and from mainland China, and despite the high level of autonomy that Hong Kong enjoys under the principle of “one country, two systems” that is enshrined by the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (the “Basic Law”), its economic growth and prospects are, to a material extent, influenced by the state and outlook of the economy in mainland China, as (i) mainland China remains the largest trading partner of Hong Kong; (ii) many Hong Kong businesses are materially reliant on demand from mainland China; and (iii) Hong Kong’s significant role in the Greater Bay Area (GBA) initiative (that aims to integrate Hong Kong, Macau and nine cities in the Guangdong province of the mainland China into a cohesive economic and business hub) from the perspectives of economic integration, infrastructure and connectivity, innovation and technology and human capital. As such, any material adverse impact on economic, social and/or political conditions in mainland China, such as any deceleration of economic growth or instability of key sectors (such as the property market), may have an adverse implication to businesses, including our business, that are reliant, to an extent, on the condition of the Chinese economy.

As a major international financial center in the world, the economic conditions in Hong Kong may be affected by global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect our current customers’ and potential customers’ businesses, and may have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

The majority of our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares. The enforcement of laws and rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our operating subsidiary’s operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in our operating subsidiary’s operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of the ordinary shares to significantly decline or be worthless.

The majority of our operations are located in Hong Kong. As of the date of this prospectus, we do not expect to be materially affected by statements by the PRC government indicating an intent to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and may be inconsistent with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and/or

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

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The PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. These regulatory actions and statements emphasize the need to strengthen the administration over illegal securities activities and the supervision of China-based companies seeking overseas listings. Additionally, companies are required to undergo a cybersecurity review if they hold large amounts of data related to issues of national security, economic development or public interest before carrying our mergers, restructuring or splits that affect or may affect national security. These statements were recently issued and their official guidance and interpretation remain unclear at this time. While we believe that our Hong Kong operating subsidiary’s operations are not currently being affected, they may be subject to additional and stricter compliance requirements in the near term. Compliance with new regulatory requirements or any future implementation rules may present a range of new challenges which may create uncertainties and increase our Hong Kong operating subsidiary’s cost of operations.

The Chinese government may intervene or influence our Hong Kong operating subsidiary’s operations at any time and may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which may result in a material change in our Hong Kong operating subsidiary’s operations and/or the value of our ordinary shares. Any legal or regulatory changes that restrict or otherwise unfavorably impact our Hong Kong operating subsidiary’s ability to conduct their business could decrease demand for their services, reduce revenues, increase costs, require them to obtain more licenses, permits, approvals or certificates, or subject them to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected, and the value of our ordinary shares could decrease or become worthless.

Our Hong Kong operating subsidiary may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our ordinary shares.

We are a holding company incorporated in the Cayman Islands with our operating subsidiary located in Hong Kong. Accordingly, our cash is maintained in Hong Kong dollars. We conduct no other business and, as a result, we depend entirely upon our Hong Kong operating subsidiary’s earnings and cash flow. As a holding company, our ability to pay dividends, should we decide to do so, and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary. There are currently no restrictions of transferring funds between our Cayman Islands holding company and our operating subsidiary in Hong Kong or limitations on the ability of our Hong Kong subsidiary to issue dividends or other distributions to its overseas shareholders. However, we cannot assure you that the oversight of the PRC government will not be extended to companies operating in Hong Kong, like our Hong Kong operating subsidiary. There is a possibility that the PRC government could prevent our cash maintained in Hong Kong from leaving or the PRC could restrict the deployment of the cash into our business or for the payment of dividends. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders and could result in a material adverse change to our business operations, our prospects, financial condition, and results of operations, and could cause our ordinary shares to significantly decline in value or become worthless.

We may be negatively affected by adverse political or geopolitical developments that affects the conducting of business in Hong Kong.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that such high degree of autonomy may not change in the future, in particular, there remains a certain degree of uncertainty as to whether the “one country, two systems” framework will be extended beyond 2047 despite such extension having been mentioned by various senior government officials. Since our operation is based in Hong Kong, our business may be affected by developments concerning the how the domestic affairs in this special administrative region may be governed in the future, which may consequentially have implications on the economic, political and legal environment in Hong Kong affecting us.

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Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Due to certain developments in Hong Kong, including enactment of the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and at the time President Trump signed an executive order and Hong Kong Autonomy Act, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. Whilst (i) we do not carry out any trading activities; (ii) none of our business or affiliated entities are subject to any sanctions at present; and (iii) we do not engage in any political or related activities in the course of our business or otherwise, there remain uncertainties as to how and the extent of which an escalation of political and trade tensions between U.S., China and Hong Kong, may potentially affect or harm our business, results of operations and financial condition as well as those of our customers. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for issuers which may be perceived to be affected, and the market price of our Shares could be adversely affected if such perception is formed in connection with our company or its business.

Changes in international trade policies, trade disputes, barriers to trade or the emergence of a trade war may dampen growth in markets where the majority of our customers reside.

Political events, international trade disputes and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on our business and that of our customers, service providers and their other partners. International trade disputes could result in tariffs and other protectionist measures, which may materially and adversely affect businesses.

Political uncertainty, such as the recent invasion by Russia in Ukraine, and surrounding international trade disputes and their potential of escalation to trade wars and global recession, could have a negative effect on customer confidence on the economy and/or future prospects, which could materially and adversely affect our business; in particular where customers are reluctant to invest in developing or renovating their business premises and/or are pessimistic concerning the property market in general. In such instances, we may have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China, including those sanctions imposed by the United States and other countries on Russia, and that affect trade relations may possibly cause global economic turmoil and potentially have a negative impact on the financial condition of our customers. We cannot provide any assurances as to whether such actions will occur or the form that they may take.

The Company may rely on dividends and other distributions on equity paid by our operating subsidiary to fund its cash and financing requirements it may have, and our operating subsidiary may rely on capital injections or transfers from the Company in relation to the same. Any restrictions, prohibitions, interventions or limitations on the ability of the Company or our operating subsidiary to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund relevant operations or capital requirements which may have a material and adverse effect on our business.

Within our structure, funds from foreign investors can be directly transferred to our operating subsidiary by way of capital injection or in the form of a shareholder loan from the Company. As a holding company, we may rely on dividends and other distributions on equity paid by our operating subsidiary for our cash and financing requirements. We are permitted under the laws of the Cayman Islands and our memorandum and articles of association (as amended from time to time) to provide funding to our operating subsidiary incorporated in Hong Kong through loans and/or capital contributions. Our operating subsidiary is permitted under the laws of Hong Kong (which maintains a policy of free capital movement with no foreign exchange controls) to issue cash dividends to us without limitation on the size of such dividends; however, to the extent that cash is in our operating subsidiary, there is a possibility that the funds may not be available to fund our operations or for other uses outside of Hong Kong due to any interventions or the imposition of restrictions and limitations by the PRC government on the ability of our operating subsidiary to transfer cash.

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In addition, (i) if our operating subsidiary incurs debt on its own behalf, the instruments governing such debt may restrict its ability to pay dividends; and (ii) the ability to transfer funds and capital may be subject to, inter alia, compliance with applicable anti-money laundering and counter-terrorist financing obligations, sanctions law and other requirements, the interpretation, implementation and enforcement of which may be complicated by geopolitical tensions and exposures of financial intermediaries involved. Any restrictions, prohibitions, interventions or limitations on the ability of the Company or our operating subsidiary to transfer cash or assets may result in these funds or assets not being available to fund relevant operations or capital requirements, which may materially and adversely limit the ability to grow, make investments or acquisitions that could be beneficial to the businesses, pay dividends or otherwise fund and conduct our business.

Fluctuations in exchange rates could result in foreign currency exchange losses to us and could impact our gross profit and gross margin.

Our reporting currency is US$, and all of our operating activities are transacted in HKD. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and HKD. If the HKD depreciates against US$, the value of our HKD revenues, earnings and assets as expressed in our US$ financial statements will decline. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

If the pegging system collapses and the value of the Hong Kong dollars against the US dollar is affected, our sales in the US or other US currency based regions may be affected.

Since 1983, Hong Kong dollars have been pegged to the US dollars at the rate of approximately HK$7.80 to US$1.00. There is no assurance that this policy will not be changed in the near future. If the pegging system collapses and the value of the Hong Kong dollars against the US dollar is affected, our sales in the US or other US currency based regions may be affected.

The costs of doing business in Hong Kong is high as compared to its surrounding regions.

The costs of doing business in Hong Kong is high as compared to its surrounding regions. We rent our office spaces in Hong Kong. The majority of our workforce is also based in Hong Kong. In view of the high rental price and high labor cost in Hong Kong, our Group needs to exercise careful control over our expenditures in these areas. Should we fail to control our costs, the financial performance of us may be adversely affected.

The PCAOB determinations provides that if the PCAOB board is unable to inspect or investigate completely registered public accounting firms headquartered in China or Hong Kong, a Special Administrative Region, because of a position taken by one or more authorities in China or Hong Kong it could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors.

The HFCA Act, which was enacted on December 18, 2020, states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over the counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

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On June 22, 2021, the Senate passed the AHFCAA which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCA Act to two consecutive years instead of three years. In the event the HFCA Act is amended to prohibit an issuer’s securities from trading on any U.S. stock exchange and our auditor is not subject to PCAOB inspections for two consecutive years instead of three, it will reduce the time before our ordinary shares may be prohibited from trading or delisted from an exchange if our auditor is not subject to inspection by the PCAOB.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the HFCA Act, Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB determinations relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region, because of a position taken by one or more authorities in the PRC or Hong Kong. The PCAOB determinations provide that if the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in China or Hong Kong, a Special Administrative Region, because of a position taken by one or more authorities in China or Hong Kong, it could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed the Protocol to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCA Act, and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by decreasing the number of non-inspection years from three years to two, thus reducing the time period before our ordinary shares may be prohibited from trading or delisted. As a result, trading in our securities may be prohibited under the HFCA Act, as amended by the Accelerating Holding Foreign Companies Accountable Act, and related regulations if the PCAOB determines that it cannot inspect or investigate completely our auditor for a period of two consecutive years, and that as a result an exchange may determine to delist our securities.

Our auditor, M&K CPAS LLC, the independent registered public accounting firm that issued the audit report included in this prospectus, is registered with the PCAOB and subject to inspections by the PCAOB on a regular basis with the last inspection in November 2024. M&K CPAS LLC’s office is located in The Woodlands, Texas. If we change auditors and they are subsequently located in China or Hong Kong and the PCAOB is unable to inspect or investigate completely our auditor, it could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors.

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We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer ordinary shares to investors and cause the value of our ordinary shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on April 13, 2020. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Our operating subsidiary, Office for Fine Architecture Limited, may collect and store certain data (including certain personal information) from our clients, who may be PRC individuals, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering).

In the opinion of our PRC counsel, Beijing Yingke Law Firm Shenzhen Office, the Company and its operating subsidiary, are currently in compliance with the PRC Personal Information Protection Law, PRC Data Security Law, and relevant personal information or data requirements of the CAC, based on the following factors: (i) the Company’s operating subsidiary is incorporated in Hong Kong and operates exclusively in Hong Kong, without any subsidiary or VIE structure in mainland China; (ii) the Company and its operating subsidiary have, in aggregate, collected and stored personal information from fewer than one million users; (iii) all data collected by the Company or its operating subsidiary is stored on servers located in Hong Kong; (iv) neither the Company nor its operating subsidiary provides products or services to natural persons in mainland China, nor do they analyze or evaluate the behavior of natural persons in mainland China, or conduct data processing activities in mainland China; (v) the Company and its operating subsidiary have not received any directive from any PRC authority, nor any complaint from citizens or organizations alleging that the Company or its subsidiary endangers national security, public interests, or the legal rights and interests of any citizen or organization; and (vi) the Company and its subsidiary have not received any notification from PRC authorities indicating non-compliance with PRC laws and regulations concerning personal information and data security, nor requiring the Company or its subsidiary to seek approvals from the CAC or other relevant PRC authorities.

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However, these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of Office for Fine Architecture Limited, its abilities to accept foreign investments and the listing of our ordinary shares on a U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Trial Measures are applicable to our operating subsidiary, if our operating subsidiary is deemed to be an “Operator” that are required to file for cybersecurity review before listing in the United States, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to our operating subsidiary, the business operations of our operating subsidiary and the listing of our ordinary shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If our operating subsidiary becomes subject to the CAC or CSRC review, we cannot assure you that our operating subsidiary will be able to comply with the regulatory requirements in all respects and the current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. In the event of a failure to comply, our operating subsidiary may become subject to fines and other penalties which may have a material adverse effect on our business, operations and financial condition and may hinder our ability to offer or continue to offer ordinary shares to investors and cause the value of our ordinary shares to significantly decline or be worthless.

PRC government recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. In such circumstances, where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

Based on the above mentioned, given that (i) the Company currently does not have, nor do it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in the PRC; (ii) it is not controlled by any PRC entity or individual; (iii) it does not have any operation in the PRC, nor does it have any partnership or cooperation with any PRC entity or individual; (iv) it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in the PRC; (v) none of the senior managers in charge of the business operations and management are citizens of the PRC or domiciled in mainland China; and (vi) no revenue of the Company is generated from the PRC, our IPO shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires filing or approvals from the CSRC.

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Further, as of the date of this prospectus, in the opinion of the Company’s PRC counsel, Beijing Yingke Law Firm Shenzhen Office, the Company is not considered a domestic enterprise under the Trial Measures and the Trial Measures do not apply to the Company, and its listing on Nasdaq does not require fulfilling the filing procedure to the CSRC. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for our IPO. If we or our subsidiaries inadvertently conclude that such approvals are not required, we may be required to make corrections, be given a warning, be fined between RMB 1 million and RMB 10 million, warn the responsible person and impose a fine of not less than RMB 500,000 but not more than RMB 5 million, fine the controlling shareholder not less than RMB 1 million but not more than RMB 10 million, prevent the Company from entering the securities market and our ability to offer or continue to offer our ordinary shares to investors could be significantly limited or completed hindered, which could cause the value of our ordinary shares to significantly decline or become worthless. We may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of the PRC, limit our operations in the PRC, delay or restrict the repatriation of the proceeds from our IPO into the PRC or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

If the Chinese government chooses to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer ordinary shares to investors and cause the value of our ordinary shares to significantly decline or be worthless.

Recent statements, laws and regulations by the Chinese government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Trial Measures, have indicated an intent to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investments in China-based issuers. It is uncertain whether the Chinese government will adopt additional requirements or extend the existing requirements to apply to our operating subsidiary. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. Further, if we were to become subject to PRC laws and/or authorities we could incur material costs to ensure compliance and experience devaluation of our ordinary shares or possibly delisting.

Our business concerning use of third party AI tools and our future plans concerning the development of proprietary AI tools may be materially and adversely affected by developments concerning AI regulations in Hong Kong.

At present, there is no comprehensive AI regulations in Hong Kong. However, AI is recognised by the Hong Kong government as an important driver of a new round of technological and industrial transformation as well as a key to propelling the development of a digital economy, and thus various policy bureaux and government departments are devising policies and measures to tackle the diverse challenges associated with AI’s evolution. To date, guidelines and principles have been issued concerning the responsible use of AI and related consumer protection in specific sectors, such as banking, securities and insurance, and the Privacy Commissioner for Personal Data has issued various guidelines on the ethical development and use of AI from the perspective of personal data privacy. Recently, the Hong Kong government has separately completed a consultation (the “Consultation”) concerning a review and proposed enhancement to its existing copyright regime (including the existing Copyright Ordinance (Cap. 528 of the Laws of Hong Kong) (“Copyright Ordinance”)) with a focus on copyright issues arising from AI, especially generative AI.

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The Company integrates AI into various aspects of its architectural design and project management, and (i) currently utilizes Houzz, a third party AI-driven application tool designed for architects, designers, and contractors to enhance its services for clients as well as independent designers and contractors within its network; and (ii) plans to develop its own proprietary AI tool focused on building code-checking for architects. These AI tools would involve computational data analysis, mining and processing as well as development of AI models which may involve the use of third party data which may or may not be subject to copyright protection. Whilst the Consultation has proposed a new and specific copyright exception in the Copyright Ordinance that would permit the reasonable use of copyright works involved in computational data analysis and processing activities in the context of AI technology, there is uncertainty as to when and whether such amendments to Copyright Ordinance will be implemented, and whether the AI tools used and/or developed by the Company will be compliant with the amended law (including the applicability of the proposed exception and the conditions for such exception to apply).

As (i) the existing Hong Kong laws and regulations concerning AI are evolving and may be subject to potentially differing interpretations upon implementation; and (ii) various legislative and regulatory bodies continue to review and issue guidance concerning the use of AI in different contexts, there remains significant uncertainty as to how our existing use of third party AI tools and/or our future plans concerning development of proprietary AI tools may be affected. As laws, regulations, statutory and non-statutory guidelines as well as industry standards concerning the use of AI continue to develop and evolve rapidly, it is possible that our proprietary AI tools, or third party AI tools used by us, may not be, or may not have been, compliant with applicable laws, regulations, guidelines and industry standards and non-compliance with such new laws or changes to existing laws may impact our business and practices adversely, require us to expend significant resources to adapt to these changes, or to stop offering related products or services in Hong Kong. As such, relevant developments could adversely affect our business, results of operations and financial condition. Further, any failure or perceived failure by us, or any third parties with whom we do business, in complying with applicable laws, regulations, policies, industry standards or contractual or other legal obligations (including any claims of copyright infringement or violation of intellectual property rights) relating to our use of AI tools may result in enforcement actions and prosecutions, private litigation, fines and penalties as well as adverse publicity or potential loss of business, and our financial results could be materially and adversely affected.

Failure to comply with Hong Kong Competition Law may result in material and adverse effect on our business, financial condition and results of operations.

We operate in a competitive industry and a competitive market. We may be subject to a variety of laws and other obligations regarding competition laws in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. We face competition in the market due to the presence of a number of service providers. We may be subject to the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into force on December 14, 2015, laying down three forms of behaviours and imposing three rules intended to prevent and discourage anti-competitive conducts: (i) the first conduct rule prohibits (a) the making of agreements by any entity, regardless of its legal status or the way in which it is financed, engaged in economic activity, and includes a natural person engaged in economic activity (“Undertakings”); (b) the engagement in concerted practice by Undertakings; or (c) the making or giving effect of decisions by members of an association of Undertakings, that have the object or effect of preventing, restricting or distorting competition in Hong Kong; (ii) the second conduct rule prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong; and (iii) the merger rule prohibits Undertakings from directly or indirectly carrying out mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. Currently, the merger rule only applies where an Undertaking that directly or indirectly holds or, directly or indirectly controls an Undertaking that holds a “carrier license” within the meaning of the Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong) is involved in a merger, and therefore we do not anticipate that the merger rule will be applicable to our business.

The Competition Commission is an independent statutory body in Hong Kong established under the Competition Ordinance to investigate any contravention against the competition rules and enforce the provisions of the Competition Ordinance, and the Competition Tribunal is a superior court of record set up by the Competition Ordinance, as part of the Hong Kong judiciary, to hear and decide cases relating to competition law in Hong Kong. Under the guidelines and policies published by the Competition Commission, possible outcomes of the investigation of a contravention of the Competition Ordinance may include the acceptance by the Competition Commission of a commitment given by the infringer to take any action or refrain from taking any action, the issuance of a warning notice or infringement notice, the commencement of proceedings in the Competition Tribunal, the application for a consent order, the referral of the complaint to a government agency and the conduct of a market study. The Competition Tribunal may order remedies including to impose a pecuniary penalty, make a disqualification order or other orders under the Competition Ordinance. The guidelines and policies published by the Competition Commission in Hong Kong did not mention any remedies which may affect an entity’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the Competition Ordinance.

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We confirm that we have not adopted any anti-competitive conduct described in the Competition Ordinance and will continue to act in compliance with the Competition Ordinance. However, there may be uncertainties on the full effect of the rules in respect of compliance, infringement, and its effect on our business in particular when tendering is involved in securing contracts. We may face difficulties and may need to incur legal costs in ensuring our compliance with the rules. If we face any complaints of infringement of the Competition Ordinance, we may incur substantial legal costs and may result in business disruption and/or negative media coverage, which could adversely affect our business, results of operations and reputation.

Failure to comply with PDPO may result in material and adverse effect on our business, financial condition and results of operations.

The PDPO provides the principles that a person who, either alone, jointly or in common with other persons, controls the collection, holding, processing or use of personal data (a “Data User”) must follow in any acts concerning information, existing in a form which access to or processing of is practicable, which relates to a living individual and can be used to identify that individual. Contravention with the PDPO may entitle the Privacy Commissioner for Personal Data to issue a written enforcement notice directing such Data User to take prescribed steps within a specified timeframe to remedy and prevent recurrence of contravention. Contravention with the above enforcement notice issued by the Privacy Commissioner for Personal Data is an offence and on first conviction, the offender is liable to a maximum fine of HK$50,000 and imprisonment for 2 years, with a daily penalty of HK$1,000. Subsequent convictions can result in a maximum fine of HK$100,000 and imprisonment for 2 years, with a daily penalty of HK$2,000. However, if a Data User has taken all due diligence to comply with the enforcement notice, then such Data User may have a defence against the above offence.

In the course of our business, we collect data that are related to our business, all with consent from owners of such information. We are committed to protecting the privacy and security of such data, and have established and implemented policy on data collection, processing and usage. As such, we confirm that we are in full compliance with the PDPO of Hong Kong. While we strive to comply with applicable data protection laws and regulations as well as our own privacy policies and other obligations, we may have, with respect to privacy and data protection, instances of failure or perceived failure to comply with these laws, regulations, policies and other obligations, which may result, and in some cases has resulted, in customer complaints, and may also result in inquiries and other proceedings or actions against us by government agencies or others, as well as negative publicity and damage to our reputation and brand, each of which could cause us to lose consumers, and have an adverse effect on our business, financial condition and results of operations.

Risks Related to Offering and Ownership of Ordinary Shares

It is not possible to predict the actual number of ordinary shares, if any, we will sell under the Purchase Agreement or the actual gross proceeds resulting from those sales.

On July 14, 2025, we entered into the Purchase Agreement, pursuant to which Atsion has committed to purchase up to $100,000,000 (which may be increased to $200,000,000 upon mutual agreement by us and Atsion) in aggregate gross purchase price of newly issued ordinary shares.

Subject to the satisfaction of certain customary conditions including, without limitation, the effectiveness of this registration statement, our right to sell shares to Atsion commences on the Effective Date until the 36 month anniversary of the Effective Date. During such term, subject to the terms and conditions of the Purchase Agreement, we shall notify Atsion when we exercise the right, in our sole discretion, to sell shares.

We generally have the right to control the timing and amount of any sales of our ordinary shares to Atsion under the Purchase Agreement. Sales of our ordinary shares, if any, to Atsion under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Atsion all, some or none of the ordinary shares that may be available for us to sell to Atsion pursuant to the Purchase Agreement.

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Because the purchase price per ordinary share to be paid by Atsion for the ordinary shares that we may elect to sell to Atsion under the Purchase Agreement, if any, will fluctuate based on the market prices of our ordinary share at the time we elect to sell ordinary shares to Atsion pursuant to the Purchase Agreement, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of ordinary shares that we will sell to Atsion under the Purchase Agreement, the purchase price per share that Atsion will pay for ordinary shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Atsion under the Purchase Agreement.

The number of ordinary shares ultimately offered for sale by Atsion is dependent upon the number of ordinary shares, if any, we ultimately elect to sell to Atsion under the Purchase Agreement. However, even if we elect to sell ordinary shares to Atsion pursuant to the Purchase Agreement, Atsion may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices, subject to certain limitations in the Purchase Agreement.

Because the market price of our ordinary shares may fluctuate from time to time after the date of this prospectus and, as a result, the actual purchase price to be paid by Atsion for our ordinary shares that we elect to sell to Atsion under the Purchase Agreement, if any, also may fluctuate because they will be based on such fluctuating market price of our ordinary shares, it is possible that we would need to issue and sell more than the number of ordinary shares being registered for resale by Atsion under this registration statement in order to receive aggregate gross proceeds of $100.0 million under the Purchase Agreement.

Accordingly, if it becomes necessary for us to issue and sell to Atsion under the Purchase Agreement more than the 22,694,445 ordinary shares being registered for resale under the registration statement of which this prospectus forms a part in order to receive aggregate gross proceeds equal to $100.0 million under the Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by Atsion of any such additional ordinary shares we wish to sell from time to time under the Purchase Agreement, which must be declared effective by the SEC, in each case before we may elect to sell any additional ordinary shares to Atsion under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of ordinary shares in addition to the 22,694,445 ordinary shares being registered for resale by Atsion under the registration statement of which this prospectus forms a part could cause additional substantial dilution to our shareholders.

The sale and issuance of ordinary shares to the selling shareholders will cause dilution to our existing securityholders, and the resale of the ordinary shares by the selling shareholders, or the perception that such resales may occur, could cause the price of our shares to fall.

The purchase price per ordinary shares to be paid by Atsion for the ordinary shares that we may elect to sell to Atsion under the Purchase Agreement, if any, will fluctuate based on the market prices of our ordinary shares at the time we elect to sell ordinary shares to Atsion pursuant to the Purchase Agreement. Depending on market liquidity at the time, resales of such ordinary shares by Atsion may cause the trading price of our ordinary shares to fall.

If and when we elect to sell ordinary shares to Atsion, sales of newly issued ordinary shares by us to the selling shareholders could result in substantial dilution to the interests of existing holders of our ordinary shares. In addition, we have agreed to issue 55,555 ordinary shares to IBC. The 23,000,000 shares being registered for resale by this prospectus represent approximately 165% of our total shares issued and outstanding as of August 14, 2025. Additionally, the sale of a substantial number of ordinary shares to Atsion, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Investors who buy ordinary shares from Atsion at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion to vary the timing, price and number of shares sold to Atsion, if any. If and when we elect to sell our ordinary shares to Atsion pursuant to the Purchase Agreement, after Atsion has acquired such ordinary shares, Atsion may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices, subject to certain limitations in the Purchase Agreement. As a result, investors who purchase shares from Atsion in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Atsion in this offering as a result of future sales made by us to Atsion at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to Atsion under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Atsion may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

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Sales of a substantial number of our ordinary shares in the public market by the selling shareholders or by our other existing securityholders could cause the price of our ordinary share to fall.

The shares being registered for resale by this prospectus represent approximately 165% of our total shares issued and outstanding as of August 14, 2025. The sale or availability for sale of these shares could adversely affect the prevailing market price of our ordinary share and could impair our ability to raise capital through future sales of our securities.

The trading market for our ordinary shares is very new, and consistently robust and liquid trading market may not develop or be sustained over the long term.

We only recently consummated our IPO in May 2025, and so the trading market for our ordinary shares is very new and unestablished. If a consistently robust and liquid trading market for our ordinary shares does not develop, you may not be able to sell your shares quickly or at the market price. Our ability to raise capital to continue to fund operations by selling our securities and our ability to acquire other companies or technologies by using our securities as consideration may also be impaired.

Nasdaq may apply additional and more stringent criteria for our continued listing because we plan to have a small public offering and insiders will hold a large portion of our listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. If we are unable to maintain the continued listing requirements of Nasdaq, our securities could be delisted from Nasdaq, which could materially and adversely (i) impair the liquidity of our ordinary shares, (ii) limit our ability to raise capital and (iii) harm the value of a shareholder’s investment.

Our three main shareholders, including our Chief Executive Officer and our Chief Technology Officer, beneficially own an aggregate of 7,711,111 ordinary shares, representing approximately 55.38% of the voting power of our outstanding share capital, and will have significant influence over all corporate matters for which shareholder approval is required.

As of the date of this prospectus, our three main shareholders, including our Chief Executive Officer and our Chief Technology Officer, beneficially holding 7,711,111 ordinary shares collectively, are able to exercise approximately 55.38% of the total voting power of our issued and outstanding ordinary shares. They have significant influence on determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. In cases where their interests are aligned, they will also have the power to prevent or cause a change in control. Without the consent of these three main shareholders, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. The interests of these three main shareholders may differ from the interests of our other shareholders. The concentrated voting power owned by the three main shareholders may cause a material decline in the value of our ordinary shares. For more information regarding our beneficial owners and their affiliated entities, see “Major Shareholders.” See also “Risk Factors – Risks Related to the Ownership of Ordinary Shares – We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.”

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The trading price of our ordinary shares may be volatile, which could result in substantial losses to investors.

The trading price of our ordinary shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located primarily in China that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performance of these Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our ordinary shares, regardless of our actual operating performance.

In addition to market and industry factors, the price and trading volume for our ordinary shares may be highly volatile for factors specific to our own operations, including the following:

●	regulatory developments affecting us or our industry;

●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	conditions in the market for architecture industry;

●	announcements by us or our competitors of new product and/or service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

●	additions to or departures of our senior management;

●	fluctuations of exchange rates between the HKD and the U.S. dollar;

●	release or expiry of lock-up or other transfer restrictions on our outstanding shares; and

●	sales or perceived potential sales of additional ordinary shares.

Any of these factors may result in large and sudden changes in the volume and price at which our ordinary shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

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Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our ordinary shares.

In addition to the risks addressed above in “— The trading price of our ordinary shares may be volatile, which could result in substantial losses to investors”, our ordinary shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats comparable to our anticipated public float and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our ordinary shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our ordinary shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our ordinary shares. In addition, investors of our ordinary shares may experience losses, which may be material, if the price of our ordinary shares declines or if such investors purchase shares of our ordinary shares prior to any price decline.

The future sales of ordinary shares by existing shareholders may adversely affect the market price of our ordinary share.

As a relatively small-capitalization company with relatively small public float we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. Sales of a substantial number of our ordinary shares in the public market could occur at any time. The sales of a substantial number of registered shares could result in a significant decline in the public trading price of our ordinary shares and could impair our ability to raise capital through the sale or issuance of additional ordinary shares, which could affect our listing status. If we are unable to maintain the continued listing requirements of Nasdaq, our securities could be delisted from Nasdaq, which could materially and adversely (i) impair the liquidity of our ordinary shares, (ii) limit our ability to raise capital and (iii) harm the value of a shareholder’s investment.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our ordinary shares, the market price for our ordinary shares and trading volume could decline.

The trading market for our ordinary shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our ordinary shares, the market price for our ordinary shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our ordinary shares to decline.

The sale or availability for sale of substantial amounts of our ordinary shares could adversely affect their market price.

Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales could occur could adversely affect the market price of our ordinary shares and could materially impair our ability to raise capital through equity offerings in the future. The ordinary shares sold in future public offerings will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 under the Securities Act and the applicable lock-up agreements. As of the date of this prospectus, 13,923,611 ordinary shares are outstanding. In connection with our IPO, we and each of our directors and officers named in the section “Management,” and certain shareholders have agreed not to sell any ordinary shares for 180 days from the date of the prospectus for our IPO without the prior written consent of the underwriter, subject to certain exceptions. However, the underwriters may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”). We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our ordinary shares.

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Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our ordinary shares for return on your investment.

We do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ordinary shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, regulatory requirements and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value or even maintain the price at which you purchased our ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment.

You must rely on the judgment of our management as to the use of the net proceeds from future financings, and such use may not produce income or increase our share price.

We are obligated to use 80% of the net proceeds from the Equity Facility toward the purchase of cryptocurrency assets in connection with our cryptocurrency treasure strategy, and the rest for general working capital in our sole discretion. However, our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from our future financings may be placed in investments that do not produce income or that lose value.

If we are classified as a passive foreign investment company, United States taxpayers who own our ordinary shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produces passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our ordinary shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we hold and the amount of cash we raise in our future offerings of our securities, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own, directly or indirectly, at least 25% of the equity by value.

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Our status as a PFIC is a fact-intensive determination made on an annual basis. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status and also expresses no opinion with regard to our expectations regarding our PFIC status.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers who own our ordinary shares if we were determined to be a PFIC, see “Taxation — Material United States Federal Income Tax Considerations — Passive Foreign Investment Company.”

The amended and restated memorandum and articles of association that we adopted contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our ordinary shares.

Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Our amended and restated memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. In addition, our board of directors will have the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our ordinary shares may fall and the voting and other rights of the holders of our ordinary shares may be materially and adversely affected.

We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are a “controlled company” as defined under the Nasdaq Stock Market Rules because our three main shareholders, including our Chief Executive Officer and our Chief Technology Officer, collectively beneficially own more than 50% of our total voting power. For so long as we remain a controlled company under that definition, we are permitted to elect to rely on, and may rely on, certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of Cayman Islands with limited liability. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, as amended from time to time, the Companies Act of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under the Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, the Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

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Shareholders of the Cayman Islands companies like us have no general rights under the Cayman Islands law to inspect corporate records (other than the memorandum and articles of association (as amended from time to time) and any special resolutions passed by these companies, and the register of mortgages and charges of these companies) or to obtain copies of the register of members of these companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. Currently, we do not plan to rely on home country practice with respect to any corporate governance matter. However, if we choose to follow our home country practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

Currently, the majority of our operations are conducted in Hong Kong outside the United States, and the majority of our assets are located outside the United States. Keith Chong, our Director and Chief Technology Officer, is Hong Kong citizen or resident and a substantial portion of his assets are located in Hong Kong outside the United States. You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or certain members of our management named in the annual report, because, in the absence of arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, judgments entered in the United States can be enforced in Hong Kong only at common law. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, in particular, the proceeding pursuant to which judgment was obtained must be commenced within six years and the judgment creditor has to prove that (a) the judgment is in personam; (b) the judgment is in the nature of a monetary award in respect of a definite or fixed sum of money (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or another penalty); (c) the judgment is final and conclusive on the merits of the claim and has not been stayed or satisfied in full; and (d) the judgement is from a superior court of competent jurisdiction (as determined by the private international law rules applied by the Hong Kong courts). The defenses available to the defendant in a common law action for enforcement of a foreign judgment include, inter alia, breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgement at common law, fresh proceedings may be initiated in Hong Kong by the judgment creditor issuing and serving a writ of summons on the judgment debtor, attaching the foreign judgment as proof of the debt. Due to the lack of reciprocal enforcement arrangements as well as the foregoing conditions and defenses available, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Our Securities –— Comparison of Cayman Islands Corporate Law and U.S. Corporate Law.”

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You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

The laws of the Cayman Islands provide shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our amended and restated articles of association allow our shareholders holding shares representing in aggregate not less than ten (10%) percent of the rights to vote at such general meeting our voting share capital in issue, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least five clear days is required for the convening of our general meetings (including an annual general shareholders’ meeting). A quorum required for a meeting of shareholders consists of at least one or more shareholders present or by proxy, or if a corporation, by its duly authorized representative, representing not less than one-third of all votes attaching to all ordinary shares in issue and entitled to vote at such general meeting of the Company. For these purposes, “clear days” means that period excluding (a) the day when the notice is given or deemed to be given and (b) the day for which it is given or on which it is to take effect.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in Hong Kong. In addition, some of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of Hong Kong may render you unable to seek recognition and/or enforce a judgment against our assets or the assets of our directors and officers.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 for so long as we are an emerging growth company.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

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●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

We incur significantly increased costs and devote substantial management time as a result of the listing of our ordinary shares.

We incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we are required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq rules, including applicable corporate governance practices. Compliance with these requirements increases our legal and financial compliance costs and makes some activities more time-consuming and costly. In addition, our management and other personnel need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our ordinary shares are listed on Nasdaq under the symbol “OFAL.” We cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future. In order to continue listing our securities on Nasdaq, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in shareholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 public holders).

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, which would harm the value of the shareholders’ investment, including:

●	a limited availability of market quotations for our securities;

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●	reduced liquidity for our securities;

●	a determination that our ordinary shares come within the definition of “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our ordinary shares have been approved for listing on Nasdaq, our ordinary shares will be covered securities. Although the states are pre-empted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case.

Risks Related to Our Bitcoin Treasure Strategy

WE ARE NOT REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940 AND SHAREHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN A REGISTERED INVESTMENT COMPANY NOR THE PROTECTIONS AFFORDED BY THE COMMODITIES EXCHANGE ACT.

We may use the net proceeds from this offering to purchase bitcoin, the price of which has been, and will likely continue to be, highly volatile.

Pursuant to the Purchase Agreement, we agreed to use the net proceeds from the Equity Facility to purchase cryptocurrency assets in connection with our cryptocurrency treasure strategy. Bitcoin is a highly volatile asset that has traded below $39,000 per bitcoin and above $106,000 per bitcoin on Coinbase during 2024. More recently, year-to-date in 2025, bitcoin traded above $120,000 per bitcoin and below $75,000 per bitcoin on Coinbase. In addition, bitcoin does not pay interest or other returns and so ability to generate a return on investment from the net proceeds from our financing will depend on whether there is appreciation in the value of bitcoin following our purchases of bitcoin with the net proceeds from our financing. Future fluctuations in bitcoin trading prices may result in our converting bitcoin purchased with the net proceeds from our financing into cash with a value substantially below the net proceeds from our financing.

Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty. Bitcoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For example, the U.S. executive branch and SEC, among others in the United States and abroad, have been active in recent years, and laws including the European Union’s Markets in Crypto Asset Regulation and the U.K.’s Financial Services and Markets Act 2023 became law. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and bitcoin specifically. The consequences of increased or different regulation of digital assets and digital asset activities could adversely affect the market price of bitcoin and in turn adversely affect the market price of our ordinary shares. Moreover, the risks of engaging in a bitcoin treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

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The growth of the digital assets industry in general, and the use and acceptance of bitcoin in particular, may also impact the price of bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to bitcoin, institutional demand for bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for bitcoin as a means of payment, and the availability and popularity of alternatives to bitcoin. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term.

Because bitcoin has no physical existence beyond the record of transactions on the bitcoin blockchain, a variety of technical factors related to the bitcoin blockchain could also impact the price of bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the bitcoin blockchain and negatively affect the price of bitcoin. The liquidity of bitcoin may also be reduced and damage to the public perception of bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold bitcoin, provide bitcoin-related services or accept bitcoin as payment, which could also decrease the price of bitcoin. Similarly, the open-source nature of the bitcoin blockchain means the contributors and developers of the bitcoin blockchain are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade the bitcoin blockchain could adversely affect the bitcoin blockchain and negatively affect the price of bitcoin.

Recent actions by U.S. banking regulators have reduced the ability of bitcoin-related services providers to gain access to banking services and liquidity of bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for bitcoin and other digital assets.

In addition, while the current administration has expressed support regarding the development and use of digital assets as the industry has anticipated, the specific regulatory frameworks are still to be developed.

Expectations around U.S. digital asset policy, including potential sentiments that the U.S. government is not moving quickly enough or not meeting policy expectations, may adversely affect the price of bitcoin.

Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of bitcoin and the market price of our ordinary shares.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date of this prospectus. While senior SEC officials have stated their view that bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the 1940 Act, if the portion of our assets consists of investments in bitcoins exceeds 40% safe harbor limits prescribed in the 1940 Act, which would subject us to significant additional regulatory controls that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business. We monitor our assets and income for compliance under the 1940 Act and seek to conduct our business activities in a manner such that we do not fall within its definitions of “investment company” or that we qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC regulations. If bitcoin is determined to constitute a security for purposes of the federal securities laws, we would take steps to reduce the percentage of bitcoins that constitute investment assets under the 1940 Act. These steps may include, among others, selling bitcoins that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our bitcoins at unattractive prices. We may also seek to acquire additional non-investment assets to maintain compliance with the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid being deemed to be an investment company in accordance with the safe harbor. If we were unsuccessful, and if bitcoin is determined to constitute a security for purposes of the federal securities laws, then we would have to register as an investment company, and the additional regulatory restrictions imposed by 1940 Act could adversely affect the market price of bitcoin and in turn adversely affect the market price of our ordinary shares.

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As bitcoin and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. If bitcoin is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of bitcoin and in turn adversely affect the market price of our ordinary shares. See “Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of bitcoin and the market price of our ordinary shares” above. Moreover, the risks of us engaging in a bitcoin treasury strategy have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and “Regulation.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our dependence on growth in the demand for our services;

●	our ability to attract and retain customers;

●	our ability to compete effectively;

●	our ability to successfully manage our business expansion in response to changing industry and market conditions;

●	implementation of our expansion plans and our ability to obtain capital resources for our planned growth;

●	our dependence on key personnel;

●	our ability to expand into new businesses and industries, and to undertake mergers, acquisitions, investments or divestments;

●	changes to regulations in Hong Kong and the PRC;

●	changes in technology and competing services;

●	general economic and political conditions, including those related to the architecture industry;

●	possible disruptions in commercial activities caused by events such as natural disasters, terrorist activities;

●	fluctuations in foreign currency exchange rates; and

●	other factors in the “Risk Factors” section in this prospectus.

These forward-looking statements are subject to various and significant risks and uncertainties, including those which are beyond our control. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should thoroughly read this prospectus and the documents that we refer to herein with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. We disclaim any obligation to update our forward-looking statements, except as required by law.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Statistical data in these publications also include projections based on a number of assumptions. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

In addition, the new and rapidly changing nature of the architecture industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of ordinary shares by the selling shareholders pursuant to this prospectus. We may receive up to $100.0 million in aggregate gross proceeds from Atsion under the Purchase Agreement in connection with sales of the ordinary shares after the date of this prospectus. However, the actual proceeds from Atsion may be less than this amount depending on the number of ordinary shares sold and the price at which the ordinary shares are sold.

We agreed to use 80% of the net proceeds from the Equity Facility toward the purchase of cryptocurrency assets in connection with our cryptocurrency treasure strategy. The initial crypto assets will only consist of Bitcoin (BTC), Solana (SOL) and SUI, but may consist of other crypto assets at our sole discretion. We intend to use the remaining 20% of the net proceeds from the Equity Facility for general corporate purposes and working capital at our sole discretion.

The selling shareholders will pay any expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of its ordinary shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration fees and fees and expenses of our counsel and our accountants.

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DIVIDEND POLICY

Subject to the provisions of the Companies Act and any rights attaching to any shares under and in accordance with our amended and restated memorandum and articles of association, as amended from time to time, our board of directors has discretion regarding whether to declare or pay dividends or distributions out of our funds which are lawfully available for that purpose. In addition, our shareholders may by ordinary resolution declare a dividend, provided that no dividend may exceed the amount recommended by our directors. Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie. Unless provided by the rights attached to a share, no dividend shall bear interest. All dividends are subject to certain restrictions under Cayman Islands law, namely that a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, regulatory requirements and other factors that the board of directors may deem relevant.

We have never declared or paid cash dividends on our shares. We currently do not have any plans to pay cash dividends. Rather, we currently intend to retain all of our available funds and any future earnings to operate and grow our business.

Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

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THE ATSION TRANSACTION

On July 14, 2025, we entered into the Purchase Agreement with Atsion pursuant to which we have the right, but not the obligation, to sell up to $100,000,000 (which may be increased to $200,000,000 upon mutual agreement by us and Atsion) of our ordinary shares, to Atsion, subject to the terms and conditions set forth therein. In furtherance of the Equity Facility, we and Atsion also entered into a related RRA pursuant to which we have agreed to register for resale on a registration statement on Form F-1 the ordinary shares issuable to Atsion pursuant to the Equity Facility.

We may begin selling ordinary shares to Atsion under the Equity Facility beginning on the effective date of the registration statement of which this prospectus is a part and may continue to sell such ordinary shares until the 36 month anniversary of the effectiveness of this registration statement. If we elect to sell ordinary shares to Atsion under the Equity Facility, we may require Atsion to purchase, on any given trading day, a maximum of $100,000 of ordinary shares, subject to increases up to $250,000 and $500,000 of ordinary shares, subject to certain stock price and volume requirements as described in the Purchase Agreement. If we sell the maximum number of shares permitted in a Regular Purchase on a trading day, we may sell additional shares to Atsion subject to certain additional stock price and volume considerations.

The purchase price that Atsion is required to pay per ordinary share is equal to the lower of: (i) 95% of the arithmetic average of the last traded price of a round-lot trade of the ordinary shares recorded at regular 30 minute intervals during regular trading hours on a Purchase Date (as such term is defined in the Purchase Agreement) of the ordinary shares on the Purchase Date from the time of purchase submission to and including market closing on such date, or (ii) 96% of the lowest single day volume weighted average price for the four consecutive business days ending on the purchase date. Notwithstanding the foregoing, under no circumstances is the Company permitted to deliver a purchase notice to Atsion if the ordinary shares are trading below $1 per share.

We have agreed to use 80% of the net proceeds from the Equity Facility toward the purchase of cryptocurrency assets in connection with our cryptocurrency treasure strategy. The initial crypto assets will only consist of Bitcoin (BTC), Solana (SOL) and SUI, but may consist of other crypto assets at our sole discretion. We will use the remaining 20% of the net proceeds from the Equity Facility for general corporate purposes and working capital at our sole discretion.

In consideration for entering into the Purchase Agreement, we have agreed to issue Atsion 250,000 Commitment Shares. If the aggregate value of the Commitment Shares, as determined pursuant to the Purchase Agreement, is less than $1,000,000, then we have agreed to pay Atsion the difference in cash. We have also agreed to reimburse Atsion for certain expenses.

Concurrently with the Purchase Agreement, we and Atsion entered into the RRA pursuant to which we have agreed to file a resale registration statement within 30 days following the execution of the Purchase Agreement and agreed to have the resale registration statement declared effective within 45 days of execution of the Purchase Agreement, subject to an extension if the Securities and Exchange Commission determines to review the resale registration statement.

In connection with the Equity Facility, we engaged the Agents to act as placement agents. The Company has agreed to pay the Agents an upfront fee of $500,000 in cash or in ordinary shares at the Company’s discretion and has also agreed to pay the Agents a fee of 1.25% of the gross proceeds of sales pursuant to the Equity Facility.

Effect of Sales of our ordinary shares under the Purchase Agreement on our Shareholder

The ordinary shares being registered for resale in this offering may be issued and sold by us to the selling shareholders from time to time at our discretion, during the terms described above. The resale by the selling shareholders of a significant quantity of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our ordinary shares to decline and to be highly volatile. Sales of our ordinary shares, if any, to Atsion under the Purchase Agreement will be determined by us in our sole discretion, subject to the satisfaction of certain conditions in the Purchase Agreement, and will depend upon market conditions and other factors. We may ultimately decide to sell to Atsion all, some or none of the ordinary shares that may be available for us to sell to Atsion pursuant to the Purchase Agreement. If we elect to sell ordinary shares to Atsion pursuant to the Purchase Agreement, after Atsion has acquired such shares, Atsion may resell all, some or none of such ordinary shares at any time or from time to time in its sole discretion and at different prices, subject to certain limitations in the Purchase Agreement. As a result, investors who purchase ordinary shares from Atsion in this offering at different times will likely pay different prices for those ordinary shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. See “Risk Factors — Risks Related to Offering and Ownership of ordinary shares — Investors who buy ordinary shares from Atsion at different times will likely pay different prices.”

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Investors may experience a decline in the value of the ordinary shares they purchase from Atsion in this offering as a result of future sales made by us to Atsion at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares of ordinary shares to Atsion under the Purchase Agreement, or if investors expect that we will do so, the actual sales of ordinary shares or the mere existence of our arrangement with Atsion may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the purchase price per share to be paid by Atsion for the ordinary shares that we may elect to sell to Atsion under the Purchase Agreement, if any, will fluctuate based on the market prices of our ordinary shares at the time we make such election, as of the date of this prospectus, it is not possible for us to predict the number of ordinary shares that we will sell to Atsion under the Purchase Agreement, the actual purchase price per share to be paid by Atsion for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of August 14, 2025, there were 13,923,611 ordinary shares issued and outstanding. If all of the 23,000,000 shares of our ordinary shares offered for resale by the selling shareholders under this prospectus were issued and outstanding as of August 14, 2025, such shares would represent approximately 62.29% of total number of our total shares issued and outstanding. The actual number of our ordinary shares issuable will vary depending on the then current market price of our ordinary shares sold to the selling shareholders in this offering.

The number of ordinary shares ultimately offered for sale by Atsion for resale under this prospectus is dependent upon the number of ordinary shares, if any, we ultimately sell to Atsion under the Purchase Agreement. Further, if and when we elect to sell ordinary shares to Atsion pursuant to the Purchase Agreement, after Atsion acquired such shares, Atsion may resell all, some or none of such ordinary shares at any time or from time to time in its sole discretion and at different prices, subject to certain limitations in the Purchase Agreement.

The issuance of our ordinary shares to Atsion pursuant to the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted. Although the number of ordinary shares that our existing shareholders own will not decrease, the ordinary shares owned by our existing shareholders will represent a smaller percentage of our total outstanding ordinary shares after any such issuance.

Although the Purchase Agreement provides that we may sell up to an aggregate of $100.0 million of ordinary shares to Atsion, only 22,694,445 shares are being registered for resale under the registration statement that includes this prospectus. If it becomes necessary for us to issue and sell more shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $100.0 million under the Purchase Agreement, we must first file with the SEC one or more additional registration statements to register under the Securities Act the resale by Atsion of any such additional our ordinary shares we wish to sell from time to time under the Purchase Agreement, which must be declared effective by the SEC, in each case, before we may elect to sell any additional our ordinary shares to Atsion under the Purchase Agreement.

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SELLING SHAREHOLDERS

The ordinary shares being offered by the selling shareholders are those issuable to Atsion under the Purchase Agreement and the shares issuable to IBC in connection with the Equity Facility. For additional information regarding the Equity Facility, see “The Atsion Transaction” above. We are registering the ordinary shares in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the ordinary shares, and as otherwise provided below, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the ordinary shares by the selling shareholders. The second column lists the number of ordinary shares beneficially owned by the selling shareholders, based on its ownership of ordinary shares, as applicable, immediately prior to this offering, assuming the full issuances of ordinary shares under the Purchase Agreement, by Atsion. The third and fourth columns assume the sale of ordinary shares issuable in connection with the Equity Facility, pursuant to this prospectus.

The third column also lists the ordinary shares being registered by this prospectus for the resale of the ordinary shares by the selling shareholders.

Under the terms of the Purchase Agreement, Atsion may not purchase any ordinary shares under the Purchase Agreement, which, when aggregated with all other ordinary shares then beneficially owned by Atsion and its affiliates would result in the beneficial ownership by Atsion and its affiliates of more than 4.9% of the then issued and outstanding ordinary shares, except as otherwise agreed by Atsion and us.

The number of ordinary shares, in the table below, being registered by this prospectus for resale by the selling shareholders, does not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Shares beneficially owned prior to this offering	Shares offered for sale by this Prospectus	Shares beneficially owned after this offering	Percentage of shares beneficially owned after this offering(1)
Atsion Opportunity Fund LLC – Series 1 (2)	—	22,944,445	—	—
IB Capital LLC (3)	—	55,555	—	—

(1) Percentages are based on 13,923,611 ordinary shares outstanding as of August 14, 2025.

(2) John Salemi is deemed to be beneficial owner of such ordinary shares owned by Atsion Opportunity Fund LLC – Series 1. The business address of Atsion Opportunity Fund LLC – Series 1 is 35 Grove Street, 6E, New York, NY 10014.

(3) Mike McCrory is deemed to be beneficial owner of such ordinary shares owned by IB Capital LLC. The business address of IB Capital LLC is 51 Kings Court St. #14-B, San Juan, PR 00911.

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PLAN OF DISTRIBUTION

The selling shareholders of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders has informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands as an exempted company with limited liability in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. Some of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. Specifically, Keith Chong, our Director and Chief Technology Officer, is located in Hong Kong. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Cayman Islands

In the opinion of Ogier, our counsel as to Cayman Islands law, there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

In the opinion of Ogier, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would in certain circumstances recognize and enforce a foreign judgement, without any re-examination or re-litigation of matters adjudicated upon, provided such judgement: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Hong Kong

According to our legal counsel as to Hong Kong law, David Fong & Co., there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States. As such, judgments obtained from a court in the United States cannot be directly registered for enforcement in the courts of Hong Kong. However, under Hong Kong common law, a foreign judgment obtained against the Company may itself form the basis of a cause of action against the Company in the courts of Hong Kong, since such a foreign judgment may be regarded as creating a debt between the relevant parties. In a common law action for enforcement of a foreign judgment, the enforcement will be subject to acceptance of Hong Kong courts of jurisdiction and various conditions; in particular, the proceeding pursuant to which judgment was obtained must be commenced within six years from the date of judgment and the judgment creditor has to prove that, inter alia, (a) the judgment is in personam; (b) the judgment is in the nature of a monetary award in respect of a definite or fixed sum of money (i.e. not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or another penalty); (c) the judgment is final and conclusive on the merits of the claim and has not been stayed or satisfied in full; and (d) the judgement is from a superior court of competent jurisdiction (as determined by the private international law rules applied by the Hong Kong courts). The defenses available to the defendant in a common law action for enforcement of a foreign judgment include, inter alia, breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgement at common law, new proceedings may need to be initiated in Hong Kong by the judgment creditor issuing and serving a writ of summons on the judgment debtor, attaching the foreign judgment as proof of the debt.

As Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States, and due to the foregoing conditions and requirements regarding the enforcement of foreign judgments that do not fall within statutory registration scheme for foreign judgments in Hong Kong, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state or territory in the United States.

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CORPORATE HISTORY AND STRUCTURE

Corporate History

The Company is a Cayman Islands exempted company incorporated on August 27, 2024. Effective on August 29, 2024, the Company and its operating subsidiary completed a reorganization to consolidate its business operations in Hong Kong into an offshore corporate holding structure in anticipation of listing on a recognized securities market.

Our operating subsidiary, Office for Fine Architecture Limited, is a private company limited by shares company incorporated under the laws of Hong Kong on January 31, 2013 under the name of “Panesian Engineering Limited.” On May 29, 2013, Panesian Engineering Limited changed its name by way of special resolution to Office for Fine Architecture Limited. Our operating subsidiary’s executive offices are based in Hong Kong. Our operating subsidiary has not had any bankruptcies or mergers and acquisitions during the time of its business lifetime.

The chart below shows our corporate structure as of the date of this prospectus:

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) covers information pertaining to the Company for the years ended March 31, 2025 and 2024 and should be read in conjunction with the audited consolidated financial statements and related notes of the Company as of and for the years ended March 31, 2025 and 2024 and related notes thereto. Except as otherwise noted, the financial information contained in this MD&A and in the financial statements has been prepared in accordance with accounting principles generally accepted in the United States of America. All amounts are expressed in U.S. dollars unless otherwise noted. This discussion contains forward-looking statements that involve risks and uncertainties including those discussed below and elsewhere in this prospectus, particularly those under “Risk Factors.” Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors.

Critical Accounting Policies and Critical Accounting Judgments and Estimates

The Company prepared the consolidated financial statements in accordance with U.S. GAAP. These accounting principles require the Company to make judgments, estimates and assumptions on the reported amounts of assets and liabilities at the end of each period, and the reported amounts of revenues and expenses during each period. The Company continually evaluates these judgments and estimates based on its own historical experience, knowledge and assessment of current business and other conditions, its expectations regarding the future based on available information, which together form its basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of the accounting policies require a higher degree of judgment than others in their application.

Critical accounting policies

When reading our consolidated financial statements, you should consider our selection of critical accounting policies, including revenue recognition, accounts receivable, contract assets, contract liabilities and income taxes, of which the details are set out in our consolidated financial statements.

Recently Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 for the years ended March 31, 2025 and 2024 to the consolidated financial statements, “Summary of Significant Accounting Policies”.

Critical accounting estimates

You should also consider the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. The Company believes the following accounting policies involve the most significant judgments and estimates used in the preparation of our consolidated financial statements.

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Revenue Recognition

The Company adopted the revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers.

As a professional interior design and fit-out service provider, the Company recognize revenue based on the effort or inputs to the satisfaction of a performance obligation over time as work progresses because of the continuous transfer of control to the customer and the right to bill the customer as costs are incurred.

The Company uses the ratio of actual costs incurred to total estimated costs since costs incurred (an input method) represent a reasonable measure of progress towards the satisfaction of a performance in order to estimate the portion of revenue earned. This method faithfully depicts the transfer of value to the customer when the Company is satisfying a performance obligation that entails a number of interrelated tasks or activities for a combined output that requires the Company to coordinate the work of employees and subcontractors. Contract costs typically include direct labor, subcontract and consultant costs, materials and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period. Changes in estimates can routinely occur over the contract term for a variety of reasons including, changes in scope, unanticipated costs, delays or favorable or unfavorable progress than original expectations. When the outcome of the contract cannot be reasonably measured, revenue is recognized only to the extent of contract costs incurred that are expected to be recovered. In situations where the estimated costs to perform exceeds the consideration to be received, the Company accrues the entire estimated loss during the period the loss becomes known.

Our operating subsidiary’s contracts may contain variable consideration in the form of unpriced or pending change orders or claims that either increase or decrease the contract price. Variable consideration is generally estimated using the expected value method but may from time to time be estimated using the most likely amount method depending on the circumstance. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur or when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are based upon historical experience and known trends.

Results of Operations

Comparison of Fiscal Years Ended March 31, 2025 and 2024

The following table sets forth key components of the results of operations for the years ended March 31, 2025 and 2024:

	For the Years Ended March 31			% of
	2025	2024	Variance	Variance
Revenue	$202,007	$530,606	$(328,599)	(61.93)%
Cost of revenue	113,376	355,664	(242,288)	(68.12)%
Gross profit	88,631	174,942	(86,311)	(49.34)%

Operating expenses
Selling, general and administrative	504,278	151,511	352,767	232.83%
Salaries and wages	271,568	110,770	160,798	145.16%
Total operating expenses	775,846	262,281	513,565	195.81%

Loss from operations	(687,215)	(87,339)	(599,876)	686.84%

Other income (expense)
Government subsidies	20,018	-	20,018	100.00%
Interest expense	(48,451)	(7,137)	(41,314)	578.87%
Interest income	968	1,279	(311)	(24.32)%
Total other income, net	(27,465)	(5,858)	(21,607)	368.85%

Loss before provision for income taxes	(714,680)	(93,197)	(621,483)	666.85%
Income tax expense	-	-	-	0.00%
Net loss	$(714,680)	$(93,197)	$(621,483)	666.85%

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Revenue

The following table sets forth the breakdown of the revenue by major revenue type for the years ended March 31, 2025 and 2024, respectively:

	For the Years Ended March 31,
	2025		2024		Variance
		% of		% of
	(US$)	revenue	(US$)	revenue	Amount	%
Revenue
Design and fit-out	$97,440	48.2%	$427,182	80.5%	$(329,742)	(77.19)%
Others	104,567	51.8%	103,424	19.5%	1,143	1.11%
Total revenue	$202,007	100.0%	$530,606	100.0%	$(328,599)	(61.93)%

The Company’s revenue decreased by $328,599, or 61.93%, from $530,606 for the year ended March 31, 2024 to $202,007 for the year ended March 31, 2025, primarily due to a decline in customer demand for services during the year ended March 31, 2025. This decline was mainly attributable to the slow recovery of the Hong Kong economy following the pandemic, which continued to weigh on private sector investment sentiment. In particular, delays in government construction approvals and a slowdown in commercial renovation and expansion plans among private enterprises significantly impacted the demand for architectural and design services. In addition, intensified competition in the industry drove down pricing and project margins. Many clients adopted a more cautious approach, postponing or scaling back fit-out and relocation projects. The Company expects revenue to improve in the coming years if the business environment stabilizes, construction activities resume, and investment sentiment recovers. However, any further delays in public infrastructure projects or sustained weakness in private sector investment could continue to adversely affect the Company’s operations and financial performance.

Despite the challenging environment, the Company’s backlog of ongoing projects provides a certain degree of revenue stability going forward. As of March 31, 2025, the Company had 9 projects in progress with a total contract amount of $555,481 and recognized the related revenue of $64,202 up to the year ended March 31, 2025. The Company expects that such projects in progress as of March 31, 2025 will be completed and the remaining related revenue of $491,279 will be recognized during the year ending March 31, 2026. While overall market conditions remain uncertain, the Company has observed early signs of recovery in client activity in the first quarter of fiscal year 2026. In addition, preliminary discussions are underway regarding potential new projects and strategic collaborations, which may support revenue growth in the coming periods.

Revenue from the design, design and fit-out services decreased by $329,742, or 77.19%, from $427,182 for the year ended March 31, 2024 to $97,440 for the year ended March 31, 2025. The decrease was mainly due to a decline in customer demand for design and fit-out services, as many commercial clients reduced their capital expenditures amid economic uncertainty and market caution. Furthermore, intensified market competition placed downward pressure on pricing and project volumes in the sector.

Others represent revenue from the application and project management services and increased by $1,143, or 1.11%, from $103,424 for the year ended March 31, 2024 to $104,567 for the year ended March 31, 2025. The mild increase was mainly due to the Company’s continued support on ongoing long-term management service contracts, which remained relatively stable despite broader market challenges.

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The following table presents revenue by property type for the years ended March 31, 2025 and 2024, respectively:

	For the Years Ended March 31,
	2025		2024		Variance
		% of		% of
	(US$)	revenue	(US$)	revenue	Amount	%
Revenue
Commercial	$80,569	39.88%	$126,697	23.88%	$(46,128)	(36.41)%
Industrial	37,853	18.74%	16,876	3.18%	20,977	124.30%
Lands	9,022	4.47%	4,345	0.82%	4,677	107.64%
Residential	74,563	36.91%	382,688	72.12%	(308,125)	(80.52)%
Total revenue	$202,007	100.00%	$530,606	100.00%	$(328,599)	(61.93)%

Revenue from commercial project decreased by $46,128 or 36.41%, from $126,697 for the year ended March 31, 2024 to $80,569 for the year ended March 31, 2025. The decrease was primarily due to a reduction in the number of commercial projects undertaken, as overall customer demand weakened amid cautious business sentiment and reduced investment in office renovation and expansion activities during the year ended March 31, 2025.

Revenue from industrial projects increased by $20,977, or 124.30%, from $16,876 for the year ended March 31, 2024 to $37,853 for the year ended March 31, 2025. The increase was mainly attributable to the completion of a large-scale industrial project, which contributed revenue of $33,939 during the year ended March 31, 2025.

Revenue from lands projects increased by $4,677, or 107.64%, from $4,345 for the year ended March 31, 2024 to $9,022 for the year ended March 31, 2025. The increase was primarily due to the completion of a key land development project, which generated $7,699 in revenue during the year ended March 31, 2025.

Revenue from residential projects decreased by $308,125, or 80.52%, from $382,688 for the year ended March 31, 2024 to $74,563 for the year ended March 31, 2025. The significant decline was mainly due to the fewer residential projects recognized during the year. However, the Company signed two residential contracts in February 2025 and expects that revenue from the residential segment will increase in the year ending March 31, 2026 as work progresses and these projects reach revenue recognition milestones.

Cost of revenue

The following table sets forth the breakdown of the cost of revenue for the financial years ended March 31, 2025 and 2024:

	For the Years Ended March 31,
	2025		2024		Variance
		% of		% of
		cost of		cost of
	(US$)	revenue	(US$)	revenue	Amount	%
Cost of revenue
Subcontracting and material costs	$79,251	69.90%	$244,689	68.80%	$(165,438)	(67.61)%
Project staff costs	34,125	30.10%	110,975	31.20%	(76,850)	(69.25)%
Total cost of revenue	$113,376	100.00%	$355,664	100.00%	$(242,288)	(68.12)%

The cost of revenue decreased by $242,288, or 68.12%, from $355,664 for the year ended March 31, 2024 to $113,376 for the year ended March 31, 2025, which was mainly due to the decrease in subcontracting and material costs and in line with the decrease in our revenue.

The Company generally outsources its fit-out works to internally approved subcontractors. The subcontracting costs mainly represented the charges and fees paid to the subcontractors who provided labor and services to carry out the fit-out works, and the material costs paid to fit-out material suppliers who provided fit-out materials for completing the fit-out works. The subcontracting and material costs decreased by $165,438, or 67.61%, from $244,689 for the year ended March 31, 2024 to $79,251 for the year ended March 31, 2025, which was mainly due to the decrease in revenue, as stated above, during the year ended March 31, 2025.

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Project staff costs represented salaries and mandatory provident fund provided to the staff in project management and design teams who were directly involved in provision of services in the projects. Project staff costs decreased by $76,850, or 69.25%, from $110,975 for the year ended March 31, 2024 to $34,125 for the year ended March 31, 2025. The decrease was mainly due to a reduction in the number of projects, which led to a lower average headcount and reduced staffing needs in these teams during the year.

Gross profit

Gross profit from major revenue type is summarized as follows:

	For the Years Ended March 31,			% of
	2025	2024	Variance	Variance
Design and fit-out
Gross profit	$13,070	$139,293	$(126,223)	(90.62)%
Gross profit margin	13.41%	32.61%	(19.20)%

Others
Gross profit	$75,561	$35,649	$39,912	111.96%
Gross profit margin	72.26%	34.47%	37.79%

Total
Gross profit	$88,631	$174,942	$(86,311)	(49.34)%
Gross profit margin	43.88%	32.97%	10.91%

Total gross profit decreased by $86,311 or 49.34%, from $174,942 for the year ended March 31, 2024 to $88,631 for the year ended March 31, 2025. The decrease in total gross profit was mainly due to the decrease in revenue for the year ended March 31, 2025, as compared to the year ended March 31, 2024. Total gross profit margin increased by 10.90% from 32.97% for the year ended March 31, 2024 to 43.88% for the year ended March 31, 2025. The improvement in gross profit margin was mainly driven by a shift in project mix, with a higher proportion of application and project management service revenue, which generally carries higher margins. While the design and fit-out project experienced a notable decline in both revenue and margin, the “Others” project demonstrated strong performance, with gross profit increasing by $39,912 or 111.96%, and gross profit margin expanding from 34.47% to 72.26%. This shift not only helped cushion the impact of lower overall revenue but also reflects the Company’s ability to generate margin resilience through higher-value service offerings.

In addition to the mix shift, the margin improvement also reflected better project execution—through tighter cost control, more accurate quoting, and leaner staffing aligned with project timelines. These efforts indicate that the Company is not merely scaling down in size, but actively enhancing operational efficiency and sharpening its project delivery capabilities.

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Gross profit from major project type is summarized as follows:

	For the Years Ended March 31,			% of
	2025	2024	Variance	variance
Commercial
Gross profit	$48,662	$43,620	$5,042	11.56%
Gross profit margin	60.40%	34.43%	25.97%

Industrial
Gross profit	$4,835	$12,843	$(8,008)	(62.35)%
Gross profit margin	12.77%	76.10%	(63.33)%

Residential
Gross profit	$26,112	$118,548	$(92,436)	(77.97)%
Gross profit margin	35.02%	30.98%	4.04%

Lands
Gross profit	$9,022	$(69)	$9,091	13,175.36%
Gross profit margin	100.00%	(1.59)%	259.00%

Total
Gross profit	$88,631	$174,942	$(86,311)	(49.34)%
Gross profit margin	43.88%	32.97%	10.91%

The gross profit from commercial project increased by $5,042, or 11.56%, from $43,620 for the year ended March 31, 2024 to $48,662 for the year ended March 31, 2025. The increase was primarily due to improved cost control and operational efficiency on commercial projects during the year, despite a decrease in overall commercial revenue. As a result, the gross profit margin from commercial projects improved from 34.43% for the year ended March 31, 2024 to 60.40% for the year ended March 31, 2025.

The gross profit from industrial projects decreased by $8,008, or 62.35%, from $12,843 for the year ended March 31, 2024 to $4,835 for the year ended March 31, 2025. The gross profit margin from industrial projects decreased from 76.10% for the year ended March 31, 2024 to 12.77% for the year ended March 31, 2025. This decline was mainly due to the completion of a large industrial project that had lower-than-expected profitability, primarily as a result of higher subcontracting costs incurred during project execution and increased material prices. The Company notes that such industrial projects may not recur consistently, and performance in this segment is expected to remain variable depending on project timing and complexity.

The gross profit from residential projects decreased by $92,436, or 77.97%, from $118,548 for the year ended March 31, 2024 to $26,112 for the year ended March 31, 2025. The gross profit margin from residential projects increased from 30.98% for the year ended March 31, 2024 to 35.02% for the year ended March 31, 2025, mainly due to improved cost control and a higher proportion of early-stage design work. Two major residential contracts signed in February 2025 are expected to drive revenue growth in the next fiscal year.

The gross profit from lands projects increased by $9,091, or 13,175.36%, from $69 for the year ended March 31, 2024 to $9,022 for the year ended March 31, 2025. The gross profit margin from lands projects increased from 1.59% for the year ended March 31, 2024 to 100.00% for the year ended March 31, 2025. This was mainly due to the completion of two land projects with minimal costs, resulting in a high profit margin. However, the Company views this performance as largely project-specific, and similar margins may not be achievable on a recurring basis.

Operating expenses

Operating expenses consist of the following:

	For the Year Ended	For the Year Ended
	March 31,	March 31,		% of
	2025	2024	Variance	variance
Selling, general and administrative	$504,278	$151,511	$352,767	232.83%
Salaries and wages	271,568	110,770	160,798	145.16%
Total operating expenses	$775,846	$262,281	$513,565	195.81%

The selling, general and administrative increased by $352,767, or 232.83%, from $151,511 for the year ended March 31, 2024 to $504,278 for the year ended March 31, 2025. The increase was mainly due to the inclusion of ongoing operating expenses from the Company’s U.S. office in Rolling Hills, California.

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The salaries and wages expenses increased by $160,798, or 145.16%, from $110,770 for the year ended March 31, 2024 to $271,568 for the year ended March 31, 2025, which was mainly due to the due to the addition of new staff in the U.S. operations. The U.S. team is based in Rolling Hills, California, and includes senior leadership such as the Chief Executive Officer and Chief Operations Officer. The office functions as the Company’s North American headquarters and serves as a strategic center for business development, partnership outreach, and regional market research.

The team is currently focused on establishing the Company’s presence in the U.S. through relationship-building with local firms, early-stage engagement with clients, and preparation for launching AI-driven architectural services. While still in the investment phase, these initiatives are expected to support the Company’s long-term positioning in high-growth markets and demonstrate early operational traction.

Other income (expenses)

Other income (expenses) mainly includes interest (expenses) income, net and other income.

Interest income. The Company recorded interest income of $968 and $1,279 for the years ended March 31, 2025 and 2024, respectively.

Interest expense on bank borrowings. The interest expenses on bank borrowings were $48,451 and $7,137 for the years ended March 31, 2025 and 2024, respectively.

Other income mainly represents the government subsidies.

Government subsidies. Government subsidies primarily relate to non-recurring funding received under the Technology Voucher Program (“TVP”), launched by the Hong Kong government as part of the Innovation and Technology Fund (“ITF”). The ITF aims to support projects that enhance the value, productivity, and competitiveness of Hong Kong’s manufacturing and service industries. The TVP provides financial assistance to eligible enterprises for adopting technological services and solutions to improve productivity or upgrade business operations. The Company recognizes government subsidies as other income when they are received, as the subsidies are not subject to any past or future performance conditions. The Company does not expect to receive additional subsidies under this TVP. Government subsidies received and recognized as other income totaled $20,018 and nil for the years ended March 31, 2025 and 2024, respectively.

Income tax expense. Our Company is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, our Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

Our operating subsidiary, Office for Fine Architecture Limited, is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to $255,102 (HK$2,000,000), and 16.5% on any part of assessable profits over $255,102 (HK$2,000,000).The Company believes there were no uncertain tax positions as of March 31, 2025 and 2024, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. The Company is not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

Net income (loss). As a result of the foregoing, the Company reported a net loss of $714,680 for the year ended March 31, 2025, as compared to a net loss of $93,197 for the year ended March 31, 2024.

Other comprehensive income (loss). Foreign currency translation adjustment amounted to $18,435 and $(546) for the year ended March 31, 2025 and 2024, respectively. The balance sheet amounts, with the exception of equity, on March 31, 2025 were translated at $1.00 to HK$7.78, as compared to $1.00 to HK$7.82 on March 31, 2024. The equity accounts were stated at their historical rate. The average translation rates applied to the income statements accounts for the year ended March 31, 2025 and 2024 were $1.00 to HK$7.79 and $1.00 to HK$7.82, respectively. The change in the value of the HK$ relative to the U.S. dollar may affect the financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operation.

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Liquidity and Capital Resources

To date, the Company has financed our operations primarily through cash flows from operations and loans from banks and related parties, if necessary. The Company plans to support its future operations primarily from cash generated from its operations and the initial public offering proceeds. In addition, the Company continues to maintain access to existing bank credit lines and may consider short-term bridge financing if required to support operational liquidity.

As reflected in the audited consolidated financial statements, the Company had net loss of $714,680 for the year ended March 31, 2025, as compared to net loss of $93,197 for the year ended March 31, 2024. As of March 31, 2025, the Company had cash of $31,950 compared to $268,160 as of March 31, 2024. The Company had positive working capital that amounted to $93,229 as of March 31, 2025 and positive working capital of $155,129 as of March 31, 2024. The working capital requirements are influenced by the size of our operations, the volume and dollar value of our sales contracts, the progress of execution on our customer contracts, and the timing for collecting accounts receivable, and repayment of accounts payable.

As of March 31, 2025, the Company had an outstanding bank borrowings balance of $473,566, of which the bank borrowings of $378 will be payable within one year and the bank borrowings of $473,188 will be payable after one year. The bank borrowings are at an annual effective interest rate of 3.000%.

The Company believes that its current cash and cash flows provided by operating activities, loans from banks, and the estimated net proceeds from this Offering will be sufficient to meet its working capital needs in the next 12 months from the date the audited consolidated financial statements are issued. If additional funding is needed, the Company believes it would have access to supplemental bank facilities or bridge financing options, subject to prevailing market conditions. No assurance can be given, however, that additional financing, if required, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of equity securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to the existing shareholders.

Even though the management believes that it will be able to successfully execute its business plan, which includes increasing market acceptance of the Company’s services to boost its sales volume to achieve economies of scale while applying more effective marketing strategies and cost control measures to better manage operating cash flow position, third-party financing and capital issuance, and meet the Company’s future liquidity needs, there can be no assurances in that regard. While the Company has incurred significant net losses, the presence of positive working capital as of March 31, 2025 provides some support for short-term liquidity.

Subsequent to March 31, 2025, the Company successfully completed its initial public offering and received net proceeds that significantly strengthened its capital base and overall liquidity position. Management believes that, with the enhanced financial resources and improved access to capital markets, the Company is well-positioned to support its operations and execute its growth strategies over at least the next twelve months. As a result, no going concern uncertainty is considered necessary, and the consolidated financial statements do not include any related adjustments.

The following table sets forth a summary of the cash flows for the years ended March 31, 2025 and 2024:

	For the Years Ended
	March 31,
	2025	2024
Net cash (used in) operating activities	$(256,215)	$(239,111)
Net cash (used in) provided by financing activities	$(1,497)	$472,477
Net increase (decrease) in cash and restricted cash	$(257,712)	$233,366
Effect of currency translation on cash and cash equivalents	$21,502	$75
Cash and restricted cash at the beginning of the period	$268,160	$34,719
Cash and restricted cash at the end of the period	$31,950	$268,160

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Operating Activities

Net cash used in operating activities amounted to $256,215 for the year ended March 31, 2025, mainly derived from the net loss of $714,680, mainly offset by increase in deferred offering costs.

Net cash used in operating activities amounted to $239,111 for the year ended March 31, 2024, mainly derived from the net loss of $93,197, plus the decrease in due to related parties, mainly offset by decrease in contract assets and increase in contract liabilities.

Financing Activities

Net cash used in financing activities amounted to $1,497 for the year ended March 31, 2025, primarily attributable to the payment of loan.

Net cash provided by financing activities amounted to $472,477 for the year ended March 31, 2024 representing the 10-year term loan borrowed from HSBC (Hong Kong) as the working capital.

Trend Information

The Company is not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our net revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition. However, the Company remains cautiously optimistic about the medium-term outlook, particularly in light of new residential contracts signed in February 2025 and a gradual pickup in client engagement activity in the first quarter of fiscal year 2026. While macroeconomic headwinds and demand-side uncertainties continue to pose challenges, these recent developments may signal early signs of recovery in the sector.

Off-Balance Sheet Arrangements

The Company did not have during the periods presented, and it does not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Commitments and Contingencies

Commitments

As of March 31, 2025, the Company did not have any significant capital and other commitments.

Contingencies

The Company is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matters will have a material adverse effect on its financial position, cash flows or results of operations on an individual basis or in the aggregate. As of March 31, 2025 and 2024, the Company is not a party to any material legal or administrative proceedings.

The following table summarizes the contractual obligations as of March 31, 2025:

	Payments due by period
		Less than	1 – 3	3 – 5	More than
	Total	1 year	years	years	5 years
Contractual obligations
Bank borrowings	$473,566	$378	$118,043	$155,347	$199,798
Future lease payments	38,109	38,109	-	-	-
	$511,675	$38,487	$118,043	$155,347	$199,798

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Inflation

As of the date of this prospectus, with increased inflation pressure, many major central banks have expedited monetary policy tightening, which has resulted in an economic downturn in Hong Kong. Such a downturn in Hong Kong’s economy has led to a decline in our consumers’ demands for our services in Hong Kong, which has affected our business, and, in turn negatively impacted our business and results of operations. In order to adapt, we and our subsidiary would endeavor to seek new business opportunities and would continue to take a conservative approach to cost budgeting, including, but not limited to, withholding distribution of staff bonuses, reconsidering staffing needs and applying greater pressure on the pricing negotiations with subcontractors and suppliers.

Seasonality

The nature of our business does not appear to be affected by seasonal variations.

OUR BUSINESS

Overview

Through our wholly owned operating subsidiary, Office for Fine Architecture Limited, we provide comprehensive architectural services, including design and fit out services for commercial and residential buildings. The design service includes both the consultation with our staff and the actual design work and the Company provides a specific conceptualized design with layout plans, detailed design drawings, advice relating to, among other things, budgetary consideration, optimal use of space, the materials, fittings, furniture, appliances and other items to be used with an aim to produce a preliminary design plan and quotation for clients’ considerations. Fit out works include installing protective materials to cover floors or walls, installing or constructing partition walls, windows and window frames and decorative fittings, furniture or fixtures, installing plumbing systems as well as installing switches, power outlets, telephone wiring, computer outlet covers and other electrical and wiring works.

Our mission is to leverage our expertise in architectural design to maximize the potential of every property, ensuring that its unique attributes are highlighted and enhanced through thoughtful innovations. We are focused on innovation, efficiency, and scalability in our business model and service offerings. While we currently operate on a traditional project-based model, we utilize various technological tools to enhance our design process, including Houzz, a commercially available software platform that includes automated visualization capabilities.

Through Houzz’s platform, we convert two-dimensional building plans into three-dimensional models and efficiently generate various design alternatives by applying different materials and equipment options. This functionality helps expedite our design process and facilitates client decision-making by providing rapid visualization of different design options. Based on our market research, we believe the use of such visualization tools is not yet widespread among architectural firms in Hong Kong, which we believe provides us with certain operational efficiencies compared to traditional design methods.

We currently utilize Houzz’s standard commercially available features as a regular platform user, which includes basic listing and networking capabilities. As part of our growth strategy, we continuously monitor developments in architectural design and visualization technologies, and may explore potential collaborations or partnerships with various technology providers to enhance our service offerings in Asian markets. However, we have not initiated any discussions regarding such partnerships, and there can be no assurance that any such agreements will be reached in the future.

We have developed extensive industry relationships through our operating subsidiary’s 10-year membership in the Hong Kong Institute of Architects (“HKIA”) and maintain an active network of approximately 100 clients and numerous industry relationships throughout Hong Kong. As we continue to grow, we plan to leverage these relationships and our local market expertise to explore potential technological partnerships and enhanced service offerings for the Asian market. However, our ability to implement such enhancements would depend on reaching formal agreements with technology providers, and there can be no assurance that such agreements will be reached or that enhanced services will be developed.

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Our current service enhancement initiatives focus on utilizing existing visualization tools to improve design efficiency, exploring potential development of specialized software tools for building code compliance, and continuing to evaluate and implement commercially available technology solutions that could benefit our clients. We believe these initiatives can help us deliver more efficient services to our clients, though the implementation and success of these initiatives involve various risks and uncertainties as described in “Risk Factors – Risks Related to Our Business and Industry – Our utilization of artificial intelligence and machine learning technologies may expose us to operational, legal, and financial risks that could materially impact our business operations and financial results.”

In addition, under a co-development agreement signed with Alan to AI Consultancy Co. Limited (“Alan To AI”) on August 30, 2024, the Company is building the “OFA TransBIM” platform—an AI-enabled system designed to automate the generation of construction drawings and perform code compliance reviews. The platform will integrate with industry-standard tools like AutoCAD and Revit, and aims to output structural, mechanical, electrical, plumbing, and drainage plans in accordance with U.S. regulatory standards. The development is divided into three phases, with a minimum viable product (MVP) expected within 6–9 months of May 2025. The initial business model is B2B, targeting architecture firms and developers, with future expansion into a consumer-facing version under consideration. Upon completion, the Company will hold exclusive operating rights to the platform in North America and Hong Kong for five years, with an option to acquire the system’s IP or equity interest in the development partner.

While the project is advancing as planned with promising early results, there can be no assurance that future phases will be successfully completed or that the system will achieve its intended commercial objectives.

The project is being developed with the intention of creating a subscription-based service following an initial trial period. The system is being designed for use by architects and designers, with potential future inclusion of building authorities. While we believe this tool could enhance efficiency in the architectural review process, the development is in its early stages and there can be no assurance that the tool will be successfully developed or implemented as planned.

Our Industry

The global interior design and architectural services industry faces both opportunities and challenges in the current economic environment. While technological advancements, particularly in AI and intelligent management systems, are creating new service opportunities, the industry is experiencing significant headwinds from persistent inflationary pressures and elevated interest rates. These macroeconomic factors have contributed to revenue declines across the industry as clients delay or scale back construction projects. Rising construction costs in our key markets have particularly impacted our residential and commercial project pipeline, leading to extended project timelines and reduced new project commitments. Despite these challenges, the industry remains highly fragmented, characterized by numerous companies of different sizes competing across market segments and geographic areas, which creates opportunities for firms that can effectively manage costs while innovating their service offerings through technology adoption and service differentiation.

Market Size and Growth

●	Interior Design Services

The global interior design services market was valued at approximately US$ 45.1 billion in 2022 and is expected to grow to US$ 79.6 billion by 2030, with a compound annual growth rate (“CAGR”) of 7.4%. The market consists of thousands of firms worldwide, ranging from individual practitioners to large design firms, creating a highly competitive landscape.

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Key drivers include increasing disposable incomes, urbanization, the growth of the real estate sector, and changing consumer preferences. The rise in demand for personalized and sustainable interior design solutions is also contributing to market expansion.

●	Architectural Services

The global architectural services market was valued at US$ 359.9 billion in 2022 and is projected to reach US$ 834.84 billion by 2031, growing at a CAGR of 9.8%.

This market is characterized by intense competition among numerous architectural firms of various sizes, from local boutique practices to international firms. Key drivers include technological advancements, such as the integration of AI and digital tools, sustainability trends, and increasing investments in infrastructure and urban development.

The Hong Kong architectural market, where we operate as one of many service providers, represents a diverse and competitive environment. Local architects combine Eastern and Western design influences to address the challenges of limited space, serving local, mainland China and overseas customers. According to the Cultural and Creative Industries Development Agency of the Government of the Hong Kong Special Administrative Region (“CCIDA”), architectural and related services contribute nearly 20% of Hong Kong’s creative services exports, reaching HK$4.3 billion every year.

The Hong Kong architectural market continues to expand, supported by growth in the construction sector. In the first quarter of 2024, the total gross value of construction works (“GVCW”) increased by 8.7% year-on-year, amounting to HK$68.7 billion. The private sector saw an increase of 20.8% in nominal terms, reaching HK$21.8 billion, while the public sector contributed HK$25.5 billion, up by 9.5%. This performance reflects ongoing investments in both sectors, including government infrastructure development and private sector projects.

Residential building projects experienced growth of 48.4%, with the GVCW rising to HK$20.1 billion, reflecting demand for housing solutions in Hong Kong’s dense urban environment. Transport projects saw an increase of 10.4% to HK$11.0 billion, indicating continued infrastructure development.

The government’s strategic initiatives in the Innovation and Technology (“I&T”) sector, including the development of the Science Park, Cyberport, and I&T sites in the Lok Ma Chau Loop, are expected to create additional opportunities in the architectural sector. Major land creation projects, such as the Northern Metropolis, are progressing with site formation and infrastructure works underway.

According to CCIDA, key trends in the Hong Kong market include:

●	Sustainability and Green Building - There is a growing emphasis on sustainability and eco-friendly design solutions in both residential and commercial projects. Clients are increasingly seeking designs that reduce environmental impact and promote energy efficiency. This trend is creating opportunities for firms specializing in green building practices.

●	Technological Advancements -The adoption of advanced technologies such as Building Information Modeling (“BIM”), 3D printing, virtual reality (“VR”), and augmented reality (“AR”) is transforming the design process. These technologies enhance visualization, improve accuracy, and streamline project management, offering a competitive edge to firms that integrate them into their workflows.

●	Urbanization and Infrastructure Development - Rapid urbanization, particularly in emerging economies, is driving demand for new residential and commercial buildings. Large-scale infrastructure projects, such as transportation hubs, smart cities, and mixed-use developments, present significant opportunities for architectural firms.

●	Health and Wellness Design - In the wake of the COVID-19 pandemic, there is increased focus on designing spaces that promote health and wellness. This includes incorporating features like improved air quality, natural lighting, and materials that enhance hygiene. The demand for health-conscious designs is expected to continue growing.

●	Personalization and Customization - Consumers are increasingly looking for personalized and unique interior design solutions that reflect their individual tastes and lifestyles. This trend is driving demand for bespoke designs and customized furniture and fixtures.

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The architectural and interior design services markets in Hong Kong are served by numerous established firms and independent practitioners, creating a competitive environment where firms compete based on expertise, service quality, technological capabilities, and pricing. Our Company operates as one of many market participants, each serving specific market segments and client needs within this broader competitive landscape.

Our management believes that interior design and architectural services industry in Hong Kong and globally is poised for significant growth, driven by sustainability trends, technological advancements, urbanization, and evolving consumer preferences. Companies that can innovate, adapt to changing market conditions, and offer personalized, eco-friendly design solutions are well-positioned to thrive in this dynamic and expanding industry.

Market Opportunities

Our management believes that we are strategically positioned to capitalize on the growing demand for innovative and sustainable architectural and interior design services and focus on integrating cutting-edge technologies such as AI, alongside its commitment to sustainability, sets us apart in the competitive landscape.

Residential Sector

●	Home Renovations and Upgrades: With a growing trend toward home renovations and upgrades, particularly post-pandemic, we have the opportunity to cater to homeowners looking to improve and personalize their living spaces. This includes designing multifunctional areas and home offices.

●	Luxury Market: There is a significant opportunity in the luxury residential market. High-net-worth individuals are increasingly seeking bespoke designs that reflect their status and personal tastes.

Commercial Sector

●	Flexible Workspaces: The shift towards remote and hybrid work models has increased the demand for flexible and adaptable office spaces. We can leverage this trend by offering innovative solutions that enhance productivity and employee well-being.

●	Retail and Hospitality: As the retail and hospitality sectors recover and evolve post-COVID-19, there is an opportunity to design engaging and immersive spaces that attract and retain customers. This includes experiential retail spaces and health-conscious hospitality environments.

Sustainable Design

●	Green Building Practices: The increasing emphasis on sustainability presents a significant opportunity for our Company. It can expand our portfolio of eco-friendly projects, using sustainable materials and energy-efficient designs to meet the growing demand for green buildings.

●	Health and Wellness: Designing spaces that promote health and wellness is becoming a priority for many clients. We can offer solutions that improve indoor air quality, utilize natural light, and incorporate wellness features.

Technological Integration

●	AI and Digital Tools: This technology enhances efficiency, accuracy, and client collaboration, providing a competitive advantage. We believe our integration of AI and digital tools into our design process positions us at the forefront of the industry.

●	VR and AR: Utilizing VR and AR for project visualization and client presentations can differentiate us from our competitors and improve client satisfaction.

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Regional Expansion

●	Asia-Pacific: Rapid urbanization and economic growth in the Asia-Pacific region present substantial opportunities. Countries like China and India, with their booming real estate markets, are key targets for expansion.

●	Middle East and Africa: Large-scale construction projects and the growth of the hospitality sector in the Middle East and Africa offer opportunities for high-profile projects and collaborations.

Public and Infrastructure Projects

●	Government Initiatives: Government stimulus packages and infrastructure investments provide opportunities for our Company to participate in public projects such as transportation hubs, community centers, and educational facilities.

Our Competitive Strengths

The Company believes the following competitive strengths have contributed to, and will continue to drive, its growth:

AI Integration and Technology Innovation

The Company’s focus on developing and integrating AI and other technology tools for architectural design and project management sets it apart in the industry. This not only enhances efficiency but also positions the Company at the forefront of technological innovation in architecture. Currently, the Company utilizes Houzz, a commercially available software platform that includes automated visualization capabilities, to enhance its design and project management processes and provide exceptional services to its clients. The Company also plans to develop its own proprietary AI tool focused on building code compliance for architects. These technological initiatives are set to enhance the Company’s capabilities significantly.

●	The Company leverages advanced visualization tools, including Houzz’s platform, to enhance design creativity, accuracy, and efficiency, allowing the Company to offer innovative solutions that differentiate it from competitors. The Company’s use of these technological tools, combined with its planned development of proprietary building code compliance software, demonstrates its commitment to technological advancement in architectural services and positions it to better serve its clients’ evolving needs.

●	Digital Tools: the Company leverages technologies including Building Information Modeling (BIM), VR, and AR to improve project visualization, client engagement, and project management.

Diverse and Comprehensive Services

The Company offers a full spectrum of services from architectural design to interior design, construction documentation, and project management. This allows the Company to provide end-to-end solutions for our clients, enhancing our value proposition.

●	Comprehensive Services: the Company provides a wide range of architectural and interior design services for both residential and commercial projects, ensuring it can meet diverse client needs.

●	Customized Solutions: the Company delivers personalized and bespoke design solutions caters to clients seeking unique and tailored experiences.

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Experienced Leadership Team

The Company’s founders and key team members bring decades of experience in architecture, project management, and technology. This blend of expertise allows it to tackle complex projects and drive innovation effectively. Each member brings unique skills and a proven track record in their respective fields:

●	Experienced Architect: With over 20 years in the industry, our Building Design Director, Larry Wong, has completed hundreds of architectural projects, including innovative and sustainable solutions that set new standards in modern architecture. Mr. Wong also founded a successful architectural firm, demonstrating leadership and a commitment to excellence.

●	Project Management Expert: Our Project Architect and Director, Keith Chong, as over two decades of experience in guiding projects from concept to completion. With a focus on meticulous tender documentation and robust construction oversight, this expert ensures that every project not only meets but exceeds expectations.

●	Innovative Interior Designer: Our Interior Designer, Meira Ho, is renowned for exceptional communication skills and the ability to deliver modern, client-focused design solutions. Their innovative approach ensures that each project is tailored to meet contemporary demands.

●	Renowned Structural Engineer: Our Structural and Civil Engineer, Ernest Wong, is highly respected for solving complex structural challenges and delivering high-quality solutions in both private and public sectors. Their extensive experience and successful project track record underscore their unparalleled expertise in the industry.

●	Continuous Development: the Company invests in the ongoing training and professional development of its team, ensuring they stay ahead of industry trends and technological advancements.

Strong Market Positioning

With a strong foundational presence in Hong Kong and a strategic plan to establish a subsidiary in the United States, we believe the Company is positioned to capitalize on the vast opportunities in the US and greater Asian markets. Its understanding of local architectural needs and regulations gives it a competitive edge. The Company currently operates from its office in Hong Kong. This strategic location provides access to a diverse and dynamic market, fostering relationships with key industry players and clients in the architectural and design sectors.

Strong Relationships and High Client Satisfaction

The Company builds and maintains strong relationships with its clients through transparent communication, collaboration, and a deep understanding of their needs and preferences. Approximately 90% of our clients are either referral or return customers, and proportionally, 90% of our revenue is generated from referral or return customers. For example, we have had over five contracts with Yuen Long Primary School due to our excellent service, and they have consistently requested our quotations and awarded us contracts. In addition, our successful renovation projects at Corporation Park Office and Delta House Office led the same satisfied client to entrust us with the design and renovation of their prestigious 8,000 sq. ft. A-grade headquarters. This illustrates our ability to build lasting relationships and secure significant, ongoing projects. Currently, we have over 100 returning customers, with cumulative revenue of approximately $7 million since our incorporation to March 31, 2024, underscoring the strength and reliability of our client relationships.

Sustainable and Nature-Integrated Design

The Company focuses on sustainable and nature-integrated design that aligns with growing market demands and regulatory trends, seeking to position itself as a leader in eco-friendly architecture. A prime example is its Tin Hau Temple project, which utilizes 100% natural lighting and ventilation. Given the long operational hours of this public facility, eco-friendly design elements were paramount. By prioritizing sustainability, the Company designed the project to ensure that the building operates efficiently while minimizing its environmental footprint. This project exemplifies the Company’s commitment to creating innovative and environmentally responsible designs that meet the highest standards of eco-friendly architecture.

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Responsive to Market Changes

The Company demonstrates a strong ability to adapt to market trends and economic shifts, seeking to ensure that we remain relevant and competitive. For instance, in response to the increased demand for home office designs and recognizing the surge in remote work, we swiftly expanded our portfolio to include versatile home office solutions. This included designing modular workspaces that can be easily integrated into existing homes, catering to the growing need for dedicated home offices. The Company also pioneered the development of multi-functional office spaces that can be reconfigured based on changing needs. By incorporating flexible partitions, adjustable furniture, and advanced technology infrastructure, its designs support both collaborative environments and individual work areas, meeting the evolving demands of modern workplaces.

Proactive Problem Solving

The Company’s proactive approach to problem-solving enables us to effectively address challenges such as supply chain disruptions and project delays. During the global supply chain crisis in 2019, the Company established strategic partnerships with multiple suppliers to diversify its sourcing options. This proactive measure minimized delays and ensured a steady flow of materials. Additionally, the Company invested in advanced inventory management systems that allowed it to anticipate shortages and adjust procurement plans in real-time. In addition, to mitigate project delays, the Company implemented a robust project management framework that includes detailed risk assessments and contingency planning. For example, when facing potential labor shortages, the Company developed a cross-training program for its workforce, ensuring that critical tasks could be completed by multiple team members. This flexibility maintained project timelines and delivered consistent results to the clients.

The management believes that the Company’s competitive strengths, including its AI integration and innovation, diverse and comprehensive services, experienced leadership team, strong market positioning, sustainable and nature-integrated design, responsiveness to market changes, and proactive problem solving position it well for continued growth and success in the dynamic architectural and interior design industry.

Our Strategies

The Company intends to grow its business by implementing the following key strategies:

Accelerate AI Platform Development and Deployment

●	AI-Driven Innovation and Advanced Technologies: In conjunction with Alan To AI, we are developing an automated building code compliance review system through a formal co-development agreement executed in August 2024. This AI-enabled platform aims to enhance our architectural services through automated analysis of drawings and regulatory compliance review. The system will be designed to process architectural drawings, integrate building codes and regulations for automated compliance checking, and provide an interface for architects to efficiently submit drawings and receive compliance feedback. Beyond this development, we are committed to investing in other advanced technologies to enhance our design processes and improve efficiency, including Building Information Modeling (BIM), VR, and AR technologies. While we believe these technological initiatives could potentially streamline the architectural review process and enhance our service offerings, the development project is in its early stages and there can be no assurance that it will be successfully developed or implemented as planned.

●	Currently, we leverage several third-party AI and technological tools to enhance our design and project management capabilities, including Houzz design and project management tools, Adobe 3D Studio Max for AI mapping, and Open Art for design generation. These tools provide enhanced capabilities for our design processes and client services. We are exploring potential partnerships to expand the application of these and similar tools in the Asian market, which could enhance our service capabilities and allow us to offer additional solutions to our client base.

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In addition, the Company aims to forge strategic partnerships with technology firms to stay at the forefront of digital transformation in the architectural and interior design industry, including, among others, Houzz, Alpha X, BOOM Interactive Inc, and Autodesk.

Expand Market Reach in Asia and US

The Company plans to expand its presence in high-growth regions, such as greater Asia-Pacific area and the United States, to tap into new markets and opportunities. The Company is strategically expanding its footprint globally, with operations based in Hong Kong and plans to extend its services into the United States and broader Asia markets. The Company’s commitment to excellence in design and architecture drives our international growth, allowing it to deliver innovative and sustainable architectural solutions across diverse regions.

Expansion into the United States. The Company currently rents an office space in Rolling Hills, California, which serves as its North American headquarter and principal executive office. This facility houses the Company’s core U.S. leadership team, including the Chief Executive Officer, Chief Operations Officer, and other key executive personnel. The office functions as the Company’s primary center for strategic decision-making, corporate governance, and operational oversight in the Americas region and Company’s expansion plan. The facility also includes dedicated spaces for research and development and collaborative workspaces for cross-functional teams. The Company intends to establish a U.S.-based subsidiary to further solidify its presence in the American market. This subsidiary will serve as a central hub for expanding the Company’s services and capabilities, allowing for more direct engagement with U.S. clients and partners. As part of its growth strategy, the Company plans to actively seek out partnerships with local firms and industry leaders in the Los Angeles area. These collaborations will enable the Company to enhance its service offerings, particularly in AI-driven architectural solutions, and to tap into new business opportunities in one of the world’s most innovative and design-forward regions. In June 2025, the Company entered into a non-binding Letter of Intent (“LOI”) to acquire a 60% controlling interest in Aspire Homes Realty Inc. and its affiliated lending platform, RateDNA, Inc. RateDNA is a vertically integrated real estate and mortgage business backed by AlphaX, a private investment and development firm based in Orange County, California. Aspire and RateDNA operate a full-service platform serving both residential clients and real estate investors. Aspire Homes offers brokerage services enhanced by investment-focused agent training and in-house staging, design, and construction. RateDNA complements this with mortgage products tailored to the investor market, including DSCR and non-QM loans, supported by proprietary tools such as the SFR Analytics platform.

Broader Asia Market Expansion. In addition to the United States, the Company is also focusing on expanding into the broader Asia market. This includes exploring opportunities in countries such as Singapore, Malaysia, and China, where rapid urban development and increasing demand for innovative architectural solutions present significant growth potential. The Company’s strategy involves building strong relationships with local partners and understanding the unique cultural and regulatory landscapes of each country. This approach ensures that it can tailor its services to meet the specific needs of clients in the broader Asia region. The Company is initiating the development of senior assisted living communities. The Company is in the process of evaluating property and preparing architectural plans in response to growing demographic demand in the United States and Hong Kong. This expansion leverages the Company’s design expertise and is expected to position the Company in a resilient, high-growth segment of the real estate market.

Sector Diversification

In addition to geographic expansion, the Company plans to diversify its client base by targeting different sectors, including healthcare and hospitality, to reduce dependency on any single market segment. Currently, the Company primarily operates in the residential, commercial, and institutional sectors. By broadening our focus to include healthcare and hospitality, the Company aims to tap into new opportunities and create a more balanced and resilient portfolio. This strategic diversification will not only mitigate risks associated with market fluctuations but also position the Company to capitalize on the growing demand for specialized design solutions across various industries.

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Diversify Service Portfolio

The Company intends to continue broadening its range of services, including the development of an AI-based building code-checking tool. This will not only serve architects but also benefit public service departments, opening up new market segments. The Company also strives to increase its market share by delivering superior design solutions and leveraging our competitive strengths to differentiate ourselves from competitors.

Focus on Sustainable and Smart Design Solutions

The Company is currently integrating sustainable smart design solutions, such as AI-driven energy management systems and automated lighting and climate control, into its business strategy, with ongoing projects that utilize renewable materials and advanced technologies to create efficient, eco-friendly buildings that minimize environmental impact and enhance occupant comfort. The Company will continue to prioritize and innovate in sustainable and smart design, positioning itself as a leader in this growing market segment by incorporating more eco-friendly practices and smart technologies into its designs. The Company plans to obtain and promote industry-recognized sustainable certifications (e.g., LEED, BREEAM) to demonstrate its commitment to green building standards.

Cryptocurrency treasury Strategy

The Company is establishing a digital asset treasury as part of the Company’s broader strategy to incorporate crypto assets onto its balance sheet. This marks the beginning of the Company’s comprehensive approach to diversifying its treasury holdings and positioning the Company to leverage digital assets for enhanced financial flexibility. Commencing in July 2025, the Company will accept cryptocurrency payments for its traditional architectural services and AI-driven architectural tools.

Competition

The architectural and interior design industry is highly competitive, characterized by a mix of large international firms, established local practices, and innovative startups. Competition is based on factors such as design quality, technological innovation, project management capabilities, sustainability expertise, and pricing. Our competitors may have stronger financial foundations, more established brand recognition, and/or longer standing relationships with their clients. Management believes the Company’s major competitors are as follows:

●	Gensler, a global firm that competes with the Company in large-scale commercial and residential projects, innovative design;

●	Foster + Partners, a UK-based firm with global presence that competes with the Company in high-profile architectural projects and sustainable design;

●	Aedas, a Hong Kong-based firm with global presence that competes with the Company in Asian market and mixed-use developments; and

●	Ronald Lu &Partners, a Hong Kong-based firm that competes with the Company in local Hong Kong projects and sustainable design.

There are also other larger, publicly traded companies operate on a different scale than us which represent the broader industry in which the Company competes and innovates. The Company’s focus on AI integration and the Asian and US markets distinguishes it from many of these competitors. We expect to continue competing with existing competitors and additional, more established players.

Our Operation

●	Day-to-Day Operations

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The day-to-day operations are designed to ensure seamless project execution and client satisfaction. The Company’s operations are governed by a set of standard procedures and rules that adapt to the specific scope and demands of each project. Each project begins with a comprehensive briefing session where the project team, led by a dedicated project manager, aligns on objectives, timelines, and deliverables. Regular team meetings and progress reviews are conducted to ensure that every aspect of the project is on track. Communication within the team and with clients is maintained through email, messaging apps, and collaborative tools, ensuring transparency and efficiency.

Below is a flowchart that demonstrates our day to day operation flow.

●	Project Management and Collaboration

The Company’s project management approach is dynamic and adaptable, tailored to the unique needs of each project. It utilizes a suite of specialized applications, including AutoCAD for precise drafting and design, SketchUp for 3D modeling and visualization, and Microsoft Office tools for documentation, presentations, and data analysis. These tools enable its teams to collaborate effectively, share real-time updates, and make informed decisions quickly. Each project follows a structured workflow that includes initial concept development, detailed design, client approval, and final execution. The Company’s rules emphasize quality control, adherence to timelines, and continuous improvement.

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Business Model Flow Chart

The Company’s business model flow chart outlines the entire project lifecycle from initial consultation to project delivery, highlighting key milestones and approval stages. This flow chart is accessible through the client portal, providing a transparent view of the process and ensuring clients are informed at every step. Key stages include:

●	Initial Consultation: Understanding client needs and project scope.
●	Design Phase: Developing and refining design drafts.
●	Approval Milestones: Client approvals at critical stages to ensure alignment with expectations.
●	Project Delivery: Final handover of the completed project, with post-completion support as needed.

By dedicating a separate section to our online platforms and technology, we provide a clear understanding of their vital role in our operations and the value they bring to our clients and the Company.

Online Platforms and Technology

The Company utilizes various online platforms for its operations. Houzz, an AI based online platform, is integral to the Company’s operations, providing a robust foundation for project management, client engagement, and team collaboration. The Company’s website serves as a multi-functional hub, acting as a portfolio showcase, client portal, and communication center. Clients can securely access project updates, submit feedback, and review design drafts through a secure client login. Additionally, the Company leverages specialized applications such as AutoCAD and SketchUp for real-time design modifications and visualizations. These platforms are supported by cloud-based technology, ensuring data security and accessibility from anywhere.

Leveraging these online platforms, the Company offers a comprehensive suite of functions designed to enhance operational efficiency and client satisfaction, including:

●	Project Management: Advanced tools for scheduling, task assignment, progress tracking, and resource management.
●	Client Engagement: Secure portals enabling clients to access project updates, communicate with the team, submit feedback, and review design drafts.
●	Team Collaboration: Integrated communication tools and document-sharing capabilities facilitate seamless collaboration among team members, regardless of location.
●	Real-Time Design Modifications: Applications like AutoCAD and SketchUp allow for instant updates and visualizations, ensuring design changes are quickly implemented and reviewed.

The platforms are designed to serve a diverse range of clients, including:

●	Residential Clients: Homeowners seeking custom designs and renovations.
●	Commercial Clients: Businesses in need of innovative and functional workspace solutions.
●	Public Sector Clients: Government and municipal projects requiring compliance with specific regulations and standards.

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Our Services

The Company offers a comprehensive range of architectural and design services tailored to meet the diverse needs of its clients. The Company’s services are designed to cover various aspects of architectural projects, from initial concept development to final project execution, ensuring a seamless and efficient process.

●	Design and Fit-Out Services include the following services:

○	Design Services: Comprehensive design services from conceptual through to construction documentation.
○	Fit-Out Management: Managing the procurement of materials, hiring contractors, and overseeing the fit-out process to ensure design intent is realized.
○	Procurement Services: Purchasing materials and furnishings on behalf of the client.
○	Construction Oversight: Site visits, quality control inspections, and coordination with contractors during construction and fit-out phases.

Clients engage with a dedicated design team to discuss their aesthetic and functional requirements, ensuring tailored solutions that meet their specific needs. The fit-out services are meticulously planned and executed, with regular client consultations and site inspections to guarantee quality and adherence to timelines. This integrated approach ensures a seamless experience from initial design concepts to the final fit-out. Revenue generated from providing design services and fit-out services. In the years ended March 31, 2025 and 2024, the Company generated revenues of $80,464 and $427,182 from design and fit-out services, respectively, accounting for 39.84% and 80.51% of its total revenues, respectively.

The Company’s contract with the customer has payment terms specified based upon certain conditions completed. The Company generally require an initial payment from the customer upon signing of the contract prior to the commencement of the project, which usually represents approximately 20% to 50% of the total contract sum. The Company issues invoices for interim payments at different stages of the project. The final invoice is generally issued shortly before or immediately after project completion. The Company’s customers are required to pay the Company at different billing stages over the contract period, as such, the Company believes the progress payments limit the Company’s exposure to credit risk and that the Company would be able to collect substantially all of the consideration gradually at different stages. The timing of the satisfaction of the Company’s performance obligations is based upon the cost-to-cost measure of progress method, which is generally different than the timing of unconditional right of payment and is based upon certain conditions completed as specified in the contract. The timing between the satisfaction of the Company’s performance obligations and the unconditional right of payment would contribute to contract assets and contract liabilities.

●	Project Management Services include the following services:

○	Project Management: Managing the entire project lifecycle, ensuring timely completion within budget and quality standards.
○	Consulting Services: Providing expert advice and guidance throughout the project, including contract negotiations, risk management, and conflict resolution.
○	Change Order Management: Handling changes or modifications to the project scope, schedule, or budget during construction.

Clients benefit from a dedicated Project Manager who coordinates all aspects of the project, ensuring clear and consistent communication through regular meetings and site visits. This structured arrangement guarantees that projects are managed efficiently, addressing any changes or issues promptly to maintain project integrity and client satisfaction. Revenue generated from project management services. In the years ended March 31, 2025 and 2024, the Company generated revenues of $64,684 and $58,551from project management services, respectively, accounting for 32.02% and 11.03% of its total revenues, respectively.

●	Application Services include the following services:

○	Approval Consulting: Providing guidance and expertise in navigating regulatory requirements and procedures for project approvals in Hong Kong.
○	Document Preparation: Preparing and submitting all necessary documentation, forms, and applications required by government agencies.
○	Regulatory Compliance: Ensuring that project design and documentation comply with local building codes, zoning regulations, environmental standards, and other legal requirements.
○	Representation: Representing clients and liaising with government authorities throughout the approval process, including attending meetings and addressing inquiries.

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Clients benefit from our expertise in navigating the complex process of obtaining government approvals, with dedicated consultants guiding them through each step. This includes preparing and submitting necessary documentation, liaising with regulatory bodies, and providing ongoing support to ensure timely and successful approvals. Revenue generated from application services. In the years ended March 31, 2025 and 2024, the Company generated revenues of $39,883 and $44,873 from application services, respectively, accounting for 19.74% and 8.46% of its total revenues, respectively. Clients benefit from our expertise in navigating the complex process of obtaining government approvals, with dedicated consultants guiding them through each step. This includes preparing and submitting necessary documentation, liaising with regulatory bodies, and providing ongoing support to ensure timely and successful approvals.

●	Design-only Services include the following services:

○	Conceptual Design: Developing initial design concepts that align with clients’ visions and project requirements, including layout planning, spatial arrangement, and overall aesthetic style.
○	Schematic Design: Creating preliminary drawings and sketches that define the project’s basic structure, forms, and functionality, ensuring that the design meets both practical and aesthetic goals.
○	Detailed Design Development: Producing comprehensive design documents that outline precise specifications, materials, and finishes, facilitating a clear understanding of the project’s execution details.
○	3D Modeling and Visualization: Providing clients with realistic 3D renderings and visualizations of the design to help them better understand and visualize the outcome before construction begins.

Clients benefit from our design expertise through a focused and detail-oriented approach to crafting architectural concepts that bring their vision to life. With a team of dedicated architects and designers, we guide clients through each stage of the design process, from initial concepts to detailed design documentation. In the years ended March 31, 2025 and 2024, the Company generated revenues of $16,976 and $0 from design-only services, respectively, accounting for 8.40% and 0.00% of its total revenues, respectively. This focused design service allows clients to receive customized, high-quality design solutions tailored to their specific needs and project goals.

The design and fit-out service is the main business of the Company and accounted for 39.84% and 80.51% of our business in the years ended March 31, 2025 and 2024, respectively. Design and fit-out service generally include architectural facade and interior Design, 3D visualization and rendering, urban planning and design, construction documentation, BIM, renovation and remodeling and custom Furniture and fixture design.

The Company focused on projects in Hong Kong and during the fiscal years ended March 31, 2025 and 2024, all of the revenue was derived solely from the Hong Kong projects. The Company is strategically expanding its footprint globally, with operations primarily based in Hong Kong and plans to extend our services into the United States and broader Asia markets.

	Percentage of	Percentage of
	Total Revenue	Total Revenue
	(For the year ended	(For the year ended
Source of Revenue	March 31, 2025)	March 31, 2024)
Design and Fit-out	39.84%	80.51%
Project Management	32.02%	11.03%
Application	19.74%	8.46%
Design-only	8.40%	0.00%

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Year-Round Services and Project Duration

The Company’s projects vary significantly in duration, often lasting more than one year. The timeline of each project depends on several factors, including the complexity of the design, the scale of construction, regulatory approval processes, and client requirements. From initial concept development and detailed design phases to construction management and final completion, each project involves extensive planning and coordination that naturally extend over prolonged periods.

Continuous Workflow

The Company’s continuous workflow ensures that there are always active projects at different stages of completion. This steady stream of work allows the Company to maintain a consistent level of business activity and revenue generation throughout the year. Unlike companies with seasonal products or services, the Company’s workload is distributed evenly, enabling it to allocate resources efficiently and maintain stable operations.

Client Engagement and Project Management

The Company’s commitment to providing full-year services means that it is always available to engage with clients, address their needs, and manage ongoing projects without interruption. This approach not only fosters strong client relationships but also ensures that its projects are completed on time and to the highest standards of quality. By avoiding the pitfalls of seasonality, the Company can focus on delivering exceptional architectural solutions that meet and exceed its clients’ expectations, regardless of the time of year.

Our Customers

The Company’s customer base is comprised of individuals and entities based in Hong Kong. For the years ended March 31, 2025 and 2024, the Company provided services to approximately 35 and 45 customers, respectively. The customer categories include:

●	Homeowners who are planning to build or renovate their residential properties;
●	Companies or individuals developing residential, commercial, or mixed-use properties;
●	Businesses requiring architectural design services for office buildings, retail spaces, restaurants, hotels, and other commercial properties;
●	Institutions such as schools, universities, hospitals, museums, and government agencies in need of architectural design services for their facilities; and
●	Companies managing or developing properties that require architectural design services for renovations, expansions, or new construction.

				Percentage of
Period	Project Name	Revenue Type	Property Type	Total Revenue
For the year ended March 31, 2024	Kwong Yin House Unit 211	Design and fit-out	Residential	23.63%
	St. Louis Mansion Staircase Works	Design and fit-out	Residential	14.76%
	Kam Chun Court	Design and fit-out	Residential	10.74%
For the year ended March 31, 2025	Batard Pedder Building	Project management	Commercial	19.56%
	Hang Cheong Factory Lobby Works	Design and fit-out	Industrial	16.80%

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Suppliers

The Company’s suppliers include providers of essential materials, technology, and services that directly contribute to the successful execution of the projects. Key suppliers include:

●	Construction contractors which are responsible for bringing the architectural designs to life by managing the on-site construction process. They source materials, hire labor, and ensure that the building is constructed according to the design specifications;
●	Building material suppliers which provide the raw materials needed for construction, including steel, concrete, glass, wood, and other essential building materials;
●	Furniture and interior fixtures suppliers which offer high-quality furniture, lighting, and fixtures that are integrated into architectural designs, especially in commercial and residential projects;
●	Lighting and electrical systems suppliers provide the lighting fixtures and electrical systems that are integral to the functionality and aesthetics of a building; and
●	Technology and software providers which offer the digital tools necessary for architectural design, including CAD (Computer-Aided Design) software, BIM (Building Information Modeling) tools, and other visualization software.

For the fiscal years ended March 31, 2025 and 2024, there were two and three suppliers, respectively, each accounting for more than 10% of the Company’s total purchases. The Company does not rely on any of the suppliers/subcontractors that cannot be replaceable with comparable rates.

Research and Development

The Company plans to advance its AI-driven interior, building design, and digital project management platform. This includes developing an AI application to ensure architectural designs comply with local building codes, enhancing design efficiency and compliance. Additionally, the Company will invest in AI, BIM, VR, and AR technologies to offer innovative solutions to its clients. The Company also plans to expand its use of existing AI tools for design and project management, partnering to develop their presence in the Asian market and provide AI services to our clients.

Advertising and Marketing

The Company employs a comprehensive strategy to establish and promote its brand effectively, emphasizing its unique design approach and dedication to client satisfaction. Its marketing efforts focus on leveraging digital channels and strategic partnerships to build a strong brand presence and effectively engage with its target audience. We believe this approach ensures sustained growth and recognition in the architectural and design industry.

Digital Marketing:

●	Social Media Management: the Company has partnered with D.A.C.K. Concept Limited to manage its online presence. This includes Facebook Fan page management with regular sales and content marketing feeds, simple video production, and graphic design. These efforts cost $7,500 HKD per month.
●	Social Media Advertising: D.A.C.K. also handles Facebook ad placements with a 15% management fee, costing $2,500 HKD per month, targeting specific audiences and optimizing daily for better results.
●	Search Engine Optimization (SEO): SEO services include keyword strategy, ad copywriting, and monthly ranking reports for Google Hong Kong, costing $3,500 HKD per month.

Strategic Partnerships:

●	Industry Relationships: the Company collaborates with construction companies and real estate developers who refer clients to it, expanding its market reach and client base.

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Intellectual Property Rights

The Company maintains strict control over its intellectual property rights. All designs, software customizations, and proprietary processes are protected under copyright law, ensuring that the unique elements of our projects and platforms remain exclusive to the Company. Clients are provided access to their specific project data while the Company retains ownership of the underlying technologies and design methodologies. The Company currently owns the following domain names:

●	OFA.HK
●	OFACORP.com

Insurance

The Company has obtained an Office Insurance Policy through MSIG Insurance (Hong Kong) Limited. This policy ensures that all its employees are protected in accordance with the terms of the policy in the event of bodily injuries, death or disease contracted during the course of employment anywhere in Hong Kong.

The Company does not carry any key-man life insurance and professional liability insurance. Even if it purchases these kinds of insurance, the insurance may not fully protect the Company from the financial impact of defending against professional liability claims. The Company has not purchased any property insurance or business interruption insurance. Management has determined that the costs of insuring for related risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical. The Company considers its insurance coverage to be sufficient for its business operations. However, the Company continuously assesses its insurance needs to ensure comprehensive protection for its business operations and employees and evaluates other insurance options to address specific risks associated with its projects and operations.

Environmental Matters

Compliance with environmental rules and regulations is a critical aspect of the Company’s operations, handled on a case-by-case basis and according to the specific jurisdiction of each project. As a design and architecture firm based in Hong Kong, the Company not directly face significant environmental issues. Instead, environmental compliance in construction services is primarily the responsibility of the contractors the Company works with. While it does not face significant environmental issues directly, it works closely with contractors to ensure that all environmental regulations are met, and any necessary equipment and permits are in place. This approach ensures that its projects are executed responsibly and sustainably.

Environmental Compliance

The Company adheres to all relevant environmental regulations applicable to its industry and project locations. In Hong Kong, its projects typically do not involve direct environmental impact. However, for projects outside Hong Kong, it ensures that all activities comply with local environmental laws and regulations through rigorous oversight and collaboration with contractors to ensure that all environmental standards are met during the construction phase.

Environmental Equipment and Investment

The Company does not directly invest in environmental equipment as its primary role is in design and project management. The responsibility for environmental equipment and its maintenance lies with the construction contractors it partners with. These contractors are required to comply with all necessary environmental guidelines and regulations, including the use of appropriate environmental equipment and adherence to best practices in sustainability.

Pollutant Discharge and Permits

The Company is not required to obtain pollutant discharge licenses or permits directly. The responsibility for securing such permits falls under the purview of the construction contractors who execute the projects. The Company ensures that all contractors engaged in its projects have the necessary licenses and permits to operate in compliance with environmental regulations. This includes pollutant discharge registration where applicable.

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Fines and Penalties

To date, the Company has not incurred any fines or penalties related to environmental violations. Its thorough approach to environmental compliance and close collaboration with contractors helps mitigate any potential risks associated with environmental breaches. The Company continuously monitors and reviews its practices to ensure adherence to all relevant environmental standards, safeguarding both the environment and its reputation.

Regulation Permissions

The following table sets forth a list of licenses or permissions held by the Company and its operating subsidiary necessary for it to conduct its existing business (excluding, for the avoidance of doubt, those licenses, permits, registrations, authorizations and other qualifications that may be held by its employees and/or for the undertaking of specific projects).

Company	Name of License/Permission/ Registration	Issuing Authority	Validity

Office for Fine Architecture Limited	Business registration certificate (60952948-000-01-25-3)	Inland Revenue Department of Hong Kong	January 31, 2025 to January 30, 2026

Properties

Our headquarters and administrative offices are currently located in Hong Kong.

The following table sets forth certain information relating to the primary leased offices as of the date of this prospectus.

Lessor	Lessee	Location	Area (Square Meter)	Annual Rent	Term	Use
WellMake Investments Limited	Office for Fine Architecture Limited	Unit. B, 16th Floor Easy Tower No. 609 Tai Nan West Street, Cheung Sha Wan, Kowloon, Hong Kong	81.3 square meters	$185,544 in HKD	2 years (from August 16, 2023 to August 15, 2025)	Industrial / office (non-domestic use)
Regus Management Group, LLC	Office for Fine Architecture Limited	609 Deep Valley Drive, Suite 200, Rolling Hills, California 90274	41.81 square meters	Rent negotiated monthly in the range of $1,311.8 to $2,784	Month to month	Office

As of March 31, 2025, the Company had a total of 10 full-time employees. The Company has not employed any part-time employees or contractors in the past three years. The following chart provides a breakdown of its workforce by department as of March 31, 2025:

Fiscal Year	Full-Time Employees	Interior Design Department	Administrative and Management Department	Architecture Department
2025	10	1	7	2

The Company maintains a good working relationship with its employees and to date, and has not experienced any labor disputes. Its workforce is distributed across our primary office located in Hong Kong, with all employees operating out of this central location.

The Company’s dedicated team consists of highly skilled professionals who contribute to the success and growth of the Company through their expertise and commitment to excellence in architecture and design. The Company is proud of its diverse and talented workforce and continually strive to provide a supportive and rewarding work environment.

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REGULATION

This section sets forth a summary of the material laws and regulations that affect our business and operations in Hong Kong conducted through our wholly owned operating subsidiary, Office for Fine Architecture Limited. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of us. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Hong Kong on our business and operations.

LAWS AND REGULATIONS RELATING TO OUR BUSINESS IN HONG KONG

Our business operations in Hong Kong conducted through our wholly owned operating subsidiary, Office for Fine Architecture Limited, are subject to the following laws and regulations generally applicable to companies and businesses incorporated and/or operating in Hong Kong.

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) (the ‘‘BRO’’)

Under the BRO, every company or individual who carries on a business in Hong Kong is required to apply for a business registration certificate from the Inland Revenue Department within one month from the date of commencement of the business, and to display a valid business registration certificate at the place of business. Business registration does not serve to regulate business activities and it is not a license to trade. Business registration serves to notify the Inland Revenue Department of Hong Kong of the establishment of a business in Hong Kong. Business registration certificate will be issued on submission of the necessary document(s) and approved by the Commissioner of Inland Revenue together with payment of the relevant fee and is renewable every year or every three years (if business operators elect for issuance of business registration certificate that is valid for three years). Any person who fails to apply for business registration shall be guilty of an offence and shall be liable to a fine of HK$5,000 and to imprisonment for one year.

As such, our operating subsidiary is required to display the valid business registration certificate at its place of business in Hong Kong. Our operating subsidiary is also required to renew the business registration certificate every year and pay the business registration fee according to the fee table published by the Inland Revenue Department. To the best of our knowledge, our operating subsidiary is complaint with the requirements under the BRO and has not contravened any of the provisions under the BRO.

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) (the ‘‘IRO’’)

The IRO is to govern taxes on property, salaries, profits and other earnings in Hong Kong. The IRO provides, among other things, that profits tax shall be charged on every company or person carrying on a trade, profession or business in Hong Kong in respect of its or his or her assessable profits arising in or derived from Hong Kong. With effect from the year of assessment of 2018/2019, profits tax rate is at the rate of 8.25% on any part of assessable profits up to HK$2,000,000, and that of 16.5% on any part of assessable profits over HK$2,000,000 for corporate taxpayers. The IRO also contains detailed provisions relating to, among other things, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciations of capital assets.

As such, our operating subsidiary is required to keep sufficient records of the income and expenditure (including the records prescribed under the IRO) to enable the assessable profits of our operating subsidiary to be readily ascertained and such records must be kept for not less than 7 years after the completion of the relevant transactions, acts or operations. Our operating subsidiary is also required to file applicable tax returns (including, inter alia, Employer’s Return of Remuneration & Pensions and Profits Tax Return) in a timely and accurate manner within the prescribed deadline and pay the tax charged in the manner directed in the notice of assessment on or before the date specified in such notice. Our operating subsidiary and/or persons acting on behalf of our operating subsidiary may be subject to a fine and/or imprisonment for any failure to, inter alia, submit a correct return, inform chargeability to tax or submit the return in time. If the tax charged is not paid by the date specified on the notice of assessment, the Commissions of Inland revenue may impose additional surcharge on the entire balance of the demand notice and initiate recovery actions. To the best of our knowledge, our operating subsidiary is complaint with the requirements under the IRO and has not contravened any of the provisions under the IRO.

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Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong) (the ‘‘OSHO’’)

The OSHO provides the safety and health protection to employees in workplaces, both industrial and non-industrial. Employers must, as far as reasonably practicable, ensure the provision of a safe and healthy conditions in their workplaces by providing and maintaining plant and work systems that do not endanger safety or health, making arrangement for ensuring safety and health in connection with the use, handling, storage or transport of plant or substances, providing all necessary information, instruction, training, and supervision for ensuring safety and health, providing and maintaining safe access to and egress from the workplaces and providing and maintaining a safe and healthy work environment.

As such, our operating subsidiary is required to observe and comply with the requirements under the OSHO when furnishing the workplace and managing work systems and work environment. Our operating subsidiary is also required to adhere to the basic requirements for workplace safety such as, inter alia, accident prevention, fire accident prevention, fire precaution, workplace environment control, hygiene at workplaces, first aid as prescribed in the regulations made under the OSHO. Our operating subsidiary may be issued an improvement notice for any contravention of the OSHO, which will require our operating subsidiary to make certain adjustments to its workplace within a certain timeframe. If the Commissioner for Labour is of the opinion that the workplace activity or condition poses an imminent, risk of death or serious bodily injury to employees, the Commissioner for Labour may issue a suspension notice which may cause an obstruction to our operating subsidiary’s business until the Commission for Labour is satisfied that the workplace activity or condition no longer poses such risk. To the best of our knowledge, our operating subsidiary is complaint with the requirements under the OSHO and has not contravened any of the provisions under the OSHO.

Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (the “EO”)

The EO regulates the general conditions of employment and matters. It provides for various employment-related benefits and entitlements to employees and obligations of employers. All employees covered by the EO, irrespective of their hours of work, are entitled to protection including payment of wages, restrictions on wages deductions and the granting of statutory holidays. Employees who are employed under a continuous contract for certain periods are further entitled to such benefits as rest days, paid annual leave, sickness allowance, severance payment and long service payment.

As such, our operating subsidiary is required to provide employee benefits and entitlements in accordance with the EO and the contract of employment entered into with every employee. Our operating subsidiary may be guilty of an offence and be liable to various levels of fines for failing to comply the obligations under the EO. Our operating subsidiary shall also keep requisite records as prescribed under the EO, including, inter alia, wage and employment records, annual leave records, and records of sickness days. To the best of our knowledge, our operating subsidiary is complaint with the requirements under the EO and has not contravened any of the provisions under the EO.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (the ‘‘MWO’’)

The current MWO provides for a prescribed minimum hourly wage rate (currently set at HK$42.1 per hour) during the wage period for every employee engaged under a contract of employment under the EO. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the MWO is void.

As such, our operating subsidiary is required to observe the minimum hourly wage rate as adjusted from time to time and ensure that employees of our operating subsidiary are paid at least the minimum hourly wage for the total number of hours worked in the wage period. To the best of our knowledge, our operating subsidiary is complaint with the requirements under the MWO and has not contravened any of the provisions under the MWO.

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Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (the ‘‘MPFSO’’)

Under the MPFSO, employers shall participate in a Mandatory Provident Fund (‘‘MPF’’) Scheme for employees employed under the jurisdiction of the EO. The MPF Scheme is a defined contribution retirement plan administered by independent trustees. Under the MPF Scheme, for monthly paid employees, the employer and its employees are each required to make contributions to the plan at 5% of the employees’ relevant monthly income, subject to a cap of monthly relevant income of HK$30,000. Contributions to the plan vest immediately. The Monetary Provident Fund Authority also assumes the role of the Registrar of Occupational Retirement Schemes, which is another alternative type of retirement protection scheme set up for employees in Hong Kong.

As such, our operating subsidiary is required to enroll all eligible full-time and part-time employees who have been employed for a continuous period of 60 days or more into a registered MPF scheme within the first 60 days of their employment. Our operating subsidiary must also ensure that the mandatory contributions, calculated with respect to the monthly income of each the employees, are made monthly into the employees’ respective MPF accounts. Our operating subsidiary and/or the management of our operating subsidiary may be liable to various levels of fines fine and/or imprisonment for failing to fulfill the obligations under the MPFSO. To the best of our knowledge, our operating subsidiary is complaint with the requirements under the MPFSO and has not contravened any of the provisions under the MPFSO.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (the ‘‘ECO’’)

Under the ECO, all employers (including contractors and subcontractors) are required to take out insurance policies to cover their liabilities both under the ECO and at common law for injuries at work in respect of all their employees (comprising full-time and part-time employees). It establishes a no-fault, non-contributory employee compensation system for work injuries.

As such, our operating subsidiary is required to take out an employees’ compensation insurance with the appropriate minimum insurance cover depending on the number of employees of our operating subsidiary. The details of the policy must also be displayed in a conspicuous place of our operating subsidiary’s premise where the employees are employed. If an employee sustains an injury or dies due to an accident arising out of and in the course of the employee’s employment, our operating subsidiary would be obliged to pay compensation under the ECO. Our operating subsidiary may be liable to various levels of fines for failing to comply with the provisions of the ECO. To the best of our knowledge, our operating subsidiary is complaint with the requirements under the ECO and has not contravened any of the provisions under the ECO.

Competition Ordinance (Chapter 619 of the Laws of Hong Kong)

The Competition Ordinance was set to commence full operation on December 14, 2015 and prohibits restrictions on competition in Hong Kong through three competition rules: (i) the first conduct rule, ;(ii) the second conduct rule; and (iii) the merger rule. The first conduct rule and the second conduct rule apply to all sectors of the Hong Kong economy, while the merger rule only applies to mergers involving carrier license holders within the meaning of the Telecommunication Ordinance (Chapter 106 of the Laws of Hong Kong).

The first conduct rule prohibits undertakings, which includes a natural person or entity (regardless of its legal status or the method in respect of which it is financed) engaged in economic activities from making or giving effect to an agreement, engaging in a concerted practice, or making or giving effect to a decision of an association of undertaking as a member of the association, if the object or effect of such agreement, concerted practice or decision to harm, prevent, restrict or distort competition in Hong Kong. The agreement includes any agreement, arrangement, understanding, promise or undertaking, whether express or implied, written or oral, and whether or not enforceable or intended to be enforceable by legal proceedings. The Competition Commission will consider various approaches of business conduct, including, inter alia, price fixing, market sharing, bid rigging and output limitation, resale price maintenance, and production joint ventures, joint tendering, franchising and distribution agreements.

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The second conduct rule prohibits undertakings with a substantial degree of market power from abusing the power through engaging in conduct that has the object or effect of harming competition in Hong Kong. The Competition Commission’s approach to different types of business conduct, including, inter alia, predatory below-cost pricing, tying and bundling, margin squeeze conduct, refusals to deal and exclusive dealing.

The Competition Commission may apply to the Competition Tribunal for a pecuniary penalty to be imposed on any person it has reasonable cause to believe has contravened a competition rule or has been involved in a contravention of a competition rule. Orders that the Competition Commission can make application for include, among others: (i) imposing a pecuniary penalty; (ii) disqualifying a person from acting as a director of a company. Schedule 3 to the Competition Ordinance sets out a list of orders that may be made by the Competition Tribunal in relation to the contraventions of the competition rules.

When entering into an agreement and conducting its business, our operating subsidiary must observe and comply with the competition rules set out in the Competition Ordinance. In the case of contravention of any of the competition rules, our operating subsidiary’s business may be disrupted depending on the penalty imposed by the Competition Commission. To the best of our knowledge, our operating subsidiary is complaint with the rules under the Competition Ordinance and has not contravened any of the provisions under the Competition Ordinance.

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (the “PDPO”) is applicable to both the private and the public sectors. It sets out how data users should collect, handle and use personal data, complemented by the other provisions imposing further compliance requirements under its six Data Protection Principles.

In general, the six Data Protection Principles stipulate that the personal data shall only be collected for a lawful purpose and under fair means directly related to a function or activity of the data user.

The data subject shall be fully informed. Second, the data users shall take all practicable steps to ensure that personal data is accurate and is not kept longer than is necessary for such purpose. The data user shall erase all such personal data that is no longer required. Third, the personal data collected shall not be used for any new purpose which is not or is unrelated to the original purpose unless express and voluntary consent is obtained from the data subject. Fourth, the data user shall take all practicable steps to protect the personal data it collected and against any unauthorized or accidental access, processing, erasure, loss or use. Fifth, the data user shall ensure the openness of the personal data policies and practices, the kind of personal data held and the main purpose of holding it. Sixth, the data subject shall be entitled to request access to, correct the personal data given. The data subject can withdraw the consent previously given by written notice.

The Office of the Privacy Commissioner for Personal Data in Hong Kong may conduct investigations of any suspected contravention of the PDPO and may issue enforcement notice to the data user directing remedial and/or preventive steps to be taken. It is an offence for contravening the enforcement notice such issued with a maximum penalty of a fine of HK$50,000 and imprisonment for 2 years, with a daily penalty of HK$1,000. In addition, section 64 of the PDPO stipulates the offences regarding doxxing-related acts. In general, it is an offence if a person discloses any personal data of a data subject without the relevant consent, and depending on the intent, the maximum penalty upon conviction is a fine of up to HK$1,000,000 and to imprisonment for 5 years. Part 6A stipulates the regulations in relation to use of personal data for direct marketing.

As such, our operating subsidiary is required to comply with the six Data Protection Principles and the requirements under the PDPO in relation to the collection, holding, accuracy, retention period, security, privacy policy and access to and correction of personal data, including those of employees and of clients. Our operating subsidiary and its management personnel may be subject to enforcement action by the Office of the Privacy Commissioner for Personal Data for any contravention of the PDPO. To the best of our knowledge, our operating subsidiary is complaint with the six Data Protection Principles and requirements under the PDPO and has not contravened any of the provisions under the PDPO.

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LAWS AND REGULATIONS IN HONG KONG RELEVANT TO THE INDUSTRY IN WHICH WE OPERATE

Certain professionals that are employed by our business from time to time who hold themselves as “registered architects” or “authorized persons” are required to comply to various statutes, regulations and professional conduct as summarized below. As at the date of this Form F-1: (i) we have one registered architect, namely, Mr. Wai Wong Chong, one of our co-founders and our Chief Technology Officer; and (ii) we do not have any authorized person, although we have employed one such authorized person during the fiscal years ended March 31, 2024 and 2023.

Further, we provide guidance, expertise and consulting services to assist with its clients’ regulatory compliance (for example, with local building codes, fire regulations, approved town plans or other legal requirements). Relevant regulations applicable to projects or building works of clients are not summarized here.

Architects Registration Ordinance (Chapter 408 of the Laws of Hong Kong)

The Architects Registration Ordinance (“ARO”) is an ordinance to provide for the registration of architects and disciplinary control of the professional activities of registered architects and related matters. Under the ARO, with certain limited exceptions (concerning references to an architectural discipline or descriptions that does not imply a right to practice architecture in Hong Kong):

(i)	no person may describe himself as an “architect”, “registered architect” or use the initials “R.A.” without being registered in the register of architects with the Architects Registration Board (“ARB”); and

(ii)	a person, including a firm or company, shall not use the description of “architects”, “registered architects” or the initials “R.A.” unless, if the person carries on the business of architecture only and not a multi-disciplinary practice, at each place where the person carries on the business of architecture, the business is conducted under the supervision of a registered architect (who does not act at the same time in a similar capacity for any other person not substantially owned or managed by the same persons)

The ARB may only register a person as a registered architect if that person:

(i)	is a member of the HKIA or a member of an architectural body the membership of which is accepted by ARB, or has passed such examinations in architecture and other subjects and received such training and experience as ARB may accept; and
(ii)	satisfies ARB that he/she has had at least one year’s relevant professional experience in Hong Kong before the date of his/her application for registration; and
(iii)	is ordinarily resident in Hong Kong; and
(iv)	is not the subject of an inquiry committee or a disciplinary order under Part IV of the ARO which precludes him/her from being registered under the ARO; and
(v)	satisfies the ARB by declaration in writing that he/she is competent to practice as an architect; and
(vi)	is a fit and proper person to be registered. That is, he/she must not have (a) been convicted any offence which may bring the professional into disrepute (b) been sentenced to imprisonment, or (c) committed professional misconduct or neglect.

Under the ARO, a registered architect commits a disciplinary offence (and may, inter alia, be removed from the register of architects and may not be considered fit and proper for renewal of registration) if, inter alia, s/he commits misconduct or neglect in any professional respects. In determining whether a person has committed a disciplinary offence, an inquiry committee of the ARB may have regard to the code of professional conduct or practice promulgated by the ARB or currently in use by the HKIA (which requires registered architects to, inter alia, carry out their duties faithfully, act with the honesty, integrity and proprietary expected of a member of an honorable professional; promote architectural excellence through their work etc.).

Apart from the ARO, registered architects are bound by the Rules of the HKIA which, inter alia, (i) provides that each HKIA member must fulfil continuing professional development requirements determined by the HKIA counsel; (ii) restricts marketing and advertising, other than by way of point-to-point promotion in providing information to clients which are in substance and presentation factual, relevant and accurate in compliance with guidelines published by the HKIA; and (iii) prescribes requirements concerning client agreements and scale of professional charges.

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Since we carry on the business of architecture in Hong Kong and use the description of “architects” in our business operations, we are required to ensure that our business is supervised by our operating subsidiary’s registered architect, Mr. Wai Wong Chong. We shall also ensure that Mr. Wai Wong Chong is at all times duly registered with the Architects Registration Board and is a member of the Hong Kong Institute of Architects. Our operating subsidiary and the registered person may be liable to an offence for contravention of the provision and registration requirements under the ARO. To the best of our knowledge, our operating subsidiary is complaint with the requirements under the ARO and has not contravened any of the provisions under the ARO.

Buildings Ordinance (Chapter 123 of the Laws of Hong Kong)

Under the Building Ordinance (“BO”), every person for whom building works or street works (other than minor works or certain building works for which certificate of exemptions are issued) are to be carried out in Hong Kong must appoint an “authorised person” (“AP”) as the coordinator of such building works or street works. Such AP must, inter alia, supervise the carrying out of the building works in accordance with supervision plan (which sets out plan of safety management prepared in compliance with technical memorandum), notify the Building Authority of any contravention of regulations which would result in approved works and comply generally with the BO.

Under the BO, no person shall commence or carry out any building works or street works without having obtained from the Building Authority (i) approval in writing (of documents submitted in accordance with applicable regulations); and (ii) consent in writing for commencement shown in approved plans. Such consent could only be given (or deemed to be given under the BO) upon lodgment by an AP of a supervision plan, except in respect of minor works or unless not required by the Building Authority.

A person must not be included in the register of AP in the list of architects unless he/she has obtained the qualifications prescribed under the Building (Administration) Regulations (Chapter 123A of the Laws of Hong Kong) and is recommended by the Authorized Persons Registration Committee (“APRC”) for inclusion. Pursuant to the said regulations, the applicant must be a registered architect and must, for a continuous period of 1 year within the 3 years preceding the date of his/her application, such practical experience gained in Hong Kong as the APRC considers appropriate. The applicant may be required to attend a professional interview with the APRC to demonstrate his/her experience and knowledge as well as understanding of general principles and fundamental requirements.

An AP may be rendered unfit to remain in the AP register, or may be suspended from the register, or be subject to a fine or reprimand, or become subject to various sanctions of the disciplinary board for, inter alia, professional misconduct, drawing up supervision plans which are found not compliant with requirements of the BO, or failing to discharge duties or comply with certain other requirements of the BO.

It is not mandatory for a firm conducting the business of architecture to have an architect registered with the Buildings Authority as an AP and we do not, as of the date of this prospectus, employ an AP that is registered in such capacity. Where necessary for compliance with the BO, we or our client would engage an AP to act as the coordinator of building works or street works involved in projects undertaken by our clients in respect of which we provide our services. To the best of our knowledge, our operating subsidiary is complaint with the requirements under the BO and has not contravened any of the provisions under the BO.

Regulation in Hong Kong Relating to Artificial Intelligence

At present, there is no comprehensive AI regulations in Hong Kong, and there is currently no regulator or authority in Hong Kong that is specifically dedicated to monitor the use of AI. However, AI is recognized as an important driver of a new round of technological and industrial transformation as well as a key to propelling the development of a digital economy, and various policy bureaux and government departments are devising policies and measures to tackle the diverse challenges associated with AI’s evolution.

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Attention has mainly focused on: (i) the responsible use of AI and related consumer protection in sectors such as banking, securities and insurance, including in the realm of financial technology (concerning governance, application design and development), and financial regulators have issued guidelines and principles concerning application and potential risks of AI; and (ii) guiding the development, procurement and use of AI (in particular, the ethical use of personal data involved) with a focus on safeguarding personal data privacy and facilitating compliance with the Personal Data (Privacy) Ordinance (Cap. 486 of the Laws of Hong Kong). To the extent that the Company’s AI tools and applications do not require the processing, storage or use of personal data, and the Company is not engaged in banking, securities, insurance and other regulated sectors, we should not be materially relevant to or impacted by the said government policies and guidance.

Recently, there is increasing focus on guiding the use of generative AI and mitigating associated risks. The Hong Kong Privacy Commissioner for Personal Data has published the “Checklist on Guidelines for the Use of Generative AI by Employees” in March 31, 2025, setting out (i) practical advice on supporting employees on the use of generative AI tools; and (ii) suggestions to organizations on implementing policies or guidelines specifying the scope of permissible use of generative AI tools, instructions to protect personal data privacy, rules on the lawful and ethical use of the generative AI tools and the prevention of bias, policies on data security, and possible consequences of violence of relevant policies and guidelines on the use of generative AI tools. The Digital Policy Office of the HKSAR Government (the “Government”) has also published the “Hong Kong Generative Artificial Intelligence Technical and Application Guideline” in April, 15 2025 (the “Guidelines”) which sets out the key principles of governance when using generative AI technology including (i) compliance with laws and regulations including those relating to public morality, intellectual property rights and individual privacy; (ii) security and transparency; (iii) accuracy and reliability of the generated content; (iv) fairness and objectivity to ensure compliance with the principles of diversity and universality; and (v) practicality and efficiency. The Guidelines also provides practical guidelines for users of generative AI on the ethical use of generative AI systems and the AI-generated works, privacy and technical risk, and respecting intellectual property rights as well as relevant suggested measures. These guidelines are not mandatory but may be relevant to the Company’s and the operating subsidiary’s use of any generative AI tools.

Separately, the Commerce and Development Bureau and the Intellectual Property Department of the Government has published “Public Consultation on Copyright and Artificial Intelligence (2024)” (the “CO Consultation”) on July 8, 2024 to consult the public on the enhancement of the Copyright Ordinance (Cap. 528) (“CO”) to cater for AI technology development. Such consultation aims to review and enhance the existing copyright regime with a focus on copyright issues arising from AI, especially generative AI. To further enhance Hong Kong’s copyright regime to ensure that it encourages creation and investment in creativity while supporting innovation, IPD have reviewed the relevant legislation in Hong Kong and other jurisdictions as well as the prevailing market situations.

Under the CO Consultation, the Government considers that the CO already provides the backbone for copyright protection for works generated by generative AI (“AI-generated works”) and AI-generated works are already protected by copyright under provisions which govern “computer-generated” works (i.e. works without a human author). Generally, both (i) literacy, dramatic, musical and artistic works that are computer-generated but satisfying the originality requirement, and (ii) sound recordings, films, broadcasts, cable programs and typographical arrangement of published editions that are computer-generated, are capable of copyright protection for the author, creator or necessary arranger of the creation. The IPD considers that (i) the use of the general expression “computer-generated” adopted in the CO is considered sufficiently flexible to accommodate for evolving technologies and covers works generated by AI; and (ii) the contractual arrangements in the market governing copyright ownership of AI-generated works provide a pragmatic solution for address relevant copyright and liability issues. Hence, it does not consider it justifiable to propose any substantive legislative amendment concerning AI-generated works.

Further, the Government considers that the existing CO provisions are broad and general enough to tackle infringement cases involving AI-generated works and that infringement provisions should be kept technology-neutral. The attribution of liability of copyright infringement involving AI-generated works should be subject to necessary inquiry of relevant facts, circumstances and supporting evidence (including any contractual terms between AI system owners and end-users) in the case. The Government also plans to issue further guidelines with practical suggestions and specific examples in relation to copyright protection and infringement issues relating to AI-generated works and the use of generative AI systems.

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The CO Consultation explores the possible introduction of a new and specific copyright exception (the “Proposed TDM Exception”) (in additional to existing exceptions for e.g. research, private study etc.) to allow reasonable use of copyright works for (i) computational data analysis and processing of a large collection of text, images, data and/or other types of information for enhancing the performance of a computing program, including development, training and enhancement of AI models, particularly generative AI models; and (ii) conventional text and data mining, which employs automated techniques to extract and conduct computational analysis of existing collection of text, images, data and/or types of information for generating valuable insights, patterns, trends and correlations. The Government recognizes that similar exceptions are available in certain other jurisdictions, including “opt out” options for reservation of rights in the EU, are of the view that the Proposed TDM Exception should bring about overall benefits (including, inter alia, in driving and boosting development of AI technology and industry for wider economic growth, facilitation of research and maintaining of competitiveness in the modern world of technology). The Proposed TDM Exception is expected to cover diverse range of uses that include commercial endeavors, and should assure copyright owners that adequate safeguards will be put in place to maintain a proper balance of interests. These may include imposing conditions on the Proposed TDM Exception such as, inter alia, requiring lawful access to copyright works’ rendering the relevant activities unauthorized if licensing schemes are available or copyright owners have expressly reserved their rights (i.e. the “opt out” option) and/or imposing restrictions on further communication/distribution/dealing of the copy made under the Proposed TDM Exception. The Government has disclosed that it intended to draft amendments to the CO in this regard and aims to secure passing of the amendments by the end of the current Hong Kong Legislative Council’s term.

The CO Consultation also touches on the “transparency principle” that requires the adoption of clear, honest communication channel between AI developer and its end-users and regulators to promote the development of trust in AI systems, safeguard national security and public interest as well as protect rights (including privacy and data security) of citizens and legal persons. In this regard, it was observed, for example, that the EU requires providers of general-purpose A1 models to publish detailed summary of content used for training their AI models. The Government noted that it will closely monitor developments in society and offshore jurisdictions as well as emerging uniform international standards in this regard.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus. Unless otherwise stated, the business address for our directors and executive officers is that of our principal executive offices at Unit B, 16/F, Easy Tower, 609 Tai Nan West Street, Cheung Sha Wan, Hong Kong.

Name	Age	Position with our Company
Larry Wong	47	Chief Executive Officer, Director
Keith Chong	50	Chief Technology Officer, Director
Thomas M Gaffney	35	Chief Operations Officer
Ernest Yeung	51	Chief Financial Officer
John Chiang	62	Director
Andrew Scott	56	Director
Won Ping Cheng	70	Director

Li Hsien “Larry” Wong is a co-founder of the Company and has served as the Chief Executive Officer of our operating subsidiary since 2013. With over 20 years in the industry, Mr. Wong has successfully completed hundreds of diverse architectural designs. His projects range from residential to commercial and public spaces, with a specialization in creating innovative, sustainable solutions that address contemporary challenges while setting new standards for architectural practice. From 2012 to 2013, Mr. Wong served as Design Director at Mold Architecture Limited. From 2010 to 2012, he served as Design Director at GHLW Architects Limited. From 2008 to 2010, he served as Associate at Index Architecture Limited. Beyond his professional achievements, Mr. Wong is also a mentor and advocate for the next generation of architects. He actively participates in industry events, sharing his knowledge and inspiring others to pursue innovation in their work. Mr. Wong received his bachelor’s degree in architecture from University of Southern California in 2003. We believe he is well qualified to serve on our board due to his extensive architect design background.

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Wai Wong “Keith” Chong is a co-founder of the Company and has served as the Chief Technology Officer of our operating subsidiary since 2013. With over two decades of experience, Mr. Chong is a seasoned project architect and director, known for his exceptional skill in transforming blueprints into tangible realities. He has steered hundreds of projects from the drawing board to their completion, showcasing his proficiency in managing complex architectural endeavors. From 2006 to 2008, Mr. Chong served as Architectural Administrator at Wong Tung & Partners Ltd. From 2008 to 2013, he served as Project Manager at Sun Hung Kai Properties. Mr. Chong holds a bachelor’s degree in architecture from University of Southern California in 2003. We believe he is well qualified to serve on our board due to his extensive architect design background.

Thomas Gaffney has served as the Chief Operations Officer of the Company since March 2024. Mr. Gaffney owns minority membership interests in Greentree Global Advisors LLC and served as its Managing Member from March 2024 to September 2024. Mr. Gaffney is a seasoned startup financing attorney with over nine years of experience representing and advising technology startups throughout their growth journey, from seed stage through to IPO or strategic acquisitions. His expertise encompasses venture capital financing, equity structuring, and navigating the complex legal landscape of the tech industry. Mr. Gaffney holds a bachelor’s degree in political science from the Pennsylvania State University and a Juris Doctor from the Wake Forest University School of Law.

Ernest Yeung has served as our Chief Financial Officer since July 2025. Mr. Yeung is the founder of Pasadena Advisory Company Limited, a consulting firm specializing in IPO preparation and M&A advisory, since April 2024. Mr. Yeung has also been serving as the Portfolio CFO of CFO Centre Group, a consulting firm that provides part-time CFO service, since January 2022. From July 2019 to January 2022, Mr. Yeung served as Country Head, Hong Kong of Boardroom Corporate Services (Hong Kong) Ltd., a corporate secretarial, accounting, payroll and consulting firm. From September 2016 to November 2018, Mr. Yeung served as Regional CFO, Asia of Flight Centre Travel Group Asia, a travel management company. Mr. Yeung is a member of the American Institute of Certified Public Accountants (AICPA) and a finance professional with over 20 years of experience in financial reporting, audit oversight, budgeting, M&A due diligence, internal controls implementation, and regulatory compliance. Mr. Yeung holds a Bachelor of Science in accounting from University of Southern California.

John Chiang has served as our director since May 2025. Mr. Chiang has been serving as a member of the boards of directors of Apollo Medical Holdings, Inc. (Nasdaq: AMEH) since January 2019 and Boom Interactive since May 2023. In addition, he has been serving on the corporate advisory boards of Pasadena Private Lending, LLC since February 2019, and Adept Urban since January 2021. Mr. Chiang served as a director of Chijet Motor Company, Inc. from June 2023 to May 2024. Mr. Chiang also served as a director of Deep Medicine Acquisition Corp. from October 2022 to January 2024. He served on the corporate advisory board of Calyx Peak Companies from February 2019 to December 2022. Mr. Chiang also served as a fellow at the University of Southern California Center for the Political Future during the fall of 2020. From January 2019 to March 2021, he served on the board of directors of Zeuss Technologies, Inc. From January 2015 to January 2019, Mr. Chiang served as the California State Treasurer, where he oversaw transactions and managed investment portfolio. Prior to that, Mr. Chiang served as California State Controller from January 2007 to January 2015. Mr. Chiang graduated with honors with a Bachelor of Arts in finance from the University of South Florida and received his Juris Doctor from Georgetown University Law Center. Mr. Chiang is well qualified to serve as a director due to his expertise and wide-ranging experience as a statewide elected official. As a former State of California Controller and Treasurer, Mr. Chiang has a unique background that will strengthen our board.

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Andrew Scott has served as our director since May 2025. Since August 2024, Mr. Scott has served as the President of Associated Underwater Services, a private diversified marine construction and inspection company. Prior to that, Mr. Scott spent approximately 30 years as an investment banker. From October 2017 to December 2023, he served as a managing director at ThinkEquity LLC, focusing on initial public offering, secondaries and up listings. From January 2014 to October 2017, he served as vice president at Fortress Biosciences, Inc. focusing on business development. From December 2010 to January 2014, he served as vice president at Citius Pharmaceuticals, responsible for raising capital. Prior to that, Mr. Scott worked at Maxim Group as an investment banker from November 2001 to December 2010. Mr. Scott holds a bachelor’s degree in accounting from Rice University. Mr. Scott is well qualified to serve as a director due to his experience in investment banking and capital markets.

Won Ping Cheng has served as our director since May 2025. Mr. Cheng is an executive with over 40 years of experience in infrastructure planning, development and management. He holds a master’s degree in Infrastructure Planning and Management from Stanford University and a bachelor’s degree in civil engineering from Tankang University. Mr. Cheng has held leadership roles at prominent global firms. From 1981 to 2005, he served as Vice President at Bechtel, China. From 2006 to 2007, he served as Commercial and Financial Director at Atkins China. From 2009 to 2012, he served as Director at PricewaterhouseCoopers, overseeing large-scale infrastructure projects, urban developments, and privatization efforts in the transportation and aviation sectors. His significant achievements include advising on the 2008 Beijing Olympics, leading privatization bids for Australian airports, and managing multimillion-dollar infrastructure developments in Asia and the U.S. Mr. Cheng is well qualified to serve as a director due to his experience in infrastructure planning and management.

B.	Compensation of Directors and Executive Officers

For the fiscal year ended March 31, 2024, our executive officers received an aggregate of approximately $43,710 and $43,710 from us, respectively. For the fiscal year ended March 31, 2025, our executive officers earned an aggregate of approximately $73,630 and $73,630 and received approximately $73,245 and $34,695 from us, respectively. We are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and a housing provident fund. As of the date of this prospectus, we have not yet set aside or accrued by us to provide pension, retirement or similar benefits to our executive officers, which were in compliance with all relevant laws and regulations regarding such benefits.

On March 25, 2024, our operating subsidiary entered into a service agreement with Greentree Global Advisors LLC, pursuant to which Greentree Global Advisors LLC will perform consulting services related to corporate governance, Nasdaq listing and accounting services and receive 500,000 ordinary shares of the Company as service fee. On September 25, 2024, 500,000 ordinary shares were issued. Mr. Gaffney owns minority membership interests in Greentree Global Advisors LLC and served as its Managing Member from March 2024 to September 2024.

For the fiscal years ended March 31, 2024 and 2025, no members of our board of directors received compensation in their capacity as directors. None of the directors are entitled to receive any compensation or benefits upon termination of their directorship with the Company except for those compensation that they have already earned for services so rendered. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity.

C.	Board Practices

Our board of directors consists of five directors. We have established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee under the board of directors and adopted a charter for each of the three committees. Each of the committees of our board of directors has the composition and responsibilities described below. We also adopted an Executive Compensation Clawback Policy, for which our Compensation Committee’s decisions will be final, conclusive, and binding on all of our executive officers.

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Audit Committee

Messrs. John Chiang, Andrew Scott and Won Ping Cheng serve as members of our Audit Committee with Andrew Scott serving as the chairman of the Audit Committee. Each of our Audit Committee members satisfies the “independence” requirements of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. Our board of directors have determined that Won Ping Cheng possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC. Our Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. Our Audit Committee will perform several functions, including:

●	evaluating the independence and performance of, and assesses the qualifications of, our independent auditor, and engages such independent auditor;

●	approving the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approves in advance any non-audit service to be provided by the independent auditor;

●	monitoring the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●	reviewing the financial statements to be included in our Annual Report on Form 20-F and Current Reports on Form 6-K and reviews with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

●	overseeing all aspects of our systems of internal accounting control and corporate governance functions on behalf of the board;

●	reviewing and approving in advance any proposed related-party transactions and report to the full Board on any approved transactions; and

●	providing oversight assistance in connection with legal, ethical and risk management compliance programs established by management and our board of directors, including Sarbanes-Oxley Act implementation, and makes recommendations to our board of directors regarding corporate governance issues and policy decisions.

Compensation Committee

Messrs. John Chiang and Andrew Scott serve as members of our Compensation Committee with Andrew Schott serving as the chairman of the Compensation Committee. Each of our Compensation Committee members satisfies the “independence” requirements of the Nasdaq listing rules. Our Compensation Committee is responsible for overseeing and making recommendations to our board of our directors regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices.

We have adopted an Executive Compensation Clawback Policy. The recovery of incentive-based compensation from an executive officer as provided for in this policy shall apply only in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of Company with any financial reporting requirement under the United States securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error was corrected in the current period or left uncorrected in the current period. Our Compensation Committee’s decisions with respect to this policy shall be final, conclusive, and binding on all of our executive officers.

Nominating and Corporate Governance Committee

Messrs. John Chiang and Andrew Scott serve as members of our Nominating and Corporate Governance Committee, with Andrew Scott serving as the chairman of the Nominating and Corporate Governance Committee. Each of our Nominating and Corporate Governance Committee members satisfies the “independence” requirements of the Nasdaq listing rules. Our Nominating and Corporate Governance Committee is responsible for identifying and proposing new potential director nominees to the board of directors for consideration and reviewing our corporate governance policies.

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Board Oversight of Cybersecurity Risks

The management of the operation and the business affairs of a Cayman Islands company lies within the power of its board of directors. Directors of companies incorporated under the Companies Act are subject to both statutory obligations under the Companies Act as well as fiduciary duties under the common law to the extent applicable to Cayman Islands companies. In addition to the statutory duties which include duties such as reporting obligations, the maintenance of internal company registers, accounting requirements, etc., directors of Cayman Islands companies owe fiduciary duties including the duty to act in good faith and in the best interests of the company as well as a duty to act with care, skill and diligence under English common law principles. Maintaining sufficient protection against the increasing risks associated with cybercrime is one of the key challenges to the commercial world and, the overseeing of cybersecurity risks falls within the duties of the Company’s board of directors, including its independent directors. The directors oversee cybersecurity risks as of the date of this prospectus.

Our board of directors plays an active role in monitoring cybersecurity risks and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on our operations. In addition to regular reports from each of the board’s committees, the board receives regular reports from our management on material cybersecurity risks and the degree of our exposure to those risks. While the board oversees our cybersecurity risk management, management is responsible for day-to-day risk management processes. Management also works with third party service providers, i.e. software companies who provide software and antivirus supports to the Company to ensure appropriate controls are in place and to regularly monitor network activities. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our board leadership structure supports this approach.

Duties of Directors

Under Cayman Islands law, the directors and officers both owe statutory duties under the Companies Act, common law duties and fiduciary duties to our company. Under common law, our directors and officers have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. The fiduciary duties which our directors and officers owe to our company are summarized as follows:

(i)	duty to act bona fide in what the director or officer believes to be in the best interests of the company as a whole;

(ii)	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

(iii)	directors should not properly fetter the discretion to act in the best interest of the Company; and

(iv)	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the afore-mentioned conflicts will be resolved in our favor. Furthermore, each of our officers and directors has pre-existing fiduciary obligations to other businesses of which they are officers or directors.

Our company has the right to seek damages if a duty owed by our directors is breached. A shareholder may in certain limited exceptional circumstances have the right to seek damages in our name if a duty owed by our directors is breached. You should refer to “— Comparison of Cayman Islands Corporate Law and U.S. Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Terms of Directors

Our officers are appointed by and serve at the discretion of our board of directors and the shareholders voting by ordinary resolution. Our directors are not subject to a set term of office and hold office until the next general meeting called for the appointment of directors and until their resignation, death successor is duly appointed or incapacity, such time as they die, resign or until their respective successors have been elected and qualified or until his or her are removed from office is otherwise vacated in accordance with our articles of association (as may be amended from time to time) by a shareholders’ ordinary resolution. The office of a director will be vacated automatically if, among other things, the directors resigns in writing, becomes bankrupt or makes any arrangement or composition with his/her creditors generally or is found to be or becomes of unsound mind.

Employment Agreements

We have entered into employment agreements with each of our executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being an officer of our Company.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, with regard to (i) each person, or group of affiliated persons, known to us to be the beneficial owner of more than five percent of our ordinary shares; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

None of our shareholders has informed us that it is affiliated with a registered broker-dealer or is in the business of underwriting securities. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

Name and Address of Beneficial Owner(1)	Ordinary Shares	Percentage of Outstanding Shares(2)
5% or Greater Shareholders (Other Than Executive Officers and Directors):
FNHK Inc. (3)	1,649,445	11.85%
CP COWORKLIMITED (4)	1,649,444	11.85%
R-OPUS Inc. (5)	4,412,222	31.69%
Executive Officers and Directors
Larry Wong	1,649,445	11.85%
Keith Chong	1,649,444	11.85%
John Chiang	—	—
Andrew Scott	—	—
Won Ping Cheng	—	—
Thomas Gaffney	*	*
Ernest Yeung	—	—
All directors and executive officers as a group (seven individuals)	3,298,889	23.69%

*	Less than 1%.

(1)	Except as otherwise indicated below, the business address of our directors and executive officers is Unit B, 16/F, Easy Tower, 609 Tai Nan West Street, Cheung Sha Wan, Hong Kong.
(2)	Based on 13,923,611 ordinary shares issued and outstanding as of the date of this prospectus.
(3)	Represents 1,649,445 ordinary shares held by FNHK Inc., a U.S. corporation. Larry Wong, our Chief Executive Officer and director, exercises voting and dispositive power over the securities held by FNHK Inc. The address of FNHK Inc. is 609 Deep Valley Dr., Suite 223, Rolling Hills, CA 90274.
(4)	Represents 1,649,444 ordinary shares held by CP COWORK LIMITED, a HK incorporated company. Keith Chong, our Chief Technology Officer and director, exercises voting and dispositive power over the securities held by CP COWORK LIMITED. The business address of CP COWORK LIMITED is Unit B, 16/F, Easy Tower, 609 Tai Nan West Street, Cheung Sha Wan, Hong Kong and its registered office is at 11/F, Daily House, 35-37 Haiphong Road, Tsim Sha Tsui, Kowloon, Hong Kong.
(5)	Represents 4,412,222 ordinary shares held by R-OPUS, Inc., a US corporation. Weiyi C. Yu exercises voting and dispositive power over the securities held by R-OPUS, Inc. The address of R-OPUS, Inc. is 9854 National Blvd. Suite 1257, Los Angeles, CA 90034.

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RELATED PARTY TRANSACTIONS

The related parties of the Company and their relationships to the Company are set forth as follows:

Name of entity or individual	Relationship
Larry Wong	Chief Executive Officer, Director

Keith Chong	Chief Technology Officer, Director

Thomas M. Gaffney	Chief Operations Officer

Greentree Global Advisors LLC	A consulting company providing corporate governance, Nasdaq listing, and accounting services, in which Thomas M. Gaffney holds a minority membership interest and was the Managing Member from March 2024 to September 2024.

Precursor Capital Limited	A shareholder of the Company since September 2024, holding over 5% the total issued and outstanding ordinary shares of the Company

Set forth below are the material related party transactions that we have entered into for the fiscal years ended March 31, 2023, 2024 and 2025.

Balances with related parties

As of March 31, 2023, 2024 and 2025, the balances with related parties were as follows:

		For the fiscal years ended
		March 31,
Due to Related Parties	Nature	2023	2024	2025
		US$	US$	US$
Larry Wong -CEO	Compensation, project expenses, office administration and general expenses	229,680	-	35,301
Keith Chong -CTO	Compensation, project expenses, office administration and general expenses	43,713	-	13,161

	Total	273,393	-	48,462

The Company paid $229,680 and $43,713 to Larry Wong and Keith Chong, respectively during the fiscal year 2023 for compensation, project expenses, office administration and general expenses and has no balance with Larry Wong and Keith Chong, respectively as of March 31, 2024. As of March 31, 2025, there remains an outstanding balance for compensation, office administration and general expenses to be paid to Larry Wong and Keith Chong.

Transactions with related parties

On March 25, 2024, our operating subsidiary entered into a service agreement with Greentree Global Advisors LLC, pursuant to which Greentree Global Advisors LLC will perform consulting services related to corporate governance, Nasdaq listing and accounting services and receive 500,000 ordinary shares of the Company as service fee. Mr. Gaffney owns minority membership interests in Greentree Global Advisors LLC and served as its Managing Member from March 2024 to September 2024.

On April 2, 2024, our operating subsidiary entered into a $600,000 bridge loan agreement with Precursor Capital Limited (“Precursor”). The loan bears interest at an annual rate of 12% and is intended exclusively to cover the expenses related to the proposed listing, convertible into 600,000 ordinary shares at a conversion price of $1 per share upon the election of conversion. On September 12, 2024, the loan was converted at the conversion price of $1 per share and 600,000 ordinary shares were issued to Precursor. After the conversion, Precursor holds 600,000 ordinary shares of the Company, representing 6.24% of the total ordinary shares issued and outstanding. Simultaneously, the accrued interest of $32,153 was forgiven. As of March 31, 2025, the total amount of offering costs and other general and administrative expenses incurred amounted to $520,547, which will be paid through the loan proceeds. The remaining amount of $79,453 reflected as shareholder distribution in the consolidated financial statements will be paid by Precursor or transferred to the Company in accordance with the terms of the agreement. The remaining balance was paid at the end of June 2025.

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DESCRIPTION OF OUR SECURITIES

The following description of our securities and provisions of our amended and restated memorandum and articles of association, as amended from time to time (which we refer to as the articles below), are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part.

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association, as amended from time to time, the Companies Act (Revised) of the Cayman Islands (which we refer to as the Companies Act below) and the common law of the Cayman Islands.

Pursuant to our Memorandum and Articles of Association, we are authorized to issue ordinary shares. Each ordinary share is entitled to one vote per share on all matters subject to vote at general meetings of our company. As of the date of this prospectus, 13,923,611 ordinary shares were issued and outstanding.

Ordinary Shares

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares or warrants to bearer.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 50,000,000 ordinary shares of par value $0.001 each. Subject to the provisions of the Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Dividends

Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

●	the directors may declare dividends or paid out of our funds which are lawfully available for that purpose; and

●	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

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Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

●	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

●	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

●	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

●	sub-divide our shares or any of them into shares of an amount smaller than that fixed by the memorandum, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on Shares and Lien on Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

●	either alone or jointly with any other person, whether or not that other person is a shareholder; and

●	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 clear days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

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Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, our company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any capital call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share being the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Companies Act.

Redemption and Purchase of Own Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

●	issue shares that are to be redeemed or liable to be redeemed, at our option or at the option of the shareholders holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

●	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

●	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

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We may make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Subject to any applicable requirements set forth in the articles and provided that a transfer of ordinary shares complies with applicable rules of Nasdaq, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

●	where the ordinary shares are fully paid, by or on behalf of that shareholder; and

●	where the ordinary shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into our register of members.

Where the ordinary shares in question are not listed on or subject to the rules of Nasdaq, our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also, but are not required to, decline to register any transfer of such ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	the ordinary share transferred is fully paid and free of any lien in favor of us;

●	any fee related to the transfer has been paid to us; and

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four.

If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 clear days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may, in their absolute discretion, from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 clear days in any year.

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Inspection of Books and Records

Holders of our ordinary shares will have no general right under the Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting within 21 clear days from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 5 clear days’ notice must be given to the shareholders for any general meeting (including an annual general meeting). The notice shall specify: (i) the place, the date and the hour of the meeting; (ii) whether the meeting will be held virtually, at a physical place or both; (iii) if the meeting is to be held in any part at a physical place, the address of such place; (iv) if the meeting is to be held in two or more places, or in any part virtually, the electronic communication facilities that will be used to facilitate the meeting, including the procedures to be followed by any shareholder or other participant of the meeting who wishes to utilize such electronic communication facilities for the purposes of attending and participating in such meeting; (v) subject to item (vi) and the requirements of (to the extent applicable) the rules of Nasdaq, the general nature of the business to be transacted; and (vi) if a resolution is proposed as a special resolution, the text of that resolution. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days hence or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a poll. A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be shareholders) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held as a virtual meeting or in more than one place, the chairman may appoint scrutineers virtually and in more than one place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

In the case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

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Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the articles, we are required to have a minimum of one director and the maximum number of directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

A director may be removed by ordinary resolution.

A director may at any time resign from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

●	he is prohibited by the law of the Cayman Islands from acting as a director; or

●	he is made bankrupt or makes an arrangement or composition with his creditors generally; or

●	he resigns his office by notice to us; or

●	he only held office as a director for a fixed term and such term expires; or

●	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; or

●	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director); or

●	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

●	without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

For so long as the ordinary shares are listed on the Nasdaq Capital Market, the board shall, if required by the Nasdaq rules, establish an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the articles and committee charters. The committees shall be made up of such number of independent directors as required from time to time by the Nasdaq rules or otherwise required by applicable law, subject to any exemptions permitted under the Nasdaq rules and other applicable laws.

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Powers and Duties of Directors

Subject to the provisions of the Companies Act and our amended and restated memorandum and articles, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles. To the extent allowed by the Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Our board of directors have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge our undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein provided the director discloses to his fellow directors the nature and extent of any material interests in respect of any contract or transaction or proposed contract or transaction and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Capitalization of Profits

The directors may resolve to capitalize:

●	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

●	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Winding Up

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

●	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, and, a statement of the shares held by each member, which:

●	distinguishes each share by its number (so long as the share has a number);

●	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

●	confirms the number and category of shares held by each member; and

●	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Companies Act, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

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Comparison of Cayman Islands Corporate Law and U.S. Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England and Wales. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances the Cayman Islands Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction). For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated combined company and the vesting of the undertaking, property and liabilities of such companies into the consolidated company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other documents, a declaration as to the solvency of the consolidated or surviving company, a declaration of the assets and liabilities of each constituent company, and (unless the surviving or consolidated company is to be a non-Cayman Islands company) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A shareholder has the right to vote on a merger or consolidation regardless of whether the shares that he holds otherwise give him voting rights. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares entitled to vote of each class in a subsidiary company) and its subsidiary company, provided that a copy of the plan of merger is given to every member of each subsidiary company to be merged unless the member agrees otherwise.

The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Registrar is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar will register the plan of merger or consolidation.

Where the surviving company is the Cayman Islands company and where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands company is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted; (v) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (vi) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (vii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (viii) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

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Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (c) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree on the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by seventy-five percent (75%) in value of the shareholders or majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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●	the arrangement is such that may be a business person would reasonably approve by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions

The Companies Act contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits

Ogier, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority and is therefore incapable of ratification by the shareholders;

●	an act irregularity in the passing of a resolution which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained;

●	an act purporting to abridge or abolish the individual rights of a member; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or wilful default. Our amended and restated articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities, or discretions; and

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(b)	without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative, or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, willful default or willful neglect.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan, or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary, or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary, or officer must repay the amount paid by us to the extent that we are it is ultimately found not liable to indemnify the director (including alternate director), the secretary, or that officer for those legal costs.

Our amended and restated memorandum and articles of association, as amended from time to time, permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, our offer letters to our independent directors and our employment agreements with our executive officers provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association, as amended from time to time.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

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Under Cayman Islands law, all of our directors owe three types of duties to us: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act (Revised) of the Cayman Islands imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however, the courts of the Cayman Islands have held that a director owes the following fiduciary duties: (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association as may be expected to be amended from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

The functions and powers of our board of directors include, among others:

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of the Company and mortgaging the property of the Company; and

●	maintaining or registering a register of mortgages, charges, or other encumbrances of the Company.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent in its certificate of incorporation. Our amended and restated articles of association provide that shareholders may not approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual general meeting, provided it complies with the notice provisions in the governing documents. An extraordinary general meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the amended and restated articles of association, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within 3 months 30 days after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our amended and restated articles of association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Act but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any fewer protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our amended and restated articles of association (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute in its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law and our amended and restated articles of association, the company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our Company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

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Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering and terrorist financing, we are required to adopt and maintain anti-money laundering procedures and will require subscribers to provide information and evidence to verify their identity, address and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information and evidence as is necessary to verify the identity, address and source of funds of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited. We will not be liable for any loss suffered by a subscriber arising as a result of a refusal of, or delay in processing, an application from a subscriber if such information and documentation requested has not been provided by the subscriber in a timely manner.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to the Financial Reporting Authority or a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

By subscribing for shares, the subscriber consents to the disclosure of any information about them to regulators and others upon request in connection with money laundering and similar matters both in the Cayman Islands and in other jurisdictions.

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Economic Substance Legislation of The Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union and the OECD as to offshore structures engaged in certain activities which attract profits without real economic activity. The International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands in January 2019, introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain geographically mobile business activities (“relevant activities”). As we are a Cayman Islands exempted company, compliance obligations include filing annual notifications, in which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act. It is anticipated that our company will not be engaging in any “relevant activities” and will therefore not be required to meet the economic substance requirements tests or will otherwise be subject to more limited substance requirements. However, it is anticipated that the Substance Act will evolve and be subject to further clarification and amendments. Failure to satisfy applicable requirements may subject us to penalties under the Substance Act.

Data Protection — Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto.

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal data for their own lawful purposes in connection with services provided to us. For the purposes of this privacy notice, “you” or “your” shall mean the subscriber and shall also include any individual connected to the subscriber.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to use with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed, or (d) where you otherwise consent to the processing of personal data for any specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

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We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should transmit this document to those individuals for their awareness and consideration.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you do not wish to provide us with requested personal data or subsequently withdraw your consent, you may not be able to invest in the Company or remain invested in the Company as it will affect the Company’ ability to manage your investment.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by email at info@ombudsman.ky or by accessing their website at ombudsman.ky.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “OFAL.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is ClearTrust, LLC. The transfer agent and registrar’s address is 16540 Pointe Village Drive Suite 210, Lutz, Florida 33558.

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TAXATION

The following discussion of material Cayman Islands Hong Kong and United States federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Ogier, our Cayman Islands counsel. To the extent that the discussion relates to matters of Hong Kong tax law, it represents the opinion of David Fong & Co., our Hong Kong counsel. To the extent the discussion relates to the matters of U.S. tax law, it represents the opinion of Ellenoff Grossman & Schole LLP.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us or holders of our ordinary shares levied by the government of the Cayman Islands, except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of the our ordinary shares, as the case may be, nor will gains derived from the disposal of the ordinary shares be subject to Cayman Islands income or corporation tax.

Hong Kong Taxation

Profits tax

Hong Kong adopts a territorial basis for taxing profits derived from a trade, profession, or business carried on in Hong Kong. Profits tax is only charged on profits which arise in or are derived from such trade, profession or business in Hong Kong. There is therefore no distinction made between residents and non-residents, and a resident may therefore derive profits from abroad without suffering tax; and conversely, a non-resident may suffer tax on profits arising in Hong Kong.

No tax is imposed in Hong Kong in respect of capital gains. Whether gains or profits arising in or derived from Hong Kong on disposal of ordinary shares is subject to profit tax would depend on whether it is of a capital nature. This is essentially determined based on a “badges of trade” analysis whereby considerations are given to the relevant facts and circumstances. Specifically, the gains arising from disposal of the ordinary shares will be treated as capital in nature if the relevant transferee has held the shares or a continuous period of over 24 months immediately prior to the date of disposal and where the relevant shares amount at least 15% of total equity of the relevant company. However, trading gains derived by persons carrying on a trade, profession or business of trading or dealing in shares in Hong Kong (including where the purchase or sale contracts are effected, i.e. being negotiated, concluded and/or executed, in Hong Kong) will be determined to be revenue in nature and will be chargeable to Hong Kong profit tax.

In addition, Hong Kong does not impose withholding tax on dividends and interests. No income tax treaty relevant to the acquiring, withholding or dealing in the ordinary shares exists between Hong Kong and the United States.

Since the year of tax assessment 2008/09, entities incorporated in Hong Kong are subject to profits tax in Hong Kong at the rate of 16.5%. A two-tiered profits tax rates regime was introduced for the year of assessment 2018/19 onwards. Under such regime, the profits tax rate for the first HK$2 million of assessable profits for entities will be lowered to 8.25%, being half of the rate specified in Schedule 8 to the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong), and the assessable profits above HK$2 million will continue to be subject to the rate of 16.5% for corporations. All entities with profits chargeable to profits tax in Hong Kong would qualify for the two-tiered profits tax rates, except those with a connected entity which is nominated to be chargeable at the two-tiered rates. If, at the end of the basis period of the entity for the relevant year of assessment, the entity has one or more connected entities, the two-tiered profits tax rates would only apply to the one which is nominated to be chargeable at the two-tiered rates. The others would not qualify for the two-tiered profits tax rates.

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An entity is a connected entity of another entity if (i) one of them has control over the other, or (ii) both of them are under the control of the same entity. Generally, an entity has control over another entity if the first-mentioned entity, whether directly or indirectly through one or more than one other entity, (a) owns or controls more than 50% in aggregate of the issued share capital of the latter entity; (b) is entitled to exercise or control the exercise of more than 50% in aggregate of the voting rights in the latter entity; or (c) is entitled to more than 50% in aggregate of the capital or profits of the latter entity.

Stamp duty

Hong Kong stamp duty is generally payable on the transfer of “Hong Kong stock.” The term “stocks” is widely defined under the Stamp Duty Ordinance (Cap. 117 of the Laws of Hong Kong) and includes, inter alia, shares and stocks issued by any body, whether corporate or incorporation. If Hong Kong stamp duty applies to any transfer of unquoted Hong Kong stock, both the purchaser and the seller are liable for the stamp duty charged on each of the sold note and bought note at the ad valorem rate of 0.10% on the higher of the consideration stated on the relevant contract note and the market value (as at the date of execution of the contract note) of the shares transferred. In addition, a fixed duty, currently of HK$5.00, is payable on an instrument of transfer.

Material United States Federal Income Tax Considerations

The following is a discussion of certain material United States federal income tax considerations relating to the acquisition, ownership, and disposition of our ordinary shares by a U.S. Holder, as defined below, that acquires our ordinary shares in this offering and holds our ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships (or other entities treated as partnerships for United States federal income tax purposes) and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 5% or more of our voting ordinary shares, investors that hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), investors that are subject to the applicable financial statement accounting rules under Section 451 of the Code, or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our ordinary shares.

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The discussion set forth below is addressed only to U.S. Holders that purchase ordinary shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

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Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the shares. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we hold will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our ordinary shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we hold, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our ordinary shares and the amount of cash we hold. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we hold. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our ordinary shares from time to time and the amount of cash we hold) that may not be within our control. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary shares.

If we are a PFIC for your taxable year(s) during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year during which you hold (or are deemed to hold) ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of such taxable year over your adjusted basis in such ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our ordinary shares” generally would not apply.

113

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the ordinary shares are regularly traded on Nasdaq and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares.

114

LEGAL MATTERS

We are being represented by Ellenoff Grossman & Schole LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the ordinary shares offered in this offering will be passed upon for us by Ogier. We are being represented by David Fong & Co. with respect to certain legal matters of Hong Kong law as, and to the extent, expressly stated in this prospectus. Ellenoff Grossman &Schole LLP may rely upon Ogier with respect to matters governed by Cayman Islands law and David Fong & Co. with respect to certain matters governed by HK law, including as expressly stated in this prospectus.

EXPERTS

The consolidated financial statements of our company as of March 31, 2025 and 2024, and for each of the years in the period then ended included in this prospectus have been so included in reliance on the report of M&K CPAS, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The office of M&K CPAS, PLLC is located at The Woodlands, Texas.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to underlying ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our ordinary shares.

As of the date of this prospectus, we are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also request a copy of these filings, at no cost, by writing to us at 609 Deep Valley Drive, Suite 200, Rolling Hills, California, or call us at (800) 418-5100. We also maintain a website at https://www.ofacorp.com, at which, following the completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

115

OFA GROUP

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of OFA Group

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of OFA Group (the Company) as of March 31, 2025 and 2024 and the related consolidated statements of operations, consolidated statements of comprehensive income, consolidated statements of changes in stockholders’ deficit and consolidated cash flows for the two years period then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of March 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two years periods ended March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audits of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition

As described in Note 2 to the consolidated financial statements, the revenue for Design and Fit out Service for the years ended March 31, 2025 and 2024 is ordinarily recognized over time as control is transferred to the customers by measuring the progress toward complete satisfaction of the performance obligations using an input (i.e., cost to cost) method.

Auditing management’s evaluation of agreements with customers involves significant judgment by management in forecasting project revenue and costs to complete and a high degree of auditor judgment and effort in performing procedures and evaluating audit evidence related to the estimates of forecasted revenue and costs to complete for multi-year contracts, and revisions in those estimates.

To evaluate the appropriateness and accuracy of the estimates by management, we tested management’s ability to reasonably estimate the forecasted revenue and costs to complete in addition to testing the costs to date.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2024.

The Woodlands, Texas

July 31, 2025

F-2

OFA Group and Subsidiary

CONSOLIDATED BALANCE SHEETS

(AUDITED)

(Expressed in U.S. Dollars, except for the number of shares)

	March 31, 2025	March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$31,950	$268,160
Contract assets	8,466	45,455
Account receivables, net	7,480	-
Deferred offering costs	266,028	-
Total current assets	313,924	313,615

NON-CURRENT ASSETS:
Rent deposit	16,004	7,770
Right-of-use asset - operating lease	37,999	32,535
Total non-current assets	54,003	40,305

Total assets	$367,927	$353,920

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Account payable	$-	$15,026
Accrued liabilities	2,182	-
Contract liabilities	131,564	101,718
Current maturities of loan payable	378	18,645
Due to related party	48,462	-
Operating lease liabilities	38,109	23,097
Total current liabilities	220,695	158,486

Non-Current liabilities:
Loan payable, net of current	473,188	453,832
Operating lease liabilities, net of current	-	9,813
Total non-current liabilities	473,188	463,645

Total liabilities	693,883	622,131

Stockholders’ deficit:
Ordinary shares, with $0.001 par value, 50,000,000 number of ordinary shares authorized, 9,611,111 and 7,711,111 ordinary shares issued and outstanding as of March 31, 2025 and 2024, respectively	9,611	7,711
Additional paid-in capital	641,785	5,185
Accumulated deficit	(1,027,068)	(312,388)
Accumulated other comprehensive income	49,716	31,281
Total stockholders’ deficit	(325,956)	(268,211)

Total liabilities and stockholders’ deficit	$367,927	$353,920

*Par value of ordinary shares, additional paid-in capital and share data have been retrospectively restated to give effect to the reorganization that is discussed in Note 1.

The accompanying notes are an integral part of these audited consolidated financial statements.

F-3

OFA Group and Subsidiary

CONSOLIDATED STATEMENTS OF OPERATIONS

(AUDITED)

(Expressed in U.S. Dollars, except for the number of shares)

	For the Years Ended March 31,
	2025	2024	2023

Revenue
Project Income	$202,007	$530,606	$1,099,225
Cost of revenue	113,376	355,664	750,740
Gross profit	88,631	174,942	348,485

Operating expenses:
Selling, general and administrative	504,278	151,511	105,349
Salaries and wages	271,568	110,770	81,151
Total operating expenses	775,846	262,281	186,500

Income (loss) from operations	(687,215)	(87,339)	161,985

Other income (expense)
Government subsidies	20,018	-	12,247
Interest expense	(48,451)	(7,137)	-
Interest income	968	1,279	36
Total other income (expense)	(27,465)	(5,858)	12,283

Income (loss) from operations before income taxes	(714,680)	(93,197)	174,268

Provision for income taxes	-	-	-

Net Income (loss)	(714,680)	(93,197)	174,268

Other comprehensive income (loss)
Foreign currency translation adjustments	18,435	(546)	857
Total comprehensive income (loss)	(696,245)	(93,743)	175,125

Earnings (loss) per share - basic and diluted	(0.08)	(0.01)	0.02

Weighted average shares outstanding - basic and diluted	8,689,741	7,711,111	7,711,111

*Par value of ordinary shares, additional paid-in capital and share data have been retrospectively restated to give effect to the reorganization that is discussed in Note 1.

The accompanying notes are an integral part of these audited consolidated financial statements.

F-4

OFA Group and Subsidiary

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(AUDITED)

(Expressed in U.S. Dollars, except for the number of shares)

	For The	For The	For The
	Year Ended	Year Ended	Year Ended
	March 31, 2025	March 31, 2024	March 31, 2023

Net income (loss)	$(714,680)	$(93,197)	$174,268

Other comprehensive expense
Foreign currency adjustments	$18,435	$(546)	$857

Comprehensive income (loss)	$(696,245)	$(93,743)	$175,125

The accompanying notes are an integral part of these audited consolidated financial statements.

F-5

OFA Group and Subsidiary

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(AUDITED)

(Expressed in U.S. Dollars, except for the number of shares)

			Additional		Accumulated	Total
	Ordinary Shares		Paid-in	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Capital	Deficit	Income	Deficit
Balance, March 31, 2022	7,711,111	$7,711	$5,185	$(393,459)	$30,970	$(349,593)
Foreign currency translation adjustments	-	-	-	-	857	857
Net income for the period	-	-	-	174,268	-	174,268
Balance, March 31, 2023	7,711,111	$7,711	$5,185	$(219,191)	$31,827	$(174,468)
Foreign currency translation adjustments	-	-	-	-	(546)	(546)
Net loss for the period	-	-	-	(93,197)	-	(93,197)
Balance, March 31, 2024	7,711,111	$7,711	$5,185	$(312,388)	$31,281	$(268,211)
Foreign currency translation adjustments	-	-	-	-	18,435	18,435
Shares issued for professional services	1,300,000	1,300	84,500	-	-	85,800
Bridge loan conversion	600,000	600	519,947	-	-	520,547
Bridge loan conversion - interest forgiven	-	-	32,153	-	-	32,153
Net loss for the period	-	-	-	(714,680)	-	(714,680)
Balance, March 31, 2025	9,611,111	$9,611	$641,785	$(1,027,068)	$49,716	$(325,956)

*Par value of ordinary shares, additional paid-in capital and share data have been retrospectively restated to give effect to the reorganization that is discussed in Note 1.

The accompanying notes are an integral part of these audited consolidated financial statements.

F-6

OFA Group and Subsidiary

CONSOLIDATED STATEMENT OF CASHFLOWS

(AUDITED)

(Expressed in U.S. Dollars, except for the number of shares)

	For the Years Ended March 31,
	2025	2024	2023
Cash flows from operating activities:
Net Income (loss)	$(714,680)	$(93,197)	$174,268
Adjustments to reconcile net (loss) to net cash used in operating activities:
Bad debt expenses	17,708	-	-
Interest forgiven	32,153	-	-
Changes in operating assets and liabilities:
Due to related party	48,394	(274,251)	(175,757)
Contract assets	37,186	73,909	(47,550)
Account receivables	(25,177)	12,780	(9,571)
Rent deposit	(8,192)	(385)	-
Non-cash operating lease expense	77,084	20,772	24,074
Deferred offering costs	340,320	-	-
Right-of-use liabilities	(77,350)	(20,766)	(23,680)
Contract liabilities	29,248	38,742	(134,062)
Account payable	(15,087)	11,068	772
Accrued expenses	2,178	(7,783)	6,814

Net cash used in operating activities	(256,215)	(239,111)	(184,692)

Cash flows from financing activities:
Borrowings on debt	-	472,477	-
Loan payment	(1,497)	-	-

Net cash provided from financing activities	(1,497)	472,477	-

Net change in cash	(257,712)	233,366	(184,692)
Effect of currency translation on cash and cash equivalents	21,502	75	(363)

Cash and cash equivalents, beginning of period	268,160	34,719	219,774

Cash and cash equivalents, end of period	$31,950	$268,160	$34,719

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$16,298	$1,199	$-
Cash paid for taxes	$-	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Establishment of ROU asset and liabilities	$82,402	$45,680	$31,689
Shareholder distribution	$600,000	$-	$-
Debt conversion	$600,000	$-	$-
Shares issued for service	$85,800	$-	$-

The accompanying notes are an integral part of these audited consolidated financial statements.

F-7

OFA Group and Subsidiary

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended March 31, 2025, 2024 and 2023

NOTE 1. NATURE OF BUSINESS AND ORGANIZATION

OFA Group (the “OFA”) is a limited liability company established under the laws of the Cayman Islands on August 27, 2024. It is a holding company with no business operation.

OFA owns 100% equity interest of Office for Fine Architecture Limited f/k/a: Panesian Engineering Limited (the “OFA HK”), a limited liability company established in Hong Kong Special Administrative Region, China on January 31, 2013.

OFA, through its wholly-owned subsidiary, OFA HK, (collectively, the “Company”), provides a wide rage of service in Hong Kong, including interior design, fit out services, project management and application service. OFA HK provides design and fit out services for commercial and residential buildings. The design service includes both the consultation with its staff and the actual design work and the Company provides a specific conceptualized design with layout plans, detailed design drawings, advice relating to, among other things, budgetary consideration, optimal use of space, the materials, fittings, furniture, appliances and other items to be used with an aim to produce a preliminary design plan and quotation for clients’ considerations. Fit out works include installing protective materials to cover floors or walls, installing or constructing partition walls, windows and window frames and decorative fittings, furniture or fixtures, installing plumbing systems as well as installing switches, power outlets, telephone wiring, computer outlet covers and other electrical and wiring works. OFA HK is also focused on innovation, efficiency, and scalability, transitioning from a traditional project-based model to a subscription-based model for AI tools, real estate development and senior care infrastructure.

Our headquarter office (OFA) is located in Los Angeles, USA, and our subsidiary’s facility (OFA HK) is based in Hong Kong, China (PRC).

Reorganization

A reorganization of the corporate structure of the Company (the “Reorganization”) was completed on August 29, 2024. Prior to the Reorganization, OFA HK, the operating entity, was directly controlled by the R-Opus Inc., Consequently, OFA became the holding company of OFA HK on August 29, 2024. OFA and OFA HK resulting from Reorganization have always been under the common control of the same controlling shareholders before and after the Reorganization. The consolidation of these entities has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of any intra-entity transactions.

Principals of Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary. All intercompany transactions and balances among the Company and its subsidiary have been eliminated upon consolidation.

The accompanying audited consolidated financial statements reflect the activities of OFA and the following entity:

Subsidiaries	Date of Incorporation	Jurisdiction of Formation	Percentage of direct/indirect Economic Ownership	Principal Activities
Office for Fine Architecture Limited (OFA HK)	January 31, 2013	Hong Kong	100%	Providing design, fit out, project management and application services for commercia, residential and industrial properties, real estate development, senior care infrastructure

F-8

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s consolidated financial statements and the notes thereto have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States of America and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The Company’s fiscal year end date is March 31.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which opted out of utilizing the emerging growth company reduced reporting requirements difficult.

Use of Estimates and Assumptions

The preparation of the Company’s audited consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the audited consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the allowance for doubtful accounts, allowance for deferred tax assets, uncertain tax position, incremental borrowing rates used in calculation of the operating lease right-of-use assets and operating lease liabilities, the estimated cost and the input measure method used in revenue recognition, and the valuation of share-based compensation expenses. Actual results could differ from those estimates, and as such, differences could be material to the audited consolidated financial statements.

F-9

Foreign Currency Translation and Transaction

The Company’s principal country of operations is Hong Kong. The financial position and results of its operations are determined using Hong Kong Dollars (“HK$”), the local currency, as the functional currency. The Company’s audited consolidated financial statements are reported using the U.S. Dollars (“US$” or “$”). Under the current rate method, the results of operations and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of changes in shareholders’ equity. Gains and losses from foreign currency transactions are included in the Company’s consolidated statements of operations and comprehensive income (loss).

The following table outlines the currency exchange rates that were used in preparing the consolidated financial statements:

	March 31, 2025	March 31, 2024	March 31, 2023
Year-end spot rate	US$1=HK$7.78	US$1=HK$7.82	US$1=HK$7.85
Average rate	US$1=HK$7.79	US$1=HK$7.82	US$1=HK$7.84

Cash and Cash Equivalents

Cash includes cash on hand and demand deposits in accounts maintained with commercial banks that can be added or withdrawn without limitation. The Company maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of US$ 64,267 (HK$500,000). Cash balances in bank accounts in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs. Cash balances in bank accounts in the United States are insured by the Federal Deposit Insurance Corporation (FDIC) up to a maximum amount of US$ 250,000 per depositor, per insured bank.

Accounts Receivable, net

Accounts receivables are recorded at invoiced amounts, net of an allowance for credit losses, and do not bear interest. In accordance with Accounting Standards Update No. 2016-13 “Financial Instruments—Credit Losses” (“ASC 326”), the Company measures its allowance for credit losses using an expected credit loss model that reflects the Company’s current estimate of expected credit losses inherent in the enterprise and the accounts receivable balance. In determining the expected credit losses, the Company considers its historical loss experience, the aging of its accounts receivable balance, current economic and business conditions, and anticipated future economic events that may impact collectability. The Company reviews its allowance for credit losses periodically and, as needed, amounts are written-off when determined to be uncollectible. As of March 31, 2025 and 2024, $17,733 and nil allowance for credit losses were recognized respectively.

Deferred Offering Costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. Deferred offering costs consist of professional and registration fees that are directly related to the Proposed Public Offering. Should the in-process equity financing be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the consolidated statements of (loss) income and comprehensive (loss) income. As of March 31, 2025 and 2024, the Company has incurred deferred offering costs of $266,028 and nil, respectively.

F-10

Impairment of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets, such as property and equipment, whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. For the years ended March 31, 2025, 2024, and 2023, no impairment of long-lived assets was recognized.

Leases

The Company adopted ASU 2016-02 Leases (Topic 842) (“Topic 842”) issued by the FASB. The adoption of Topic 842 resulted in the presentation of operating lease right-of-use assets and operating lease liabilities on the consolidated balance sheets.

The Company has assessed the following: (i) whether any expired or existing contracts are or contains a lease, (ii) the lease classification for any expired or existing leases, and (iii) initial direct costs for any expired or existing leases (i.e. whether those costs qualify for capitalization under ASU 2016-02). The Company also elected the short-term lease exemption for certain classes of underlying assets including office space, warehouses and equipment, with a lease term of 12 months or less.

The Company determines whether an arrangement is or contain a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Company are currently classified as operating leases. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, current, and operating lease liability, non-current in the Company’s consolidated balance sheets. Please refer to Note 7 for the disclosures regarding the Company’s method of adoption of ASC 842 and the impacts of adoption on its financial position, results of operations and cash flows.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. The operating lease ROU assets and lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments. The operating lease ROU assets also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease. Renewal options are considered within the ROU assets and lease liabilities when it is reasonably certain that the Company will exercise that option. Lease expenses for lease payments are recognized on a straight-line basis over the lease term.

For operating leases with a term of one year or less, the Company has elected not to recognize a lease liability or ROU asset on its consolidated balance sheets. Instead, it recognizes the lease payments as expenses on a straight-line basis over the lease term. Short-term lease costs are immaterial to its consolidated statements of operations and cash flows. The Company has operating lease agreements with insignificant non-lease components and has elected the practical expedient to combine and account for lease and non-lease components as a single lease component.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and include the associated operating lease payments in the undiscounted future pre-tax cash flows. For the year ended March 31, 2025, 2024 and 2023, the Company did not have any impairment loss against its operating lease ROU assets.

F-11

Share-based Compensation

The Company applies ASC No. 718, “Compensation-Stock Compensation,” which requires that share-based payment transactions with employees and nonemployees upon adoption of ASU 2018-07, be measured based on the grant date fair value of the equity instrument and recognized as compensation expense over the requisite service period, with a corresponding addition to equity. Under this method, compensation cost related to employee share options or similar equity instruments is measured at the grant date based on the fair value of the award and is recognized over the period during which an employee is required to provide service in exchange for the award, which generally is the vesting period. In addition to requisite service period, the Company also evaluates the performance condition and market condition under ASC 718-10-20. For an award which contains both a performance and a market condition, and where both conditions must be satisfied for the award to vest, the market condition is incorporated into the fair value of the award, and that fair value is recognized over the employee’s requisite service period or nonemployee’s vesting period if it is probable the performance condition will be met. If the performance condition is ultimately not met, compensation cost related to the award should not be recognized (or should be reversed) because the vesting condition in the award has not been satisfied. The expense resulting from share-based payments is recorded in general and administrative expense in the consolidated statements of operations. Please refer to Note 10 for more information.

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivables and other current assets, amounts due from/(to) related parties, accrued liabilities, and other current liabilities, approximate their fair values because of the short maturity of these instruments and market rates of interest.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.

Level 2 —	Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 —	Unobservable inputs that are significant to the measurement of the fair value of the assets or liabilities that are supported by little or no market data.

The Company considers the carrying amount of its financial assets and liabilities, which consist primarily of cash and cash equivalent, accounts receivable, contract assets, current maturities of operating lease liabilities, accrued liabilities, contract liabilities, due to related parties, and current maturities of long-term bank borrowings approximate the fair value of the respective assets and liabilities as of March 31, 2025 and 2024 due to their short-term nature.

Revenue Recognition

The Company adopted the revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

F-12

The Company enters into agreements with clients that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have the agreements with its customers in writing, orally, or in accordance with other customary business practices. The Company recognizes revenue based on the consideration specified in the applicable agreement.

The contracts which the Company enters into with the clients are fixed price and provide for milestone billings based upon the attainment of specific project objectives to ensure the Company meets its contractual requirements. Additionally, contracts may include retentions or holdbacks paid at the end of a project to ensure that Company meets the contract requirements. However, since the customer does not have the option to purchase the warranty separately and there are no additional services to the customer during the retention period but to ensure all goods and services meet the criteria as specified in the contract, such warranty shall not be accounted for as a separate performance obligation. The Company historically incurs a very minimum cost during the retention period, the Company does not expect any significant liability to be incurred and no further provision made in the accounts. The Company does not assess whether a contract contains a significant financing component if the Company expects, at contract inception, that the period between payment by the customers and the transfer of promised services to the customers will be less than one year.

Design and Fit out Services

The Company identifies the delivery of design and fit out services to the customer to be the performance obligation in the contract. Since the Company has concluded that the promises to be delivered on the contract would be one single performance obligation, no allocation of the transaction price is required and expected. As a professional interior design and fit out service provider, the Company recognizes revenue based on the Company’s effort or inputs to the satisfaction of a performance obligation over time as work progresses because of the continuous transfer of control to the customer and the Company’s right to bill the customer as costs are incurred.

The Company’s contract with the customer has payment terms specified based upon certain conditions completed. The Company generally require an initial payment from the customer upon signing of the contract prior to the commencement of the project, which usually represents approximately 20% to 50% of the total contract sum. The Company issue invoices for interim payments at different stages of the project. The final invoice is generally issued shortly before or immediately after project completion. The Company’s customers are required to pay the Company at different billing stages over the contract period, as such, the Company believes the progress payments limit the Company’s exposure to credit risk and that the Company would be able to collect substantially all of the consideration gradually at different stages. The timing of the satisfaction of the Company’s performance obligations is based upon the cost-to-cost measure of progress method, which is generally different than the timing of unconditional right of payment and is based upon certain conditions completed as specified in the contract. The timing between the satisfaction of the Company’s performance obligations and the unconditional right of payment would contribute to contract assets and contract liabilities.

The Company uses the ratio of actual costs incurred to total estimated costs since costs incurred (an input method) represent a reasonable measure of progress towards the satisfaction of a performance in order to estimate the portion of revenue earned. This method faithfully depicts the transfer of value to the customer when the Company is satisfying a performance obligation that entails a number of interrelated tasks or activities for a combined output that requires the Company to coordinate the work of employees and subcontractors. Contract costs typically include direct labor, subcontract and consultant costs, materials and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period. Changes in estimates can routinely occur over the contract term for a variety of reasons including, changes in scope, unanticipated costs, delays or favorable or unfavorable progress than original expectations. When the outcome of the contract cannot be reasonably measured, revenue is recognized only to the extent of contract costs incurred that are expected to be recovered. In situations where the estimated costs to perform exceeds the consideration to be received, the Company accrues the entire estimated loss during the period the loss becomes known.

F-13

The Company’s contracts may contain variable consideration in the form of unpriced or pending change orders or claims that either increase or decrease the contract price. Variable consideration is generally estimated using the expected value method but may from time to time be estimated using the most likely amount method depending on the circumstance. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur or when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are based upon historical experience and known trends.

The Company recognizes claims against vendors, sub-consultants, subcontractors and others as a reduction in costs when the contract establishes enforceability, and the amounts of recovery are reasonably estimable and probable. Reduction in costs is recognized at the lesser of the amount management expects to recover or costs incurred.

As of March 31, 2025, the Company had transaction price allocated to remaining performance for design and fit out projects amounting to $382,497 which is expected to the satisfaction of a performance obligation within 12 months from March 31, 2025 using an input measure method.

Project Management Services

The Company provides project management services as part of its comprehensive architectural design offerings. The performance obligation is identified as the delivery of these project management services to the customer. Given that the promises to be delivered under the contract constitute a single performance obligation, no allocation of the transaction price is required. The Company has concluded that its performance obligation in providing project management services meets the criteria for recognition over time under ASC 606-10-25-27(a). This criterion is met when the customer simultaneously receives and consumes the benefits provided by the Company’s performance as it occurs. Revenue from project management services is recognized over time, evenly throughout the service period. The total contract price is determined at the inception of the contract and is allocated proportionally over the service period. This method ensures that revenue recognition reflects the continuous transfer of control of the services to the customer on a straight-line basis.

As of March 31, 2025, the Company had transaction price allocated to remaining performance for project management services projects amounting to nil.

Application Services

The Company provides application services as part of its comprehensive architectural design offerings. The performance obligation is identified as the approval acquired. Given that the promises to be delivered under the contract constitute a single performance obligation, no allocation of the transaction price is required. The Company has determined that its performance obligation in providing application services meets the criteria for recognition at a point time under ASC 606, as control is transferred to the customer upon application approval acquired.

As of March 31, 2025, the Company had transaction price allocated to remaining performance for project management services projects amounting to $99,999 which is expected to the satisfaction of a performance obligation within 12 months from March 31, 2025.

Design-only Services

The Company identifies the delivery of design-only services to the customer as the performance obligation in the contract. Since the promises under the contract constitute a single performance obligation, there is no requirement for an allocation of the transaction price. As a provider of professional architectural design services, the Company recognizes revenue based on the progress of its work over time, using an input method that reflects the continuous transfer of control to the customer and aligns with the Company’s right to bill as costs are incurred.

As of March 31, 2025, the Company had transaction price allocated to remaining performance for design-only services projects amounting to $2,096 which is expected to the satisfaction of a performance obligation within 12 months from March 31, 2025.

F-14

The Company’s key revenues streams are as below:

	For the years ended March 31,
	2025	2024	2023
Project Income
Design and fit-out	80,464	427,182	953,553
Application	39,883	44,873	49,191
Project Management	64,684	58,551	39,854
Design-only	16,976	-	56,627
Total	$202,007	$530,606	$1,099,225

Warranty

The Company generally provides limited warranties for work performed under its contracts. At the time a sale is recognized, the Company records estimated future warranty costs under ASC 460. Such estimated costs for warranties are estimated at completion and these warranties are not service warranties separately sold by the Company. Generally, the estimated claim rates of warranty are based on actual warranty experience or Company’s best estimate. There were no such reserves for the years ended March 31, 2025, 2024 and 2023 because the Company’s historical warranty expenses were immaterial to the Company’s audited consolidated financial statements. As such, there were no warranty reserves recorded as of March 31, 2025 and 2024.

Contract Assets and Contract Liabilities

Projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on consolidated balance sheets as “Contract assets”. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined.

Contract assets have billing term with unconditional right to be billed beyond one year are classified as non-current assets.

Contract liabilities on uncompleted contracts represent the amounts of cash collected from clients, billings to clients on contracts in advance of work performed and revenue recognized and provisions for losses. The majority of these amounts are expected to be earned within twelve months and are classified as current liabilities.

Advertising Expenses

Advertising expenses primarily include costs related to online marketing, promotional materials, industry publications, and participation in design exhibitions and trade shows. The Company recorded advertising expense of $20,558, $8,089 and $8,742 for the years ended March 31, 2025, 2024 and 2023, respectively.

Government Subsidies

Government subsidies primarily relate to non-recurring entitlements granted by the Hong Kong government pursuant to the Employment Support Scheme under the Anti-epidemic Fund. The Company recognizes government subsidies as other income when they are received because they are not subject to any past or future conditions. Government subsidies received and recognized as other income totaled $20,018, nil and $12,247 for the years ended March 31, 2025, 2024 and 2023, respectively.

Cost of Revenue

The Company’s cost of revenue is primarily comprised of the material, subcontracting labor and overhead costs. These costs are expenses as incurred.

F-15

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

The Company believes there were no uncertain tax positions as of March 31, 2025, 2024 and 2023, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. The Company is not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of foreign currency translation adjustments resulting from the Company translating its consolidated financial statements from functional currency into reporting currency.

Earnings/(Net Loss) Per Share

The Company computes earnings/(net loss) per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares, using the treasury stock method. Potentially dilutive securities include stock options, warrants, and convertible instruments. As of March 31, 2025, 2024 and 2023, there were no dilutive shares.

Segment Reporting

The Company operates as one segment, in which management uses one measure of profitability, and the Company’s assets are mainly located in Hong Kong. The Company does not operate separate lines of business or separate business entities with respect to any of its product candidates. Accordingly, the Company does not have separately reportable segments.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

F-16

Commitments and Contingencies

The Company accounts for contingencies in accordance with ASC 450-20, Contingencies — Loss Contingencies. In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Significant Risks

Currency Risk

The Group’s operating activities are transacted in HK$. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. The Group considers the foreign exchange risk in relation to transactions denominated in HK$ with respect to US$ is not significant as HK$ is pegged to US$.

Concentration and Credit Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and cash equivalents and accounts receivable. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. The Company deposits its cash and cash equivalents with financial institutions located in Hong Kong. As of March 31, 2025 and 2024, $31,950 and $268,160 were deposited with financial institutions located in Hong Kong. The Deposit Protection Scheme introduced by the Hong Kong Government insured each depositor at one bank for a maximum amount of US$64,267 (HK$500,000). Otherwise, these balances are not covered by insurance. The Company believes that no significant credit risk exists as these financial institutions have high credit quality and the Company has not incurred any losses related to such deposits.

For the years ended March 31, 2025, 2024 and 2023, the Company’s assets were mainly located in Hong Kong and all of the Company’s revenue were derived from Hong Kong. For the year ended March 31, 2025, two customers accounted for approximately 20% and 17% of the Company’s total revenue. For the year ended March 31, 2024, three customers accounted for approximately 24%, 15% and 11% of the Company’s total revenue. For the year ended March 31, 2023, three customers accounted for approximately 18%, 15% and 11% of the Company’s total revenue.

For the year ended March 31, 2025, one subcontractor accounted for approximately 54% of the Company’s total purchases. For the year ended March 31, 2024, one subcontractor accounted for approximately 46% of the Company’s total purchases. For the year ended March 31, 2023, three subcontractors accounted for 27%, 26% and 11% of the Company’s total purchases.

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposit and floating rate borrowings, and the risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage the interest risk exposure.

F-17

Subsequent event

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the consolidated financial statements are available to be issued. Material subsequent events that required recognition or additional disclosure in the audited consolidated financial statements are presented.

Recently issued accounting pronouncements

Recently issued accounting pronouncements not yet adopted

In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses (Subtopic 220-40). The ASU requires the disaggregated disclosure of specific expense categories, including purchases of inventory, employee compensation, depreciation, and amortization, within relevant income statement captions. This ASU also requires disclosure of the total amount of selling expenses along with the definition of selling expenses. The ASU is effective for annual periods beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Adoption of this ASU can either be applied prospectively to consolidated financial statements issued for reporting periods after the effective date of this ASU or retrospectively to any or all prior periods presented in the consolidated financial statements. Early adoption is also permitted. This ASU will likely result in the required additional disclosures being included in our consolidated financial statements once adopted. We are currently evaluating the provisions of this ASU.

In November 2024, the FASB issued ASU No. 2024-04, Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments, which clarifies the requirements related to accounting for the settlement of a debt instrument as an induced conversion. The amendments in this update are effective for annual reporting periods beginning after December 15, 2025, including interim periods within those fiscal years. Early adoption is permitted. We are currently evaluating the impact of this guidance on our consolidated financial statements.

Recently adopted accounting pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. We adopted this ASU retrospectively on December 31, 2024. Refer to Note 12, Segment Reporting and Information about Geographic Areas for the inclusion of the new required disclosures.

NOTE 3. ACCOUNT RECEIVABLES, NET

Accounts receivable, net consisted of the following at March 31, 2025 and 2024:

	March 31, 2025	March 31, 2024
Accounts receivable	$25,213	-
Less: allowance for doubtful accounts	(17,733)	-
Accounts receivable, net	$7,480	$-

The movement of allowance for doubtful accounts are as follows:

	March 31, 2025	March 31, 2024
Beginning balance	$-	-
Addition	17,708	-
Exchange difference	(25)	-
Ending balance	$17,733	-

F-18

NOTE 4. CONTRACT ASSETS/(LIABILITIES)

Projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on the Company’s balance sheets as “Contract assets”. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined. Contract assets that have billing terms with unconditional rights to be billed beyond one year are classified as non-current assets.

Contract assets consisted of the following at March 31, 2025 and 2024:

	March 31, 2025	March 31, 2024
Revenue recognized to date	$54,113	$85,469
Less: progress billings to date	(45,659)	(40,011)
Exchange difference	12	(3)
Contract assets	$8,466	$45,455
Contract assets, current	$8,466	$45,455

 Contract liabilities consisted of the following at March 31, 2025 and 2024:

	March 31, 2025	March 31, 2024
Billings in advance of performance obligation under contracts	$131,564	$101,718

Contract liabilities related to contracts are balances due to customers under contracts. These arise if a particular milestone payment exceeds the revenue recognized to date under the cost-to-cost method.

The movement in contract liabilities is as follows:

	March 31, 2025	March 31, 2024
Beginning Balance	$101,718	$62,779
Decrease in contract liabilities as a result of recognizing revenue during the period was included in the contract liabilities at the beginning of the period	(47,095)	(52,755)
Increase in contract liabilities as a result of billings in advance of performance obligation under contracts	76,343	91,499
Exchange difference	598	195
Ending Balance	$131,564	$101,718

NOTE 5. RELATED PARTIES TRANSACTIONS

As of March 31, 2025 and 2024, the Company had amounts due to related parties of $48,462 and nil, respectively. This amount includes consulting fees payable to the Directors, project expenses, office administration and general expenses paid by the Director on behalf of the Company. The amounts due are non-interest bearing, unsecured and have no fixed repayment terms.

On April 2, 2024, the Company entered a $600,000 bridge loan agreement with Precursor Capital Limited (“Precursor”). The loan bears interest at an annual rate of 12% and is intended exclusively to cover the expenses related to the proposed listing, convertible into 600,000 ordinary shares at a conversion price of $1 per share upon the election of conversion. On September 12, 2024, the loan was converted at the conversion price of $1 per share and 600,000 ordinary shares were issued to Precursor Capital Limited. Simultaneously, the accrued interest of $32,153 was forgiven. For the year ended March 31, 2025, the total amount of offering costs and other general and administrative expenses incurred amounted to $520,547 which will be paid through the loan proceeds. The remaining balance of $79,453, which was not utilized for expenses, will be either paid in cash by Precursor to the Company or otherwise transferred in accordance with the terms of the agreement.

F-19

NOTE 6. LOAN PAYABLE

On October 5, 2023, the Company borrowed a 10-years term loan of $475,434 (HK$3,697,002) as working capital at an annual interest rate of Hong Kong Prime Lending Rate minus 2.25% per annum under the loan agreement with HSBC (Hong Kong) signed on October 13, 2023. Repayments are to be made on a monthly basis throughout the term of the loan. The loan was under the SME Financing Guarantee Scheme (“Scheme”), the Scheme was launched on January 1, 2011 by The Hong Kong Mortgage Corporation Limited (“HKMC”), to ease the cash flow problems of Enterprises adversely affected by the outbreak of COVID-19, a Special 100% Loan Guarantee would be introduced under the Scheme. The loans under the Special 100% Loan Guarantee are fully guaranteed by the Hong Kong Government at a concessionary low-interest rate.

On January 2, 2025, due to a general decline in the market lending rate, the applicable annual interest rate was automatically adjusted by the lender from 3.125% to 3.000% pursuant to the original loan agreement. As of March 31, 2025, a principal payment of $15,000 had been made, reducing the outstanding loan balance to $473,566.

Bank borrowings are as follows as of March 31, 2025 and 2024:

	Interest rate	March 31, 2025	March 31, 2024
HSBC (Hong Kong) – 100% Guarantee Loan	3.000%	$473,566	$472,477

Less: current portion of long-term bank borrowings		(378)	(18,645)
Non-current portion of long-term bank borrowings		$473,188	$453,832

Interest expense pertaining to the above bank borrowings for the years ended March 31, 2025, 2024 and 2023 amounted to $16,298, $7,137 and nil, respectively.

Maturities of the loan payable were as follows:

Year ended March 31, 2025
2026	$21,971
2027	47,317
Thereafter	403,900
Total loan payables	$473,188

NOTE 7. LEASE

The Company leases office space in Hong Kong under a non-cancelable operating lease agreement executed on June 26, 2023, with a term ending August 15, 2025. In April 2024, the Company entered into two additional non-cancelable operating lease agreements for office spaces located in Rolling Hills Estates, California. The first lease commenced on April 10, 2024, and will expire on November 30, 2025. The second lease began on April 22, 2024, and will terminate on April 30, 2025. In November 2024, the Company entered into another lease for office space in Rolling Hills Estates, which commenced on November 11, 2024, and will expire on December 31, 2025.

F-20

The balances for the operating leases where the Company is the lessee are presented within the balance sheets as follows:

	As of	As of
	March 31, 2025	March 31, 2024
Operating leases:
Operating lease right-of-use assets	$37,999	$32,535

Operating lease liabilities, current	$38,109	$23,097
Operating lease liabilities, noncurrent	-	9,813
Total operating lease liabilities	$38,109	$32,910

Weighted average remaining lease term (in years)	0.43	1.42
Weighted average discount rate (%)	3.63%	3.63%

The components of lease expenses for the years ended March 31, 2025, 2024 and 2023 were as follows:

	For the years ended March 31,
	2025	2024	2023
Operating lease cost	$73,351	$23,468	$23,013
Cost of other leases with period less than one year and variable lease costs	6,664	-	-

	$80,015	$23,468	$23,013

Supplemental cash flow information related to leases for the years ended March 31, 2025, 2024 and 2023 were as follows:

	For the years ended March 31,
Cash paid for amounts included in the measurement of lease liabilities:	2025	2024	2023
Operating cash flows from operating leases	$80,015	$23,468	$23,013
Supplemental noncash information:
Right-of-use assets obtained in exchange for lease obligation:	$63,352	$45,680	$31,689

As of March 31, 2025, the maturities of operating lease liabilities (excluding short-term lease) are as follows:

For the year ending March 31,	Operating Lease
2025	$38,566
Total lease payments	38,566
Less: Imputed interest	(457)
Present value of lease liabilities	$38,109
Less: current portion	(38,109)

F-21

As of March 31, 2024, the maturities of operating lease liabilities (excluding short-term lease) are as follows:

For the year ending March 31,	Operating Lease
2025	$23,926
2026	9,880
Total lease payments	33,806
Less: Imputed interest	(896)
Present value of lease liabilities	$32,910
Less: current portion	(23,097)
Lease obligations, noncurrent	$9,813

NOTE 8. SHAREHOLDER’ EQUITY

Ordinary shares

In July 2024, Wong Li Hsien, OFA HK’s previous shareholder, sold 17,500 ordinary shares of OFA HK to FNHK Inc. and 32,500 shares to R-Opus Inc., while Chong Wai Wong, OFA HK’s previous shareholder, sold 17,500 ordinary shares of OFA HK to CP COWORK LIMITED and 32,500 shares to R-Opus Inc. Following the completion of the transactions, FNHK Inc., R-Opus Inc. and CP COWORK LIMITED become the new shareholders of OFA HK.

In August 2024, OFA Group was incorporated in the Cayman Islands and became the holding company pursuant to the Reorganization described in Note 1. In connection with the Reorganization, 50,000,000 authorized shares of OFA were designated as ordinary shares. Each ordinary share has $0.001 par value and is entitled to one vote. Upon the Reorganization, on August 24, 2024, OFA issued an aggregate of 7,711,111 ordinary shares to shareholders of OFA HK in exchange for respective equity interests that they held in OFA HK immediately before the Reorganization. Share data have been retrospectively restated to give effect to the reorganization that is discussed in Note 1.

On April 2 2024, the Company entered a $600,000 bridge loan agreement with Precursor Capital Limited (“Precursor”) to finance expenses related to the proposed listing. The loan bears interest at an annual rate of 12% and was convertible into 600,000 ordinary shares at a conversion price of $1 per share upon the election of conversion. On September 12, 2024, Precursor elected to convert the full outstanding principal of $600,000, and 600,000 ordinary shares were issued. For the year ended March 31, 2025, the total amount of offering costs and other general and administrative expenses incurred amounted to $520,547 which will be paid through the loan proceeds. The remaining balance of $79,453, which was not utilized for expenses, will be either paid in cash by Precursor to the Company or otherwise transferred in accordance with the terms of the agreement.

On March 25, 2024, the Company also entered into agreements with certain consultants and advisors for services provided in connection with the Company’s initial public offering. Under the terms of these agreements, on September 25, 2024, the Company issued an aggregate of 1,300,000 ordinary shares as consideration for advisory and consulting services rendered. The fair value of these ordinary shares was determined to be $0.066 per share, as valued by an independent third party using the income approach. Based on this fair value, the total share-based compensation recognized amounted to $85,800. Please refer to Note 10 for more information.

The Company is authorized to issue 50,000,000 shares of ordinary shares, $0.001 par value. As of March 31, 2025 and 2024, the Company had issued and outstanding ordinary shares of 9,611,111 and 7,711,111, respectively. The ordinary shares were held in book entry form.

F-22

NOTE 9. INCOME TAXES

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends by the Company in the Cayman Islands to its shareholders, no Cayman Islands withholding tax will be imposed.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. With effect from the year of assessment of 2018/2019, Hong Kong profit tax rates are 8.25% on assessable profits up to $ 256,082 (HK$2,000,000), and 16.5% on any part of assessable profits over $ 256,082 (HK$2,000,000). No income tax expense was recognized for the year as the Company maintained a full valuation allowance against its deferred tax assets. Accordingly, there was no current income tax expense incurred in Hong Kong due to the valuation allowance.

The Company did not recognize a provision for income taxes for the years ended March 31, 2025, 2024 and 2023.

The Company measures deferred tax assets and liabilities based on the difference between the audited consolidated financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax asset and liability are as follows as of March 31, 2025 and 2024:

Deferred tax assets:	As of March 31,2025	As of March 31,2024

Net operating loss carryforwards	$95,049	$50,792
Total deferred tax assets	95,049	50,792
Less: valuation allowance	(95,049)	(50,792)
Deferred tax assets, net	$-	$-

There was no income tax payable as of March 31, 2025 and 2024.

As of March 31, 2025, the Company had accumulated net operating loss carryforwards with an indefinite carry-forward period of approximately $1,152,110.

The following table reconciles Hong Kong statutory rates to the Company’s effective tax:

	For the years ended March 31,
	2025	2024	2023
Profit (loss) before income taxes	$(714,680)	$(93,197)	$174,268
Hong Kong Profits Tax rate	8.25%	8.25%	16.50%
Income taxes computed at Hong Kong Profits Tax rate	(58,961)	(7,689)	28,754
Reconciling items:
Tax effect of income that is not taxable*	-	-	(2,021)
Change in valuation allowance	58,961	7,689	(5,688)
Effect of two-tier tax rate	-	-	(21,046)
Income tax expense	$-	$-	$-

*	Income that is not taxable mainly consisted of the government subsidies which are non-taxable under Hong Kong income tax law.

F-23

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of March 31, 2025 and 2024, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income taxes for the years ended March 31, 2025, 2024 and 2023. The Company also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from March 31, 2025.

NOTE 10. SHARE-BASED COMPENSATION

On September 25, 2024, the Company issued 1,300,000 ordinary shares for professional services provided for the initial public offering. The total fair value of the shares issued was $85,800, based on a fair value of $0.066 per share as determined by an independent third party. The following table summarizes the key assumptions used to determine the fair value of the awards:

For the year ended March 31,
2025
Fair value per share	0.066
Discount rate (after tax)	15%
Discount for lack of marketability (“DLOM”)	28%

NOTE 11. COMMITMENTS AND CONTINGENCIES

Commitments

As of March 31, 2025, the Company did not have any significant capital and other commitments.

Contingencies

The Company is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matters will have a material adverse effect on its financial position, cash flows or results of operations on an individual basis or in the aggregate. As of March 31, 2025 and 2024, the Company is not a party to any material legal or administrative proceedings.

NOTE 12. SEGMENT INFORMATION

In accordance with ASC 280-10, Segment Reporting: Overall, the CODM reviews the consolidated results of operations when making decisions about allocating resources and assessing performance of the Company as a whole; hence, the Company has only one operating segment.

The Company’s segment profit or loss is measured using gross profit, which is the primary performance metric utilized by management to evaluate the financial results and to make decisions regarding resource allocation. Although gross profit is reviewed by management for operational analysis, operating income (loss) is the primary measure used by the Company’s chief operating decision maker (CODM) for segment performance assessment and resource allocation. The Company concluded that the CODM is Mr. Li Hsien “Larry” Wong, CEO.

	As of March 31, and for the years ended March 31,
Item	2025	2024	2023
Revenue	$202,007	$530,606	$1,099,225
Cost of revenue	113,376	355,664	750,740
Gross profit	88,631	174,942	348,485
Operating expenses	775,846	262,281	186,500
Segment operating income (loss)	(687,215)	(87,339)	161,985
Segment other income (expense)	(27,465)	(5,858)	12,283
Segment assets	367,927	353,920	181,415

F-24

NOTE 13. SUBSEQUENT EVENTS

Initial Public Offering

On May 22, 2025, the Company consummated its initial public offering (“IPO”) of 3,750,000 ordinary shares, par value $0.001 per share, at a public offering price of $4.00 per share, generating gross proceeds to the Company of $15 million before deducting underwriting discounts and offering expenses. The Company’s Registration Statement on Form F-1 (File No. 333-285103) for the IPO, originally filed with the U.S. Securities and Exchange Commission on February 21, 2025, as amended, was declared effective by the Commission on May 15, 2025.

Acquisition of Subsidiaries

On June 27, 2025, the Company entered into non-binding agreements to acquire 60% of the equity interest in RateDNA Inc., Aspire Homes Realty Inc., and Neekee Inc. (together, the “Target Companies”).

Aspire Homes Realty Inc., formerly known as Sala Homes & Associates Inc., was incorporated under the laws of the State of California, United States. The Company is primarily engaged in providing residential and commercial real estate brokerage services, including property sales, leasing, and advisory services to clients in the San Jose metropolitan area and surrounding regions.

RateDNA Inc. is a direct private money lender based in the San Francisco Bay Area, primarily focused on providing fast-turnaround financing solutions for 1-to-4 unit residential properties. The company specializes in customized loan structures and aims to fund transactions within one week to meet urgent capital needs.

Neekee Inc. is a property management and real estate services company based in San Jose, California. It provides a range of services to homeowners and real estate investors, including leasing support, maintenance coordination, and tenant management solutions.

Upon completion of the transactions, the Company will obtain significant control over the Target Companies, and as a result, expects to consolidate their financial results in its consolidated financial statements in accordance with U.S. GAAP.

F-25

23,000,000 ordinary shares

OFA Group

PROSPECTUS

[●], 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association, which will become effective upon or before completion of this offering, provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Pursuant to our offer letters to directors and employment agreements with executive officers, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following ordinary shares. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of ordinary shares.

On August 27, 2024, we issued 1 ordinary share to Ogier Global Subscriber (Cayman) Limited as subscriber share. On August 28, 2024, such subscriber share was transferred to FNHK Inc.

On August 29, 2024, we issued an aggregate of 7,711,110 ordinary shares as consideration for acquiring the entire issued share capital of Office For Fine Architecture Limited from its 3 shareholders, namely FNHK Inc., CP COWORK LIMITED and R-Opus Inc, among which (i) 1,649,444 ordinary shares were issued and allotted to FNHK Inc.; (ii) 1,649,444 ordinary shares were issued and allotted to CP COWORK LIMITED; and (iii) 4,412,222 ordinary shares were issued and allotted to R-Opus Inc (the “Share Swap”). Immediately after completion of the Share Swap, our Company was owned by FNHK Inc. holding 1,649,445 ordinary shares, CP COWORK LIMITED holding 1,649,444 ordinary shares and R-Opus Inc holding 4,412,222.

II-1

In March 2024, our operating subsidiary entered into agreements with certain consultants and advisors for services provided in connection with the Company’s initial public offering. Additionally, our operating subsidiary secured a $600,000 bridge loan from Precursor Capital Limited, convertible into 600,000 ordinary shares at a conversion price of $1 per share upon the election of conversion. Under the terms of these agreements, on September 25, 2024, the Company issued an aggregate of 1,900,000 ordinary shares as consideration for advisory and consulting services rendered and the bridge loan conversion.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

a) Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our consolidated financial statements or the notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-2

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rolling Hills, California, on August 14, 2025.

OFA Group

By:	/s/ Li Hsien Wong
Name:	Li Hsien Wong
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Li Hsien Wong and Wai Wong Chong and each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this registration statement on Form F-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Li Hsien Wong	Chief Executive Officer, Director	August 14, 2025
Li Hsien Wong	(principal executive officer)

/s/ Ernest Yeung	Chief Financial Officer	August 14, 2025
Ernest Yeung	(principal financial and accounting officer)

/s/ Wai Wong Chong	Chief Technology Officer, Director	August 14, 2025
Wai Wong Chong

/s/ Thomas Gaffney	Chief Operating Officer	August 14, 2025
Thomas Gaffney

/s/ John Chiang	Director	August 14, 2025
John Chiang

/s/ Andrew Scott	Director	August 14, 2025
Andrew Scott

/s/ Won Ping Cheng	Director	August 14, 2025
Won Ping Cheng

II-4

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of OFA Group, has signed this registration statement or amendment thereto in Rolling Hills, California on August 14, 2025.

By:	/s/ Thomas Gaffney
Name:	Thomas Gaffney
Title:	Chief Operating Officer

II-5

OFA GROUP

EXHIBIT INDEX

Exhibit Number	Description of Document
3.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 of the Company’s Form 6-K, filed with the SEC on May 23, 2025)
4.1	Company’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.1 of the Company’s Form F-1/A4 (File No. 333-285103), filed with the SEC on April 11, 2025)
5.1**	Opinion of Ogier regarding the validity of the ordinary shares being registered
8.1**	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2*	Opinion of Ellenoff Grossman & Schole LLP regarding certain U.S. tax matters
10.1	Purchase Agreement, between OFA Group and Atsion Opportunity Fund LLC – Series 1, dated July 14, 2025 (incorporated by reference to Exhibit 99.1 of the Company’s Form 6-K, filed with the SEC on July 22, 2025)
10.2	Registration Rights Agreement, between OFA Group and Atsion Opportunity Fund LLC – Series 1, dated July 14, 2025 (incorporated by reference to Exhibit 99.1 of the Company’s Form 6-K, filed with the SEC on July 22, 2025)
10.3	Form of Director Offer Letter (incorporated by reference to Exhibit 10.5 of the Company’s Form F-1/A4 (File No. 333-285103), filed with the SEC on April 11, 2025)
10.4	Form of Executive Officer Offer Letter (incorporated by reference to Exhibit 10.6 of the Company’s Form F-1/A4 (File No. 333-285103), filed with the SEC on April 11, 2025)
10.5	Co-Development Agreement, dated August 30, 2024, by and between OFA Group and Alan to AI Consultancy Co., Limited (incorporated by reference to Exhibit 10.7 of the Company’s Form F-1/A4 (File No. 333-285103), filed with the SEC on April 11, 2025)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 8.1 of the Company’s Annual Report on Form 20-F, filed with the SEC on July 31, 2025)
23.1*	Consent of M&K CPAS, PLLC
23.2**	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of David Fong & Co. (included in Exhibit 99.5)
23.4*	Consent of Beijing Yingke Law Firm Shenzhen Office (included in Exhibit 99.6)
23.4*	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 8.2)
24.1*	Powers of Attorney (included on signature page to Registration Statement on Form F-1)
99.1	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 99.1 of the Company’s Form F-1/A4 (File No. 333-285103), filed with the SEC on April 11, 2025)
99.2	Audit Committee Charter (incorporated by reference to Exhibit 99.5 of the Company’s Form F-1/A4 (File No. 333-285103), filed with the SEC on April 11, 2025)
99.3	Compensation Committee Charter (incorporated by reference to Exhibit 99.6 of the Company’s Form F-1/A4 (File No. 333-285103), filed with the SEC on April 11, 2025)
99.4	Nominating and Corporate Governance Committee Charter (incorporated by reference to Exhibit 99.7 of the Company’s Form F-1/A4 (File No. 333-285103), filed with the SEC on April 11, 2025)
99.5*	Opinion of David Fong & Co. regarding Hong Kong legal matters
99.6*	Opinion of Beijing Yingke Law Firm Shenzhen Office regarding certain PRC law matters
99.7	Policy Related to Recovery of Erroneously Awarded Compensation (incorporated by reference to Exhibit 97.1 of the Company’s Form 20-F, filed with the SEC on July 31, 2025)
107*	Filing Fee Table

* Filed herewith.

** To be filed by an amendment.

II-6